NOMURA ASSET ACCEPTANCE CORPORATION,

Depositor

NOMURA CREDIT & CAPITAL, INC.,

Sponsor

GMAC MORTGAGE CORPORATION

a Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION

a Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2006

NOMURA ASSET ACCEPTANCE CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AF2

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II
CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of GMACM, Wells Fargo and the Sponsor.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Issuance of the REMIC IA Regular Interests, REMIC IIA Regular Interests and REMIC IIIA Regular Interests.
Section 2.07	Conveyance of the REMIC IA Regular Interests, REMIC IIA Regular Interests, the REMIC IIIA Regular Interests and REMIC IIIB Regular Interests.
Section 2.08	Issuance of Class I-R Certificates, the Class R Certificates and the Class V-R Certificates.
Section 2.09	Establishment of Trust.
Section 2.10	Purpose and Powers of the Trust.

ARTICLE III
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS
Section 3.01	GMACM and Wells Fargo to act as Servicer of the related Mortgage Loans.
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers.
Section 3.04	Documents, Records and Funds in Possession of the Servicers To Be Held for Trustee.
Section 3.05	Maintenance of Hazard Insurance.
Section 3.06	Presentment of Claims and Collection of Proceeds.
Section 3.07	Maintenance of Insurance Policies.
Section 3.08	Reserved.
Section 3.09	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.10	Servicing Compensation.
Section 3.11	REO Property.
Section 3.12	Liquidation Reports.
Section 3.13	Annual Statement as to Compliance.
Section 3.14	Assessments of Compliance and Attestation Reports.
Section 3.15	Books and Records.
Section 3.16	The Trustee.
Section 3.17	REMIC-Related Covenants.
Section 3.18	Annual Sarbanes-Oxley Certification; Additional Information.
Section 3.19	Release of Mortgage Files.
Section 3.20	Documents, Records and Funds in Possession of the Servicers to be held for Trustee.
Section 3.21	Possession of Certain Insurance Policies and Documents.
Section 3.22	[Reserved].
Section 3.23	[Reserved].
Section 3.24	Optional Purchase of Certain Mortgage Loans.
Section 3.25	Obligations of the Servicers Under Credit Risk Management Agreement.
Section 3.26	Collection of Mortgage Loan Payments; Custodial Accounts.
Section 3.27	Permitted Withdrawals From the Custodial Accounts.
Section 3.28	Reports to Master Servicer.
Section 3.29	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.
Section 3.30	Adjustments to Mortgage Rate and Scheduled Payment.
Section 3.31	Distribution Account.
Section 3.32	Permitted Withdrawals and Transfers from the Distribution Account.
Section 3.33	Duties of the Credit Risk Manager; Termination.
Section 3.34	Limitation Upon Liability of the Credit Risk Manager.

ARTICLE IV
ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS
Section 4.01	The Master Servicer.
Section 4.02	Monitoring of Servicers.
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 4.07	Standard Hazard Insurance and Flood Insurance Policies.
Section 4.08	Presentment of Claims and Collection of Proceeds.
Section 4.09	Maintenance of the Primary Mortgage Insurance Policies.
Section 4.10	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 4.11	Realization Upon Defaulted Loans.
Section 4.12	Compensation for the Master Servicer.
Section 4.13	REO Property.
Section 4.14	Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

ARTICLE V
ADVANCES AND DISTRIBUTIONS
Section 5.01	Advances; Advance Facility.
Section 5.02	Compensating Interest Payments.
Section 5.03	REMIC Distributions.
Section 5.04	Distributions on the Group I Certificates.
Section 5.05	Distributions on the Group II-IV Certificates.
Section 5.06	Distributions on the Group V Certificates.
Section 5.07	Allocation of Realized Losses on the Group I Mortgage Loans.
Section 5.08	Allocation of Realized Losses on Group II-IV Mortgage Loans.
Section 5.09	Allocation of Realized Losses on the Group V Mortgage Loans.
Section 5.10	Monthly Statements to Certificateholders.
Section 5.11	REMIC Designations and REMIC Allocations.
Section 5.12	Prepayment Charges.
Section 5.13	Class I-P Certificate Account, the Class P Certificate Account and the Class V-P Certificate Account.
Section 5.14	Net WAC Reserve Fund.
Section 5.15	Basis Risk Shortfall Reserve Fund.
Section 5.16	Supplemental Interest Trust.
Section 5.17	Tax Treatment of Swap Payments and Swap Termination Payments.
Section 5.18	Reports Filed with Securities and Exchange Commission.

ARTICLE VI
THE CERTIFICATES
Section 6.01	The Certificates.
Section 6.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 6.04	Persons Deemed Owners.
Section 6.05	Access to List of Certificateholders’ Names and Addresses.
Section 6.06	Book-Entry Certificates.
Section 6.07	Notices to Depository.
Section 6.08	Definitive Certificates.
Section 6.09	Maintenance of Office or Agency.

ARTICLE VII
THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER
Section 7.01	Liabilities of the Depositor, the Servicers and the Master Servicer.
Section 7.02	Merger or Consolidation of the Depositor, the Servicers or the Master Servicer.
Section 7.03	Indemnification of the Depositor and Servicing Function Participants.
Section 7.04	Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.
Section 7.05	Servicers Not to Resign.
Section 7.06	Termination of the Servicer Without Cause; Appointment of Special Servicer.
Section 7.07	Limitation on Resignation of the Master Servicer.
Section 7.08	Assignment of Master Servicing.
Section 7.09	Rights of the Depositor in Respect of the Servicer and the Master Servicer.

ARTICLE VIII
DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER
Section 8.01	Events of Default.
Section 8.02	Master Servicer or Trustee to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders.
Section 8.04	Waiver of Servicer Defaults and Master Servicer Defaults.

ARTICLE IX
CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR
Section 9.01	Duties of Trustee and Securities Administrator.
Section 9.02	Certain Matters Affecting the Trustee and Securities Administrator.
Section 9.03	Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Fees and Expenses of Trustee and Securities Administrator.
Section 9.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 9.07	Resignation and Removal of Trustee and Securities Administrator.
Section 9.08	Successor Trustee or Securities Administrator.
Section 9.09	Merger or Consolidation of Trustee or Securities Administrator.
Section 9.10	Appointment of Co-Trustee or Separate Trustee.
Section 9.11	Appointment of Office or Agency.
Section 9.12	Representations and Warranties.
Section 9.13	Tax Matters.

ARTICLE X
TERMINATION
Section 10.01	Termination Upon Liquidation or Repurchase of all Mortgage Loans.
Section 10.02	Final Distribution on the Certificates.
Section 10.03	Additional Termination Requirements.

ARTICLE XI
MISCELLANEOUS PROVISIONS
Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	Governing Law.
Section 11.04	Intention of Parties.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Assignment.
Section 11.08	Limitation on Rights of Certificateholders.
Section 11.09	Certificates Nonassessable and Fully Paid.
Section 11.10	Intention of the Parties and Interpretation.
Section 11.11	Early Termination of the Cap Contract.
Section 11.12	Early Termination of Swap Agreement.

EXHIBITS

Exhibit A-1	Form of Class [I]-A-[1][2][3][4][5][6] Certificates
Exhibit A-2	Form of Class [II][III][IV]-A-[1][2] Certificates
Exhibit A-3	Form of Class V-A-[1][2] Certificates
Exhibit A-4	Form of Class I-M-[1][2][3] Certificates
Exhibit A-5	Form of Class C-B-[1][2][3][4][5][6] Certificates
Exhibit A-6	Form of Class V-M-[1][2][3][4][5] Certificates
Exhibit A-7	Form of Class I-P Certificates
Exhibit A-8	Form of Class P Certificates
Exhibit A-9	Form of Class V-P Certificates
Exhibit A-10	Form of Class [I-R][V-R][R] Certificates
Exhibit A-11	Form of Class [I][V]-X Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Mortgage Loan Purchase Agreement
Exhibit D	Form of Transfer Affidavit
Exhibit E	Form of Transferor Certificate
Exhibit F	Form of Investment Letter (Non-Rule 144A)
Exhibit G	Form of Rule 144A Investment Letter
Exhibit H	Form of Additional Disclosure Notification
Exhibit I	DTC Letter of Representations
Exhibit J	Schedule of Mortgage Loans with Lost Notes
Exhibit K	Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.7 Revised
Exhibit L	Relevant Servicing Criteria
Exhibit M	Form of Back-Up Certification
Exhibit N	Reporting Responsibility
Exhibit O	Cap Agreement
Exhibit P	Interest Rate Swap Agreement
Exhibit Q	Assignment, Assumption and Recognition Agreement
Exhibit R	Prepayment Charge Schedule
Exhibit X-1	Form of Schedule of Default Loan Data
Exhibit X-2	Standard File Layout - Delinquency Reporting
Exhibit X-3	Form of Schedule of Realized Losses/Gains

POOLING AND SERVICING AGREEMENT, dated as of July 1, 2006, among NOMURA ASSET ACCEPTANCE CORPORATION, a Delaware corporation, as depositor (the “Depositor”), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the “Sponsor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as a servicer (a “Servicer” or “Wells Fargo”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), GMAC MORTGAGE CORPORATION, a Pennsylvania corporation, as a servicer (a “Servicer” or “GMACM”) and HSBC BANK, USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC IA

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans and certain other related assets as set forth in the definition of REMIC IA (and exclusive of the Cap Contract and the Net WAC Reserve Fund) subject to this Agreement as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IA”. The Class R-1A Interest will represent the sole class of “residual interests” in REMIC IA for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC IA Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC IA Regular Interests. None of the REMIC IA Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC IB Pass-Through Rate	Assumed Final Maturity Date(1)
LTI-AA	$356,770,133.01	Variable(2)	July 25, 2036
LTI-IA1	$ 1,588,460.00	Variable(2)	July 25, 2036
LTI-IA2	$ 237,230.00	Variable(2)	July 25, 2036
LTI-IA3	$ 463,380.00	Variable(2)	July 25, 2036
LTI-IA4	$ 512,170.00	Variable(2)	July 25, 2036
LTI-IA5	$ 273,490.00	Variable(2)	July 25, 2036
LTI-IA6	$ 280,000.00	Variable(2)	July 25, 2036
LTI-IM1	$ 101,930.00	Variable(2)	July 25, 2036
LTI-IM2	$ 85,550.00	Variable(2)	July 25, 2036
LTI-IM3	$ 70,980.00	Variable(2)	July 25, 2036
LTI-IZZ	$ 3,667,833.12	Variable(2)	July 25, 2036
LTI-IP	$ 100.00	N/A	July 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group I Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC IA Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC IA Pass-Through Rate” herein.

REMIC IB

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC IA Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IB”. The Class R-1B Interest will represent the sole class of “residual interests” in REMIC IB for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC IB created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Maturity Date(1)
Class I-A-1	$ 158,846,000.00	Class I-A-1A Pass-Through Rate	July 25, 2036
Class I-A-2	$ 23,723,000.00	Class I-A-2 Pass-Through Rate	July 25, 2036
Class I-A-3	$ 46,338,000.00	Class I-A-3 Pass-Through Rate	July 25, 2036
Class I-A-4	$ 51,217,000.00	Class I-A-4 Pass-Through Rate	July 25, 2036
Class I-A-5	$ 27,349,000.00	Class I-A-5 Pass-Through Rate	July 25, 2036
Class I-A-6	$ 28,000,000.00	Class I-A-6 Pass-Through Rate	July 25, 2036
Class I-M-1	$ 10,193,000.00	Class I-M-1 Pass-Through Rate	July 25, 2036
Class I-M-2	$ 8,555,000.00	Class I-M-2 Pass-Through Rate	July 25, 2036
Class I-M-3	$ 7,098,000.00	Class I-M-3 Pass-Through Rate	July 25, 2036
Class I-X	$ (2)	Class I-X Pass-Through Rate	July 25, 2036
Class I-P	$ 100.00	N/A(3)	July 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group I Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)
The Class I-X Certificates will not accrue interest on their Certificate Principal Balance, but will accrue interest at the Class I-X Pass-Through Rate on the Certificate Notional Balance of the Class I-X Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC IA Regular Interests (other than REMIC IA Regular Interest LTI-IP).

(3)	The Class I-P Certificates will not be entitled to distributions in respect of interest.

REMIC IIA

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group II-IV Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IIA.” The R-2A Interest will represent the sole class of “residual interests” in REMIC IIA for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC IIA Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC IIA Regular Interests. None of the REMIC IIA Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC IIA Pass-Through Rate	Assumed Final Distribution Date(1)
LTII-1SUB	$ 222,911.82	(2)	July 25, 2036
LTII-1GRP	$ 2,893,811.82	(2)	July 25, 2036
LTII-2SUB	$ 1,038,826.45	(2)	July 25, 2036
LTII-2GRP	$ 13,490,026.45	(2)	July 25, 2036
LTII-3SUB	$ 276,152.87	(2)	July 25, 2036
LTII-3GRP	$ 3,586,752.87	(2)	July 25, 2036
LTII-P	$ 100.00	0.00%	July 25, 2036
LTII-XX	$ 178,197,429.10	(2)	July 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group II-IV Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC IIA Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC IIA Pass-Through Rate” herein.

REMIC IIB

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC IIA Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IIB”. The R-2B Interest will represent the sole class of “residual interests” in REMIC IIB for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC IIB created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Maturity Date(1)
Class II-A	$	Class II-A Pass-Through Rate	July 25, 2036
Class III-A-1	$	Class III-A-1 Pass-Through Rate	July 25, 2036
Class III-A-2	$	Class III-A-2 Pass-Through Rate	July 25, 2036
Class IV-A	$	Class IV-A Pass-Through Rate	July 25, 2036
Class C-B-1	$	Subordinate Pass-Through Rate	July 25, 2036
Class C-B-2	$	Subordinate Pass-Through Rate	July 25, 2036
Class C-B-3	$	Subordinate Pass-Through Rate	July 25, 2036
Class C-B-4	$	Subordinate Pass-Through Rate	July 25, 2036
Class C-B-5	$	Subordinate Pass-Through Rate	July 25, 2036
Class C-B-6	$	Subordinate Pass-Through Rate	July 25, 2036
Class P	$ 100.00	N/A	July 25, 2036
___________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group II-IV Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

REMIC IIIA

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Group V Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Basis Risk Shortfall Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trust and the Swap Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IIIA”. The Class R-3A Interest will represent the sole class of “residual interests” in REMIC IIIA for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Uncertificated REMIC IIIA Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC IIIA Regular Interests. None of the REMIC IIIA Regular Interests will be certificated.

Designation	Uncertificated REMIC IIIA Pass-Through Rate	Initial Certificate Principal Balance	Assumed Final Maturity Date(1)
I	(2)	$2,039,033.74	August 25, 2036
I-1-A	(2)	$3,102,285.00	August 25, 2036
I-1-B	(2)	$3,102,285.00	August 25, 2036
I-2-A	(2)	$3,815,898.50	August 25, 2036
I-2-B	(2)	$3,815,898.50	August 25, 2036
I-3-A	(2)	$2,739,168.50	August 25, 2036
I-3-B	(2)	$2,739,168.50	August 25, 2036
I-4-A	(2)	$2,658,765.50	August 25, 2036
I-4-B	(2)	$2,658,765.50	August 25, 2036
I-5-A	(2)	$2,580,721.50	August 25, 2036
I-5-B	(2)	$2,580,721.50	August 25, 2036
I-6-A	(2)	$2,504,967.00	August 25, 2036
I-6-B	(2)	$2,504,967.00	August 25, 2036
I-7-A	(2)	$2,431,435.00	August 25, 2036
I-7-B	(2)	$2,431,435.00	August 25, 2036
I-8-A	(2)	$2,360,060.00	August 25, 2036
I-8-B	(2)	$2,360,060.00	August 25, 2036
I-9-A	(2)	$2,290,780.00	August 25, 2036
I-9-B	(2)	$2,290,780.00	August 25, 2036
I-10-A	(2)	$2,223,532.00	August 25, 2036
I-10-B	(2)	$2,223,532.00	August 25, 2036
I-11-A	(2)	$2,158,257.00	August 25, 2036
I-11-B	(2)	$2,158,257.00	August 25, 2036
I-12-A	(2)	$2,094,897.50	August 25, 2036
I-12-B	(2)	$2,094,897.50	August 25, 2036
I-13-A	(2)	$2,033,397.00	August 25, 2036
I-13-B	(2)	$2,033,397.00	August 25, 2036
I-14-A	(2)	$1,973,701.00	August 25, 2036
I-14-B	(2)	$1,973,701.00	August 25, 2036
I-15-A	(2)	$1,915,756.00	August 25, 2036
I-15-B	(2)	$1,915,756.00	August 25, 2036
I-16-A	(2)	$1,859,512.00	August 25, 2036
I-16-B	(2)	$1,859,512.00	August 25, 2036
I-17-A	(2)	$1,804,918.00	August 25, 2036
I-17-B	(2)	$1,804,918.00	August 25, 2036
I-18-A	(2)	$1,925,135.50	August 25, 2036
I-18-B	(2)	$1,925,135.50	August 25, 2036
I-19-A	(2)	$2,259,421.50	August 25, 2036
I-19-B	(2)	$2,259,421.50	August 25, 2036
I-20-A	(2)	$4,537,144.50	August 25, 2036
I-20-B	(2)	$4,537,144.50	August 25, 2036
I-21-A	(2)	$19,198,734.00	August 25, 2036
I-21-B	(2)	$19,198,734.00	August 25, 2036
I-22-A	(2)	$932,540.50	August 25, 2036
I-22-B	(2)	$932,540.50	August 25, 2036
I-23-A	(2)	$935,653.00	August 25, 2036
I-23-B	(2)	$935,653.00	August 25, 2036
I-24-A	(2)	$1,065,808.50	August 25, 2036
I-24-B	(2)	$1,065,808.50	August 25, 2036
I-25-A	(2)	$846,348.00	August 25, 2036
I-25-B	(2)	$846,348.00	August 25, 2036
I-26-A	(2)	$821,477.00	August 25, 2036
I-26-B	(2)	$821,477.00	August 25, 2036
I-27-A	(2)	$797,336.00	August 25, 2036
I-27-B	(2)	$797,336.00	August 25, 2036
I-28-A	(2)	$878,756.50	August 25, 2036
I-28-B	(2)	$878,756.50	August 25, 2036
I-29-A	(2)	$748,089.00	August 25, 2036
I-29-B	(2)	$748,089.00	August 25, 2036
I-30-A	(2)	$726,103.50	August 25, 2036
I-30-B	(2)	$726,103.50	August 25, 2036
I-31-A	(2)	$864,504.50	August 25, 2036
I-31-B	(2)	$864,504.50	August 25, 2036
I-32-A	(2)	$1,617,515.00	August 25, 2036
I-32-B	(2)	$1,617,515.00	August 25, 2036
I-33-A	(2)	$631,801.50	August 25, 2036
I-33-B	(2)	$631,801.50	August 25, 2036
I-34-A	(2)	$1,220,805.50	August 25, 2036
I-34-B	(2)	$1,220,805.50	August 25, 2036
I-35-A	(2)	$577,172.50	August 25, 2036
I-35-B	(2)	$577,172.50	August 25, 2036
I-36-A	(2)	$560,210.00	August 25, 2036
I-36-B	(2)	$560,210.00	August 25, 2036
I-37-A	(2)	$407,485.50	August 25, 2036
I-37-B	(2)	$407,485.50	August 25, 2036
I-38-A	(2)	$509,111.00	August 25, 2036
I-38-B	(2)	$509,111.00	August 25, 2036
I-39-A	(2)	$497,196.50	August 25, 2036
I-39-B	(2)	$497,196.50	August 25, 2036
I-40-A	(2)	$482,582.00	August 25, 2036
I-40-B	(2)	$482,582.00	August 25, 2036
I-41-A	(2)	$468,397.50	August 25, 2036
I-41-B	(2)	$468,397.50	August 25, 2036
I-42-A	(2)	$454,629.00	August 25, 2036
I-42-B	(2)	$454,629.00	August 25, 2036
I-43-A	(2)	$441,265.50	August 25, 2036
I-43-B	(2)	$441,265.50	August 25, 2036
I-44-A	(2)	$428,294.00	August 25, 2036
I-44-B	(2)	$428,294.00	August 25, 2036
I-45-A	(2)	$415,703.00	August 25, 2036
I-45-B	(2)	$415,703.00	August 25, 2036
I-46-A	(2)	$403,483.00	August 25, 2036
I-46-B	(2)	$403,483.00	August 25, 2036
I-47-A	(2)	$391,621.00	August 25, 2036
I-47-B	(2)	$391,621.00	August 25, 2036
I-48-A	(2)	$380,108.00	August 25, 2036
I-48-B	(2)	$380,108.00	August 25, 2036
I-49-A	(2)	$368,932.50	August 25, 2036
I-49-B	(2)	$368,932.50	August 25, 2036
I-50-A	(2)	$358,086.00	August 25, 2036
I-50-B	(2)	$358,086.00	August 25, 2036
I-51-A	(2)	$347,557.50	August 25, 2036
I-51-B	(2)	$347,557.50	August 25, 2036
I-52-A	(2)	$337,338.50	August 25, 2036
I-52-B	(2)	$337,338.50	August 25, 2036
I-53-A	(2)	$347,759.00	August 25, 2036
I-53-B	(2)	$347,759.00	August 25, 2036
I-54-A	(2)	$317,176.00	August 25, 2036
I-54-B	(2)	$317,176.00	August 25, 2036
I-55-A	(2)	$2,673,718.00	August 25, 2036
I-55-B	(2)	$2,673,718.00	August 25, 2036
I-56-A	(2)	$5,962,505.00	August 25, 2036
I-56-B	(2)	$5,962,505.00	August 25, 2036
I-57-A	(2)	$223,119.00	August 25, 2036
I-57-B	(2)	$223,119.00	August 25, 2036
I-58-A	(2)	$146,874.50	August 25, 2036
I-58-B	(2)	$146,874.50	August 25, 2036
I-59-A	(2)	$42,498.00	August 25, 2036
I-59-B	(2)	$42,498.00	August 25, 2036
I-60-A	(2)	$1,057,452.00	August 25, 2036
I-60-B	(2)	$1,057,452.00	August 25, 2036
P	(3)	$100.00	August 25, 2036

___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group V Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC IIIA Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC IIIA Pass-Through Rate” herein.
(3)	The REMIC IIIA Regular Interest LTIII-P will not be entitled to distributions of interest.

REMIC IIIB

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC IIIB Regular Interest) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IIIB.” The R-3B Interest will represent the sole class of “residual interests” in REMIC IIIB for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC IIIB Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC IIIB Regular Interests. None of the REMIC IIIB Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC II Pass-Through Rate	Assumed Final Distribution Date(1)
LTIII-AA	$ 196,343,033.07	(2)	August 25, 2036
LTIII-VA1	$ 1,666,100.00	(2)	August 25, 2036
LTIII-VA2	$ 185,130.00	(2)	August 25, 2036
LTIII-VM1	$ 63,110.00	(2)	August 25, 2036
LTIII-VM2	$ 26,040.00	(2)	August 25, 2036
LTIII-VM3	$ 19,030.00	(2)	August 25, 2036
LTIII-VM4	$ 10,010.00	(2)	August 25, 2036
LTIII-VM5	$ 14,020.00	(2)	August 25, 2036
LTIII-ZZ	$ 2,023,560.67	(2)	August 25, 2036
LTIII-IO	(4)	(2)	August 25, 2036
LTIII-VP	$ 100.00	(3)	August 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group V Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC IIIB Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC IIIB Pass-Through Rate” herein.
(3)	The REMIC IIIB Regular Interest LTIII-VP will not be entitled to distributions of interest.
(4)	REMIC IIIB Regular Interest LTIII-IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC IIIC

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC IIIB Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IIIC”. The R-3C Interest will represent the sole class of “residual interests” in REMIC IIIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC IIIC created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class V-A-1		Class V-A-1 Pass Through Rate	August 25, 2036
Class V-A-2		Class V-A-2 Pass Through Rate	August 25, 2036
Class V-M-1		Class V-M-1 Pass Through Rate	August 25, 2036
Class V-M-2		Class V-M-2 Pass Through Rate	August 25, 2036
Class V-M-3		Class V-M-3 Pass Through Rate	August 25, 2036
Class V-M-4		Class V-M-4 Pass Through Rate	August 25, 2036
Class V-M-5		Class V-M-5 Pass Through Rate	August 25, 2036
Class V-X(2)		Class V-X Pass Through Rate	August 25, 2036
Class V-P	$ 100.00	N/A(3)	August 25, 2036
Class IO Interest	(4)	(5)	August 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Group V Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)
The Class V-X Certificates will not accrue interest on their Certificate Principal Balance, but will accrue interest at the Class V-X Pass-Through Rate on the Certificate Notional Balance of the Class V-X Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC IIIB Regular Interests (other than REMIC IIIB Regular Interest LTIII-P).

(3)	The Class V-P Certificates will not be entitled to distributions of interest.
(4)	For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC IIIB Regular Interest LTIII-IO.
(5)
For federal income tax purposes, the Class IO Interest will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC IIIB Regular Interest IO.

In consideration of the mutual agreements herein contained, the Depositor, GMACM, Wells Fargo, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x).

Accepted Servicing Practices: As defined in Section 3.01.

Account: Either the Distribution Account or the Custodial Accounts.

Accrual Period: With respect to the Group I Senior Certificates (other than the Class I-A-1 Certificates), the Group II-IV Senior Certificates, the Group I Subordinate Certificates, the Group II-IV Subordinate Certificates, the Class I-X Certificates and Class V-X Certificates, the calendar month immediately preceding such Distribution Date. With respect to the Class I-A-1 Certificates, the Group V Senior Certificates and Mezzanine Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. All calculations of interest on the Group I Senior Certificates (other than the Class I-A-1 Certificates), the Group II-IV Senior Certificates, the Group I Subordinate Certificates, the Group II-IV Subordinate Certificates, the Class I-X Certificates and Class V-X Certificates will be based on a 360-day year consisting of twelve 30-day months. All calculations of interest on the Class I-A-1 Certificates, the Group V Senior Certificates and Mezzanine Certificates will be made based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

Accrued Certificate Interest: With respect to any Distribution Date and the any Group II-IV Senior Certificates and Group II-IV Subordinate Certificates, means an amount equal to the interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date less (i) in the case of a Group II-IV Senior Certificate, such Certificate’s share of any Net Interest Shortfall from Group II-IV Mortgage Loans in the related Loan Group and, after the Credit Support Depletion Date, the interest portion of any Realized Losses on the Group II-IV Mortgage Loans in the related Loan Group and (ii) in the case of a Group II-IV Subordinate Certificate, such Certificate’s share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Group II-IV Mortgage Loans. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Group II-IV Senior Certificates or Group II-IV Subordinate Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Additional Disclosure Notification: Has the meaning set forth in Section 5.18 of this Agreement.

Additional Form 10-D Disclosure: Has the meaning set forth in Section 5.12(a) of this Agreement.

Additional Form 10-K Disclosure: Has the meaning set forth in Section 5.12(d) of this Agreement.

Adjustment Amount: With respect to each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the Stated Principal Balance of all the Group II-IV Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the aggregate Stated Principal Balance of the Group II-IV Mortgage Loans located in the zip code containing the largest aggregate Stated Principal Balance of the Group II-IV Mortgage Loans, and (z) twice the Stated Principal Balance of the Group II-IV Mortgage Loan which has the largest Stated Principal Balance on the Distribution Date immediately preceding such anniversary.

Adjustment Date: With respect to each Group II-IV Mortgage Loan and Group V Mortgage Loan, the first day of the month in which the Mortgage Rate of such Group II-IV Mortgage Loan or Group V Mortgage Loan, as applicable changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-Off Date as to each Group II-IV Mortgage Loan and Group V Mortgage Loan is set forth in the Loan Schedule.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by related Servicer or by the Master Servicer pursuant to Section 5.01 or pursuant to the related Servicing Agreement.

Advance Facility: As defined in Section 5.01(b)(i).

Advance Facility Notice: As defined in Section 5.01(b)(ii).

Advance Financing Person: As defined in Section 5.01(b)(i).

Advance Reimbursement Amount: As defined in Section 5.01(b)(ii).

Aggregate Collateral Balance: With respect to the Group II-IV Mortgage Loans and any Distribution Date, the aggregate of the Stated Principal Balances of the Group II-IV Mortgage Loans as of the last day of the related Due Period.

Aggregate Loan Balance: With respect to the Group V Mortgage Loans and any Distribution Date, the aggregate of the Stated Principal Balances of the Group V Mortgage Loans as of the last day of the related Due Period.

Aggregate Loan Group Balance: With respect to a Loan Group and any Distribution Date, the aggregate of the Stated Principal Balances of the Group II-IV Mortgage Loans in such Loan Group as of the last day of the related Due Period.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Amount Held for Future Distribution: As to any Distribution Date and each Loan Group, the aggregate amount held in the related Custodial Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans in the related Loan Group due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of the Mortgage Loans in the related Loan Group after the last day of the related Prepayment Period.

Annual Statement of Compliance: As defined in Section 3.13.

Applied Loss Amount: With respect to the Group V Senior Certificates and Mezzanine Certificates and any Distribution Date, the excess of the aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates over the Aggregate Loan Balance of the Group V Mortgage Loans after giving effect to all Realized Losses incurred with respect to the Group V Mortgage Loans during the related Due Period and payments of principal to the Group V Senior Certificates and Mezzanine Certificates on such Distribution Date.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assignment Agreement: Shall mean the Assignment, Assumption and Recognition Agreement, dated as of July 28, 2006, among the Sponsor, the Depositor and Wachovia, pursuant to which the Servicing Agreement was assigned to the Depositor, a copy of which is attached hereto as Exhibit Q.

Assumed Final Distribution Date: With respect to the Group I Certificates, the Distribution date in July 2036. With respect to the Group II-IV Certificates and Group V Certificates, the Distribution Date in August 2036.

Authorized Servicer Representative: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by such Servicer on the Closing Date, as such list may from time to time be amended.

Available Funds: With respect to any Distribution Date and each of Loan Group II, Loan Group III and Loan Group IV, the sum of:

(a)  all scheduled installments of interest and principal due on the related Due Date and received prior to the related Determination Date on the Group II-IV Mortgage Loans in the related Loan Group, together with any advances for the Group II-IV Mortgage Loans in the related Loan Group;

(b)  (i) all Insurance Proceeds (to the extent not applied to restoration of the Mortgaged Property or released to the mortgagor in accordance with the related Servicer’s standard servicing procedures) and Liquidation Proceeds received during the related Prepayment Period on the Group II-IV Mortgage Loans in the related Loan Group, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any, and (ii) all Recoveries, if any, for such Distribution Date;

(c)  all partial and full principal prepayments received during the applicable Prepayment Period on the Group II-IV Mortgage Loans in the related Loan Group, exclusive of prepayment premiums and interest received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to the related Certificateholders and such interest represents interest accrued for that month;

(d)  amounts received for that Distribution Date in respect of the substitution of a Group II-IV Mortgage Loan in the related Loan Group, the purchase of a deleted Group II-IV Mortgage Loan in the related Loan Group, or a repurchase of a Group II-IV Mortgage Loan in the related Loan Group by the Sponsor as of that Distribution Date;

(e)  any amounts payable as Compensating Interest by the Servicers or the Master Servicer on that Distribution Date on the Group II-IV Mortgage Loans in the related Loan Group; and

(f)  minus, in the case of clauses (a) through (e) above, (i) the amounts to which the Trustee, Securities Administrator, Master Servicer or the Servicers is entitled under this Agreement or the Servicing Agreement, including accrued and unpaid Servicing Fees, unreimbursed advances and certain expenses, in each case allocable to such Loan Group and (ii) any lender paid mortgage guaranty insurance premiums, if applicable, in the related Loan Group.

Available Distribution Amount: With respect to Loan Group I, the sum of the Interest Remittance Amount with respect to Loan Group I and Principal Funds with respect to Loan Group I, exclusive of amounts pursuant to Section 5.12(a). With respect to Loan Group V, the sum of the Interest Remittance Amount with respect to Loan Group V and Principal Remittance Amount with respect to Loan Group V, exclusive of amounts pursuant to Section 5.12(c).

Balloon Mortgage Loan: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment, that is substantially greater than the preceding monthly payment at the maturity of such Mortgage Loan.

Balloon Payment: A payment of the unamortized principal balance of a Mortgage Loan in a single payment, that is substantially greater than the preceding Monthly Payment at the maturity of such Mortgage Loan.

Bankruptcy Code: Title 11 of the United States Code.

Bankruptcy Losses: means any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount: means the aggregate amount of Bankruptcy Losses that are allocated to the Group II-IV Subordinate Certificates, which will be, with respect to any Distribution Date, an amount equal to approximately $150,000 (0.08% of the aggregate principal balance of the Group II-IV Mortgage Loans as of the Cut-off Date), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any Distribution Date on or after the Credit Support Depletion Date, the related Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the Rating Agencies that the reduction or modification will not adversely affect the then current ratings of the Group II-IV Senior Certificates by the Rating Agencies. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

Basis Risk Shortfall Reserve Fund: The segregated non-interest bearing trust account created and maintained by the Securities Administrator pursuant to Section 5.14 hereof.

Basis Risk Shortfall: With respect to any Class of Group V Senior Certificates or Mezzanine Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable Distribution Date; (ii) any amount described in clause (i) remaining unpaid from prior Distribution Dates; and (iii) interest on the amount in clause (ii) for the related Accrual Period calculated on the basis of the least of (x) One Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) the Cap Rate.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Publicly Offered Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, the Commonwealth of Pennsylvania, the State of Maryland, the State of Minnesota, the city in which any Corporate Trust Office of the Securities Administrator or the Trustee is located or the States in which a Servicer’s servicing operations are located are authorized or obligated by law or executive order to be closed.

Cap Contract: Shall mean the cap contract between the Trustee and the Cap Provider, for the benefit of the Holders of the Class I-A-1 Certificates.

Cap Provider: Nomura Global Financial Products, Inc., or any successor thereto.

Cap Rate: With respect to the Group V Senior Certificates and Mezzanine Certificates, 11.00% per annum.

Carryforward Interest: With respect to any Class of Group V Senior Certificates or Mezzanine Certificates and any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for that Class of Certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date and (ii) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-11.

Certificate Margin: With respect to each Distribution Date on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, the Certificate Margins for the Class V-A-1, Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates are 0.19%, 0.25%, 0.36%, 0.46%, 0.55%, 1.25%, and 2.00%, respectively. With respect to each Distribution Date following the first possible Optional Termination Date with respect to the Group V Mortgage Loans, the Certificate Margins for the Class V-A-1, Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates are 0.38%, 0.50%, 0.72%, 0.92%, 1.05%, 1.75%, and 2.50%, respectively.

Certificate Notional Balance: With respect to the Class I-X Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC IA Regular Interests (other than REMIC IA Regular Interest LTI-P) for such Distribution Date. As of the Closing Date, the Certificate Notional Balance of the Class I-X Certificates is equal to $364,051,156.13. With respect to the Class V-X Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC IIIB Regular Interests (other than REMIC IIIB Regular Interest LTIII-P) for such Distribution Date. As of the Closing Date, the Certificate Notional Balance of the Class V-X Certificates is equal to $200,350,033.74.

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any class of Group I Certificates (other than any Class I-X, Class I-R and Class I-P Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.05(f) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) with respect to the Group I Subordinate Certificates, any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses incurred on the Group I Mortgage Loans, if any. The initial Certificate Principal Balance of the each of the Class I-P Certificates is equal to $100. With respect to the Class I-X Certificates and any date of determination, the excess, if any, of (i) the then aggregate Stated Principal Balance of the Group I Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Group I Senior Certificates and Group I Subordinate Certificates.

With respect to any class of Group II-IV Certificates and any Distribution Date, is the Initial Certificate Principal Balance less the sum of: (i) all amounts previously distributed to holders of Certificates of that Class as payments of principal; (ii) the amount of Realized Losses incurred on the Group II-IV Mortgage Loans, including Excess Losses, allocated to that Class; and (iii) in the case of the Group II-IV Subordinate Certificates, any amount allocated to a Class of Group II-IV Subordinate Certificates in reduction of its Certificate Principal Balance if the aggregate Certificate Principal Balance of the Group II-IV Senior Certificates and the Group II-IV Subordinate Certificates exceeds the Aggregate Collateral Balance on such date; provided, however, that the Certificate Principal Balance of each Class of Group II-IV Senior Certificates and Group II-IV Subordinate Certificates to which Realized Losses have been allocated (including any such Class of Certificates for which the Certificate Principal Balance has been reduced to zero) will be increased, up to the amount of related Recoveries for such Distribution Date, as follows: (a) first, the Certificate Principal Balance of each Class of Group II-IV Senior Certificates related to the Loan Group from which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of each such Class of Certificates, and (b) second, the Certificate Principal Balance of each class of Group II-IV Subordinate Certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of each such Class of Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

As to any Group V Senior Certificate or Mezzanine Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus any Subsequent Recoveries added to the Certificate Principal Balance pursuant to Section 5.07(f) less (i) the sum of (a) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.06 and (b) with respect to any Class V-A-2 Certificate or any Class of Mezzanine Certificates, any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses on the Group V Mortgage Loans, if any, plus (ii) with respect to the Class V-A-2 Certificates or Mezzanine Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of any such Certificate pursuant to Section 5.07(d), in each case up to the amount of Applied Loss Amounts but only to the extent that any such Applied Loss Amount has not been paid to any Class of Group V Certificates as a Deferred Amount. With respect to the Class V-X Certificates and any date of determination, the excess, if any, of (i) the then Aggregate Loan Balance over (ii) the then aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates.

References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

Certificate Register: The register maintained pursuant to Section 6.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certification Parties: Has the meaning set forth in Section 3.18 of this Agreement.

Certifying Person: Has the meaning set forth in Section 3.18 of this Agreement.

Class: All Certificates bearing the same Class designation as set forth in Section 6.01.

Class B Component Balance: With respect to any date of determination and Loan Group II, Loan Group III or Loan Group IV, the excess, if any, of (i) the Aggregate Loan Group Balance of such Loan Group as of such date, over (ii) the then-outstanding aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates as of such date.

Class C-B-1 Certificate: Any Certificate designated as a “Class C-B-1 Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to the Percentage Interest of distributions provided for the Class C-B-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class C-B-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rates on REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-2SUB and REMIC IIA Regular Interest LTII-3SUB (subject, in each case, to a cap and a floor equal to the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-1GRP, REMIC IIA Regular Interest LTII-2GRP and REMIC IIA Regular Interest LTII-3GRP, respectively) weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIA Regular Interest.

Class C-B-2 Certificate: Any Certificate designated as a “Class C-B-2 Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to the Percentage Interest of distributions provided for the Class C-B-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class C-B-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rates on REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-2SUB and REMIC IIA Regular Interest LTII-3SUB (subject, in each case, to a cap and a floor equal to the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-1GRP, REMIC IIA Regular Interest LTII-2GRP and REMIC IIA Regular Interest LTII-3GRP) weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIA Regular Interest.

Class C-B-3 Certificate: Any Certificate designated as a “Class C-B-3 Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to the Percentage Interest of distributions provided for the Class C-B-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class C-B-3 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rates on REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-2SUB and REMIC IIA Regular Interest LTII-3SUB (subject, in each case, to a cap and a floor equal to the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-1GRP, REMIC IIA Regular Interest LTII-2GRP and REMIC IIA Regular Interest LTII-3GRP, respectively) weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIA Regular Interest.

Class C-B-4 Certificate: Any Certificate designated as a “Class C-B-4 Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to the Percentage Interest of distributions provided for the Class C-B-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class C-B-4 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rates on REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-2SUB and REMIC IIA Regular Interest LTII-3SUB (subject, in each case, to a cap and a floor equal to the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-1GRP, REMIC IIA Regular Interest LTII-2GRP and REMIC IIA Regular Interest LTII-3GRP, respectively) weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIA Regular Interest.

Class C-B-5 Certificate: Any Certificate designated as a “Class C-B-5 Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to the Percentage Interest of distributions provided for the Class C-B-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class C-B-5 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rates on REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-2SUB and REMIC IIA Regular Interest LTII-3SUB (subject, in each case, to a cap and a floor equal to the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-1GRP, REMIC IIA Regular Interest LTII-2GRP and REMIC IIA Regular Interest LTII-3GRP, respectively) weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIA Regular Interest.

Class C-B-6 Certificate: Any Certificate designated as a “Class C-B-6 Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to the Percentage Interest of distributions provided for the Class C-B-6 Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class C-B-6 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans (weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rates on REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-2SUB and REMIC IIA Regular Interest LTII-3SUB (subject, in each case, to a cap and a floor equal to the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-1GRP, REMIC IIA Regular Interest LTII-2GRP and REMIC IIA Regular Interest LTII-3GRP, respectively) weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIA Regular Interest.

Class I-A-1 Certificate: Any Certificate designated as a “Class I-A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-A-1 Pass-Through Rate: With respect to any Distribution Date, One-Month LIBOR plus 0.10% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-A-2 Certificate: Any Certificate designated as a “Class I-A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-A-2 Pass-Through Rate: With respect to any Distribution Date, 5.978% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-A-3 Certificate: Any Certificate designated as a “Class I-A-3 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-A-3 Pass-Through Rate: With respect to any Distribution Date, 6.215% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-A-4 Certificate: Any Certificate designated as a “Class I-A-4 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-A-4 Pass-Through Rate: With respect to any Distribution Date, 6.431% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-A-5 Certificate: Any Certificate designated as a “Class I-A-5 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-A-5 Pass-Through Rate: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the first possible Optional Termination Date with respect to the Group I Mortgage Loans, 6.510% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 7.010% per annum, in each case, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-A-6 Certificate: Any Certificate designated as a “Class I-A-6 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A-6 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-A-6 Pass-Through Rate: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the first possible Optional Termination Date with respect to the Group I Mortgage Loans, 6.196% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.696% per annum, in each case, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-A-6 Lockout Principal Distribution Amount: With respect to any Distribution Date will be an amount equal to the lesser of (i) the Group I Senior Principal Distribution Amount for such Distribution Date and (ii) the Class I-A-6 Lockout Distribution Percentage for that Distribution Date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class I-A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group I Senior Certificates, in each case immediately prior to such Distribution Date and (y) the Group I Senior Principal Distribution Amount for such Distribution Date.

Class I-A-6 Lockout Distribution Percentage: With respect to each Distribution Date, the applicable percentage set forth below:

Distribution Dates	Class I-A-6 Lockout Distribution Percentage
August 2006 through and including July 2009	0%
August 2009 through and including July 2011	45%
August 2011 through and including July 2012	80%
August 2012 through and including July 2013	100%
August 2013 and thereafter	300%

Class I-M-1 Certificate: Any Certificate designated as a “Class I-M-1 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-M-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-M-1 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the first possible Optional Termination Date with respect to the Group I Mortgage Loans, 6.369% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.869% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-M-1 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Group I Senior Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Group I Senior Principal Distribution Amount; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount for such Distribution Date and (y) the product of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of 8.600% and the Required Overcollateralization Percentage.

Class I-M-2 Certificate: Any Certificate designated as a “Class I-M-2 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-M-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-M-2 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the first possible Optional Termination Date with respect to the Group I Mortgage Loans, 6.732% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 7.232% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-M-2 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates and the Class I-M-1 Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount for such Distribution Date and (y) the product of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of 3.900% and the Required Overcollateralization Percentage.

Class I-M-3 Certificate: Any Certificate designated as a “Class I-M-3 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-M-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-M-3 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the first possible Optional Termination Date with respect to the Group I Mortgage Loans, 6.732% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 7.232% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

Class I-M-3 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates, the Class I-M-1 Certificates and the Class I-M-2 Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the Required Overcollateralization Percentage.

Class I-P Certificate: Any Certificate designated as a “Class I-P Certificate” on the face thereof, in the form of Exhibit A-7 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-P Certificates as set forth herein and evidencing a Regular Interest in REMIC IB.

Class I-P Certificate Account: The Eligible Account established and maintained by the Securities Administrator pursuant to Section 5.12(a).

Class I-R Certificate: Any Certificate designated a “Class I-R Certificate” on the face thereof, in substantially the form set forth in Exhibit A-8 hereto, evidencing the Class R-1A Interest and Class R-1B Interest.

Class I-X Certificate: Any Certificate designated as a “Class I-X Certificate” on the face thereof, in the form of Exhibit A-11 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-X Certificates herein and evidencing a Regular Interest in REMIC IB.

Class I-X Distribution Amount: With respect to any Distribution Date, the sum of (i) the Excess Cap Payment, (ii) the Interest Distribution Amount for the Class I-X Certificates for such Distribution Date and (iii) any Overcollateralization Reduction Amount for such Distribution Date remaining after payments pursuant to items 1 though 6 of clause Third of Section 5.04(a); provided, however that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Certificates has been reduced to zero, the Class I-X Distribution Amount shall include the Overcollateralization Amount.

Class I-X Pass-Through Rate: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (K) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC IA Regular Interests (other than REMIC IA Regular Interest LTI-IP). For purposes of calculating the Pass-Through Rate for the Class I-X Certificates, the numerator is equal to the sum of the following components:

(A)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-AA;

(B)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IA1;

(C)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IA2;

(D)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IA3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IA3;

(E)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IA4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IA4;

(F)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IA5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IA5;

(G) the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IA6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IA6;

(H)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IM1;

(I)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IM2;

(J)  the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IM3; and

(K) the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-ZZ.

Class II-A Certificate: Any Certificate designated as a “Class II-A Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class II-A Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-1GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC IIA Regular Interest.

Class III-A-1 Certificate: Any Certificate designated as a “Class III-A-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class III-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class III-A-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group III Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC IIA Regular Interest.

Class III-A-2 Certificate: Any Certificate designated as a “Class III-A-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class III-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class III-A-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group III Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC IIA Regular Interest.

Class IV-A Certificate: Any Certificate designated as a “Class IV-A Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class IV-A Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class IV-A Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group IV Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-3GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC IIA Regular Interest.

Class V-A-1 Certificate: Any Certificate designated as a “Class V-A-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IIIC, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class V-A-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.190% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.380%, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class V-A-2 Certificate: Any Certificate designated as a “Class V-A-2 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IIIC, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class V-A-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.250% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.500%, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class V-M-1 Certificate: Any Certificate designated as a “Class V-M-1 Certificate” on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-M-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IIIC, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class V-M-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.360% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.720%, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class V-M-1 Principal Payment Amount: with respect to any Distribution Date on or after the Group V Stepdown Date and as long as a Group V Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 91.100% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.350% of the Aggregate Loan Balance as of the Cut-off Date.

Class V-M-2 Certificate: Any Certificate designated as a “Class V-M-2 Certificate” on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-M-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IIIC, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class V-M-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.460% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.920%, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class V-M-2 Principal Payment Amount: With respect to any Distribution Date on or after the Group V Stepdown Date and as long as a Group V Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates and Class V-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.700% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.350% of the Aggregate Loan Balance as of the Cut-off Date.

Class V-M-3 Certificate: Any Certificate designated as a “Class V-M-3 Certificate” on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IIIC, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class V-M-3 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 0.550% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 1.050%, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class V-M-3 Principal Payment Amount: With respect to any Distribution Date on or after the Group V Stepdown Date and as long as a Group V Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates, Class V-M-1 Certificates and Class V-M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 95.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.350% of the Aggregate Loan Balance as of the Cut-off Date.

Class V-M-4 Certificate: Any Certificate designated as a “Class V-M-4 Certificate” on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-M-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IIIC, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class V-M-4 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 1.250% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 1.750%, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class V-M-4 Principal Payment Amount: with respect to any Distribution Date on or after the Group V Stepdown Date and as long as a Group V Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.600% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.350% of the Aggregate Loan Balance as of the Cut-off Date.

Class V-M-5 Certificate: Any Certificate designated as a “Class V-M-5 Certificate” on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-M-5 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IIIC, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class V-M-5 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 2.000% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, 2.500%, (ii) the Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the Cap Rate.

Class V-M-5 Principal Payment Amount: With respect to any Distribution Date on or after the Group V Stepdown Date and as long as a Group V Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates, Class V-M-1, Class V-M-2, Class V-M-3 and Class V-M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 98.000% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.350% of the Aggregate Loan Balance as of the Cut-off Date.

Class V-P Certificate: Any Certificate designated as a “Class V-P Certificate” on the face thereof, in the form of Exhibit A-9 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-P Certificates as set forth herein and evidencing a Regular Interest in REMIC IIIC.

Class V-P Certificate Account: The Eligible Account established and maintained by the Securities Administrator pursuant to Section 5.12(c).

Class V-R Certificate: Any Certificate designated as a “Class V-R” Certificate on the face thereof in the form of Exhibit A-10 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-R Certificates as set forth herein and evidencing the Class R-3A Interest, Class R-3B Interest and Class R-3C Interest.

Class V-X Certificate: Any Certificate designated as a “Class V-X Certificate” on the face thereof, in the form of Exhibit A-11 hereto, representing the right to its Percentage Interest f distributions provided for the Class V-X Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC IIIC, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class V-X Distribution Amount: With respect to any Distribution Date and the Class V-X Certificates, the sum of (i) the Current Interest and Carryforward Interest and (ii) any Overcollateralization Release Amount for such Distribution Date remaining after payments pursuant to items A though N of Section 5.06(a)(iii); provided, however that on and after the Distribution Date on which the Certificate Principal Balances of the Group V Senior Certificates and Mezzanine Certificates have been reduced to zero, the Class V-X Distribution Amount shall include the Overcollateralization Amount.

Class V-X Pass-Through Rate: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (I) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4, REMIC IIIB Regular Interest LTIII-VM5 and REMIC IIIB Regular Interest LTIII-ZZ. For purposes of calculating the Pass-Through Rate for the Class V-X Certificates, the numerator is equal to the sum of the following components:

(A)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-AA;

(B)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-VA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VA1;

(C)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-VA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VA2;

(D)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-VM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM1;

(E)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-VM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM2;

(F)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-VM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM3;

(G)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-VM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM4;

(H)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-VM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM5; and

(I)  the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTI-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTI-ZZ.

Class IO Distribution Amount: As defined in Section 5.15 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 5.15 hereof.

Class IO Interest: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a REMIC Regular Interest in REMIC IIIC for purposes of the REMIC Provisions.

Class P Certificate: Any Certificate designated as a “Class P Certificate” on the face thereof, in the form of Exhibit A-8 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC IIB.

Class P Certificate Account: The Eligible Account established and maintained by the Securities Administrator pursuant to Section 5.12(b).

Class R Certificate: Any Certificate designated as a “Class R” Certificate on the face thereof in the form of Exhibit A-10 hereto, representing the right to its Percentage Interest of distributions provided for the Class R Certificates as set forth herein and evidencing the Class R-2A Interest and Class R-2B Interest.

Class R-1A Interest: The uncertificated residual interest in REMIC IA.

Class R-1B Interest: The uncertificated residual interest in REMIC IB.

Class R-2A Interest: The uncertificated residual interest in REMIC IIA.

Class R-2B Interest: The uncertificated residual interest in REMIC IIB.

Class R-3A Interest: The uncertificated residual interest in REMIC IIIIB.

Class R-3B Interest: The uncertificated residual interest in REMIC IIIB.

Class R-3C Interest: The uncertificated residual interest in REMIC IIIC.

Cleanup Call: As defined in Section 10.01.

Closing Date: July 28, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Commission: Shall mean the United States Securities and Exchange Commission.

Compensating Interest: With respect to any Distribution Date, an amount to be deposited in the Distribution Account by the related Servicer or the Master Servicer to offset a Prepayment Interest Shortfall on a Mortgage Loan in accordance with this Agreement or the Servicing Agreement; provided, however that the amount of Compensating Interest required to be paid in respect of the Mortgage Loans shall not exceed, with respect to GMACM and Wachovia, one-half of the Servicing Fee payable to such Servicer, with respect to Wells Fargo, the Servicing Fee payable to such Servicer or, in the case of the Master Servicer, shall not exceed the Master Servicing Compensation payable to the Master Servicer with respect to the related Prepayment Period.

Controlling Person: Means, with respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Corporate Trust Office: The principal corporate trust office of the Trustee or the Securities Administrator, as the case maybe, at which, at any particular time its corporate business in connection with this agreement shall be administered, which office at the date of the execution of this instrument is located at (ii) in the case of the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Nomura Asset Acceptance Corp., 2006-AF2 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicers, and (ii) with respect to the office of the Securities Administrator, which for purposes of Certificate transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Client Manager (NAAC 2006-AF2), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services-Client Manager (NAAC 2006-AF2) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services-Client Manager (NAAC 2006-AF2)), or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicers and the Trustee.

Corresponding Certificate: With respect to:

(i)	REMIC IB Regular Interest LTI-IA1, the Class I-A-1 Certificates;
(ii)	REMIC IB Regular Interest LTI-IA2, the Class I-A-2 Certificates;
(iii)	REMIC IB Regular Interest LTI-IA3, the Class I-A-3 Certificates;
(iv)	REMIC IB Regular Interest LTI-IA4, the Class I-A-4 Certificates;
(v)	REMIC IB Regular Interest LTI-IA5, the Class I-A-5 Certificates;
(vi)	REMIC IB Regular Interest LTI-IA6, the Class I-A-6 Certificates;
(vii)	REMIC IB Regular Interest LTI-IM1, the Class I-M-1 Certificates;
(viii)	REMIC IB Regular Interest LTI-IM2, the Class I-M-2 Certificates;
(ix)	REMIC IB Regular Interest LTI-IM3, the Class I-M-3 Certificates;
(x)	REMIC IB Regular Interest LTI-IP, the Class I-P Certificates;
(xi)	REMIC IIIC Regular Interest LTIII-VA1, the Class V-A-1 Certificates,
(xii)	REMIC IIIC Regular Interest LTIII-VA2, the Class V-A-2 Certificates;
(xiii)	REMIC IIIC Regular Interest LTIII-VM1, the Class V-M-1 Certificates;
(xiv)	REMIC IIIC Regular Interest LTIII-VM2, the Class V-M-2 Certificates;
(xv)	REMIC IIIC Regular Interest LTIII-VM3, the Class V-M-3 Certificates;
(xvi)	REMIC IIIC Regular Interest LTIII-VM4, the Class V-M-4 Certificates;
(xvii)	REMIC IIIC Regular Interest LTIII-VM3, the Class V-M-5 Certificates; and
(xviii)	REMIC IIIC Regular Interest LTIII-VP, the Class V-P Certificates.

Credit Enhancement Percentage: With respect to any Distribution Date and any Class of Group I Senior Certificates or Group I Subordinate Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class or Classes of Group I Senior Certificates and Group I Subordinate Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans, calculated after taking into account distributions of principal on the Group I Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Group I Senior Certificates and Group I Subordinate Certificates then entitled to distributions of principal on such Distribution Date.

Credit Risk Management Agreement: The agreement between the Credit Risk Manager and each Servicer and/or Master Servicer, dated as of July 28, 2006.

Credit Risk Management Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Credit Risk Management Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period. The Credit Risk Management Fee shall be payable to the Credit Risk Manager and/or the Sponsor pursuant to Section 3.32(a)(vii) and 3.33(b).

Credit Risk Management Fee Rate: 0.005% per annum.

Credit Risk Manager: Portfolio Surveillance Analytics, LLC, and its successors and assigns.

Credit Support Depletion Date: means the Distribution Date on which the aggregate Certificate Principal Balance of the Group II-IV Subordinate Certificates has been reduced to zero.

Current Interest: With respect to any Class of Group V Senior Certificates or Mezzanine Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Accrual Period; provided, that as to each Class of Group V Senior Certificates and Mezzanine Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest. No Current Interest will be payable with respect to any Class of Group V Senior Certificates or Mezzanine Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Custodial Accounts: The accounts established and maintained by the Servicers with respect to receipts on the Group I Mortgage Loans and related REO Properties, the Group II-IV Mortgage Loans and related REO Properties and Group V Mortgage Loans and related REO Properties in accordance with Section 3.26(b) and the Servicing Agreement.

Custodial Agreement: The Custodial Agreement dated as of July 1, 2006 among the Custodian, the Servicers and the Trustee.

Custodian: Wells Fargo Bank, N.A., a national banking association, or any successor thereto appointed pursuant to the Custodial Agreement.

Cut-off Date: July 1, 2006.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Defaulting Party: As defined in the Swap Agreement.

Deferred Amount: With respect to the Class V-A-2 Certificates or any Class of Mezzanine Certificates and any Distribution Date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such Class has been increased due to the collection of Subsequent Recoveries.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 6.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate”.

Depositor: Nomura Asset Acceptance Corporation, a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the fifteenth (15th) day of the month of such Distribution Date or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Accounts: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.31 in the name of the Trustee for the benefit of the Certificateholders, which shall be divided into three sub-accounts designated “Wells Fargo Bank, N.A., in trust for registered holders of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2006-AF2, Group I Certificates”, “Wells Fargo Bank, N.A., in trust for registered holders of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2006-AF2, Group II-IV Certificates”, “Wells Fargo Bank, N.A., in trust for registered holders of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2006-AF2, Group V Certificates”. Funds in the Distribution Accounts shall be held in trust for the related Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The twenty-fifth (25th) day of each calendar month after the initial issuance of the Certificates, or if such twenty-fifth day is not a Business Day, the next succeeding Business Day, commencing in August 2006.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Securities Administrator.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Each of the Class I-X, Class V-X, Class I-P, Class P, Class V-P and Residual Certificates.

Escrow Account: Shall mean the account or accounts maintained by GMACM or Wells Fargo pursuant to Section 3.29. Each Escrow Account shall be an Eligible Account.

Excess Cap Payment: With respect to any Distribution Date, the excess, if any, of (1) the cap payments made by the Cap Provider under the Cap Contract with respect to the Class I-A-1 Certificates over (2) the amount of the unpaid Net WAC Rate Carryover Amounts attributable to the Class I-A-1 Certificates for such Distribution Date.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Excess Losses: Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

Exchange Act: Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exemption: Prohibited Transaction Exemption 93-32, as amended from time to time.

Expense Fee Rate: The sum of the Credit Risk Management Fee Rate and Servicing Fee Rate attributable to the Mortgage Loans.

Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Increase Amount for such Distribution Date.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor or the Master Servicer pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the related Servicer pursuant to this Agreement or the Servicing Agreement, as applicable that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records of each Final Recovery Determination made thereby.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

Fitch: Fitch Ratings.

Form 8-K Disclosure Information: Has the meaning set forth in Section 5.12(b) of this Agreement.

Fraud Loss Coverage Amount: The approximate amount set forth in the following table for the indicated period:

Period	Fraud Loss Coverage Amount
July 31, 2006 through August 30, 2007	$5,991,177(1)
July 1, 2007 through August 30, 2008	$3,994,118(2) minus the aggregate amount of Fraud Losses that would have been allocated to the Group I Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date
July 1, 2008 through August 30, 2011	$1,997,059(3) minus the aggregate amount of Fraud Losses that would have been allocated to the Group I Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date
After the earlier to occur of July 1, 2011 and the Credit Support Depletion Date	$0

(1)	Represents approximately 3% of the Group II-IV Mortgage Loans by aggregate principal balance as of the Cut-off Date.
(2)	Represents approximately 2% of the Group II-IV Mortgage Loans by aggregate principal balance as of the Cut-off Date.
(3)	Represents approximately 1% of the Group II-IV Mortgage Loans by aggregate principal balance as of the Cut-off Date.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

GMACM: GMAC Mortgage Corporation, and any successor thereto appointed under this Agreement in connection with the servicing and administration of the GMACM Mortgage Loans.

GMACM Mortgage Loans: Those Mortgage Loans serviced by GMACM pursuant to the terms and provisions of this Agreement and identified as such on the Mortgage Loan Schedule.

Gross Margin: With respect to each Group II-IV Mortgage Loan and Group V, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Group II-IV Mortgage Loan or Group V.

Group I Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-M-1, Class I-M-2, Class I-M-3, Class I-P, Class I-X and Class I-R Certificates.

Group I Marker Rate: With respect to the Class I-X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC IA Pass-Through Rates for REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2, REMIC IA Regular Interest LTI-IM3 and REMIC IA Regular Interest LTI-ZZ, with the rate on REMIC IA Regular Interest LTI-IA1 subject to a cap equal to the lesser of (x) One-Month LIBOR plus 0.10% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC IA Regular Interest LTI-IA2 subject to a cap equal to the lesser of (x) 5.97800% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC IA Regular Interest LTI-IA3 subject to a cap equal to the lesser of (x) 6.21500% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC IA Regular Interest LTI-IA4 subject to a cap equal to the lesser of (x) 6.43100% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC IA Regular Interest LTI-IA5 subject to a cap equal to the lesser of (A) in the case of any Distribution Date up to and including the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 6.5100% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 7.0100% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC IA Regular Interest LTI-IA6 subject to a cap equal to the lesser of (A) in the case of any Distribution Date up to and including the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 6.19600% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 6.69600% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC IA Regular Interest LTI-IM1 subject to a cap equal to (A) in the case of any Distribution Date up to and including the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 6.36900% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 6.86900% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC IA Regular Interest LTI-IM2 subject to a cap equal to (A) in the case of any Distribution Date up to and including the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 6.73200% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 7.23200% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC IA Regular Interest LTI-IM3 subject to a cap equal to (A) in the case of any Distribution Date up to and including the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 6.73200% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the first possible Optional Termination Date with respect to the Group I Mortgage Loans, the lesser of (x) 7.23200% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation and with the rate on REMIC IA Regular Interest LTI-ZZ subject to a cap of 0.00% per annum for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC IA Pass-Through Rate and the related cap with respect to REMIC IA Regular Interest LTI-IA1 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

Group I Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

Group I Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Group I Senior Certificates and the Group I Subordinate Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Funds on such Distribution Date).

Group I Regular Certificate: Any Group I Certificate other than a Residual Certificate.

Group I Senior Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates.

Group I Senior Interest Distribution Amount: With respect to any Distribution Date and any Class of Group I Senior Certificates will be equal to the Interest Distribution Amount for such Distribution Date for such Class and the Interest Carry Forward Amount, if any, for such Distribution Date for such Class.

Group I Senior Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date; and

•
the excess, if any, of (A) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) and (y) the sum of 14.20% and the Required Overcollateralization Percentage.

Group I Stepdown Date: The later to occur of (x) the Distribution Date in August 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Group I Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group I Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 18.30%.

Group I Subordinate Certificates: The Class I-M-1, Class I-M-2 and Class I-M-3 Certificates.

Group I Trigger Event: With respect to any Distribution Date, a Group I Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Stated Principal Balance of Group I Mortgage Loans delinquent sixty (60) days or more (including Group I Mortgage Loans in foreclosure or discharged in bankruptcy or any related REO Property) by (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 35.70% of the Credit Enhancement Percentage of the Group I Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses on the Group I Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
August 2009 to July 2010	0.95%
August 2010 to July 2011	1.65%
August 2011 to July 2012	2.40%
August 2012 to July 2013	2.80%
June 2013 and thereafter	2.85%

Group II Certificates: The Class II-A Certificates.

Group II Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

Group II Senior Principal Distribution Amount: With respect to any Distribution Date the sum of: (i) the related Senior Percentage of the Principal Payment Amount for the Group II Mortgage Loans; (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the Group II Mortgage Loans; and (iii) the Senior Liquidation Amount for the Group II Mortgage Loans.

Group II-IV Certificates: The Class II-A, Class III-A-1, Class III-A-2, Class IV-A, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5, Class C-B-6, Class P and Class R Certificates.

Group II-IV Regular Certificate: Any Group II-IV Certificate other than a Residual Certificate.

Group II-IV Senior Certificates: The Class II-A, Class III-A-1, Class III-A-2 and Class IV-A Certificates.

Group II-IV Subordinate Certificates: The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.

Group III Certificates: The Class III-A-1 Certificates and Class III-A-2 Certificates.

Group III Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group III Mortgage Loans.

Group III Senior Principal Distribution Amount: With respect to any Distribution Date the sum of: (i) the related Senior Percentage of the Principal Payment Amount for the Group III Mortgage Loans; (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the Group III Mortgage Loans; and (iii) the Senior Liquidation Amount for the Group III Mortgage Loans.

Group IV Certificates: The Class IV-A Certificates.

Group IV Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group IV Mortgage Loans.

Group IV Senior Principal Distribution Amount: With respect to any Distribution Date the sum of: (i) the related Senior Percentage of the Principal Payment Amount for the Group IV Mortgage Loans; (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the Group IV Mortgage Loans; and (iii) the Senior Liquidation Amount for the Group IV Mortgage Loans.

Group V Certificates: The Class V-A-1, Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4, Class V-M-5, Class V-P, Class V-X and Class V-R Certificates.

Group V Marker Rate: With respect to the Class V-X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC IIIB Pass-Through Rates for REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4, REMIC IIIB Regular Interest LTIII-VM5 and REMIC IIIB Regular Interest LTII-ZZ, with the per annum rate on each such REMIC IIIB Regular Interest (other than REMIC IIIB Regular Interest LTIII-ZZ) subject to a cap equal to the Pass-Through Rate on the Corresponding Certificate for the purpose of this calculation; and with the per annum rate on REMIC IIIB Regular Interest LTIII-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC IIIB Pass-Through Rate and the related cap with respect to each such REMIC IIIB Regular Interest (other than REMIC IIIB Regular Interest LTIII-ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is thirty (30).

Group V Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group V Mortgage Loans.

Group V Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for the Group V Mortgage Loans for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Group V Regular Certificate: Any Group V Certificate other than a Residual Certificate.

Group V Senior Certificates: The Class V-A-1 Certificates and Class V-A-2 Certificates.

Group V Stepdown Date: The later to occur of (x) the Distribution Date in August 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group V Mortgage Loans, but prior to any distributions to the holders of the Group V Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 15.20%.

Group V Trigger Event: With respect to any Distribution Date, a Group V Trigger Event is in effect if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds approximately 40.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses with respect to the Group V Mortgage Loans as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
August 2009 to July 2010	0.95%
August 2010 to July 2011	1.65%
August 2011 to July 2012	2.40%
August 2012 to July 2013	2.80%
August 2013 and thereafter	2.85%

Indemnified Persons: The Trustee, any Servicer (including any successor to any Servicer), the Master Servicer, the Securities Administrator, the Custodian, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator or any Affiliate thereof merely because such Person is the beneficial owner of one percent (1%) or less of any class of securities issued by the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator or any Affiliate thereof, as the case may be.

When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Securities Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Index: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Group II-IV Mortgage Loan and Group V Mortgage Loan which will generally be based on One-Month LIBOR Six-Month LIBOR or One-Year LIBOR.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the related Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in Section 3.01 hereof or pursuant to the Servicing Agreement, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any Insurance Policy with respect to the Mortgage Loans.

Interest Carry Forward Amount: With respect to any Class of Group I Certificates (other than the Class I-X, Class I-P and Class I-R Certificates) and any Distribution Date, the amount, if any, by which the Interest Distribution Amount for that Class of Group I Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Distribution Amount: With respect to any Class of Group I Certificates (other than the Class I-P Certificates and Class I-R Certificates) and any Distribution Date, an amount equal to the interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Certificate Notional Balance) of such Group I Certificate immediately prior to such Distribution Date less such Group I Certificate’s share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Group I Mortgage Loans allocated to such Certificate pursuant to Section 1.02. The Interest Distribution Amount with respect to each Class of Group I Certificates (other than the Class I-A-1 Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Interest Distribution Amount with respect to the Class I-A-1 Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. No Interest Distribution Amount will be payable with respect to any Class of Group I Certificates after the Distribution Date on which the outstanding Certificate Principal Balance (or Certificate Notional Balance) of such Group I Certificate has been reduced to zero.

Interest Remittance Amount: With respect to any Distribution Date and Loan Group I or Loan Group V, that portion of the Available Distribution Amount for such Distribution Date generally equal to (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Mortgage Loans in the related Loan Group less the Servicing Fee, the Credit Risk Management Fee and the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the Mortgage Loans in the related Loan Group made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the Mortgage Loans in the related Loan Group and required to be remitted by the related Servicers or the Master Servicer pursuant to this Agreement or the Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in the related Loan Group collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan in the related Loan Group repurchased by the Sponsor pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 10.01 to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and minus (ii) all amounts required to be reimbursed by the Trust pursuant to Section 3.32 or as otherwise set forth in this Agreement or any Custodial Agreement.

Interest Shortfall: With respect to any Distribution Date and Loan Group I or Loan Group IV, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans in the related Loan Group resulting from (a) Principal Prepayments in full received during the related Prepayment Period, (b) partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans in the related Loan Group being limited pursuant to the provisions of the Relief Act.

ISDA Master Agreement: The ISDA Master Agreement dated as of July 28, 2006, as amended and supplemented from time to time, between the Swap Provider and the Trustee, as trustee on behalf of the Supplemental Interest Trust.

Last Scheduled Distribution Date: With respect to the Group I Certificates, the Distribution Date in July 2036. With respect to the Group II-IV Certificates and Group V Certificates, the Distribution Date in August 2036.

Latest Possible Maturity Date: The second Distribution Date following the final scheduled maturity date of the related Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code Section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC IA, REMIC IB, REMIC IIA, REMIC IIB, REMIC IIIA, REMIC IIIB and REMIC IIIC shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: The second LIBOR Business Day before the first day of the related Accrual Period.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified in the related Prepayment Period in writing to the Securities Administrator that it has made a Final Recovery Determination.

Liquidation Principal: The principal portion of Liquidation Proceeds received on a Mortgage Loan that became a Liquidated Mortgage Loan, but not in excess of the Stated Principal Balance of that Mortgage Loan, during the calendar month preceding the month of the Distribution Date.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan Group: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV or Loan Group V. “Loan Group I” refers to the Group I Mortgage Loans, “Loan Group II” refers to the Group II Mortgage Loans, “Loan Group III” refers to the Group III Mortgage Loans, “Loan Group IV” refers to the Group IV Mortgage Loans and “Loan Group V” refers to the Group V Mortgage Loans.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Loss Allocation Limitation: The limitation on reduction of the Certificate Principal Balance of any Class of Group II-IV Senior Certificates and Group II-IV Subordinate Certificates on any Distribution Date on account of any Realized Loss incurred on a Group II-IV Mortgage Loan to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Group II-IV Senior Certificates and Group II-IV Subordinate Certificates as of that Distribution Date to an amount less than the aggregate principal balance of the Group II-IV Mortgage Loans as of the following Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

Majority Class I-X Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class I-X Certificates.

Majority Class V-X Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class V-X Certificates.

Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or Affiliates.

Master Servicer Default: One or more of the events described in Section 8.01(b).

Master Servicing Compensation: As defined in Section 4.12.

Maximum Interest Rate: With respect to any Distribution Date and the related Accrual Period, an annual rate equal to the weighted average of the Maximum Mortgage Interest Rates of the Group V Mortgage Loans minus the weighted average expense rate of the Group V Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Accrual Period.

Maximum Mortgage Interest Rate: With respect to each Group II-IV Mortgage Loan and Group V Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum interest rate.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Mezzanine Certificates: The Class V-M-1, Class V-M-2, and Class V-M-3, Class V-M-4 and Class V-M-5 Certificates.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Interest Rate: With respect to each Group II-IV Mortgage Loan and Group V, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

Minimum Servicing Requirements: With respect to a successor to GMACM appointed pursuant to Section 7.06(a) hereunder:

(i)  the proposed successor Servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor Servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s; and

(ii)  the proposed successor Servicer has a net worth of at least $25,000,000.

MOM Loan: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Excess Cashflow: With respect to any Distribution Date, means the sum of (a) the Monthly Excess Interest, (b) the Overcollateralization Release Amount, if any, for such Distribution Date, and (c) the Principal Remittance Amount remaining following payments of the Principal Payment Amount to the Group V Senior Certificates and Mezzanine Certificates.

Monthly Excess Interest: With respect to any Distribution Date, the excess of (x) the Interest Remittance Amount for such Distribution Date over (y) the sum of Current Interest and Carryforward Interest on the Group V Senior Certificates and Mezzanine Certificates for such Distribution Date.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.07.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or the Custodian on behalf of the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Documents: As defined in Section 2.01.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of July 28, 2006, between the Sponsor, as seller and the Depositor, as purchaser, a form of which is attached hereto as Exhibit C.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicers to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(i)  the Mortgage Loan identifying number;

(ii)  the Mortgage Rate in effect as of the Cut-off Date;

(iii)  the Servicing Fee Rate;

(iv)  the Net Mortgage Rate in effect as of the Cut-off Date;

(v)  the maturity date;

(vi)  the original principal balance;

(vii)  the Cut-off Date Principal Balance;

(viii)  the original term;

(ix)  the remaining term;

(x)  the property type;

(xi)  the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

(xii)  with respect to each MOM Loan, the related MIN;

(xiii)  the Custodian;

(xiv)  a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(xv)  with respect to each Group II-IV Mortgage Loan or Group V Mortgage Loan, the first Adjustment Date;

(xvi)  with respect to each Group II-IV Mortgage Loan or Group V Mortgage Loan, the Gross Margin;

(xvii)  with respect to each Group II-IV Mortgage Loan or Group V Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(xviii)  with respect to each Group II-IV Mortgage Loan or Group V Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(xix)  with respect to each Group II-IV Mortgage Loan or Group V Mortgage Loan, the Periodic Rate Cap;

(xx)  with respect to each Group II-IV Mortgage Loan or Group V Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

(xxi)  with respect to each Group II-IV Mortgage Loan or Group V Mortgage Loan, the related Index;

(xxii)  the related Loan Group; and

(xxiii)  the Servicer.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to each Group II-IV Mortgage Loan and Group V Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the related Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such adjustable rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Funds Cap: With respect to any Distribution Date and the Group V Senior Certificates and Mezzanine Certificates, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the outstanding aggregate Stated Principal Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, and (2) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date and (II) 12. The Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIIB Pass-Through Rate on each REMIC IIIB Regular Interest (other than REMIC IIIB Regular Interest LTIII-VP and REMIC IIIB Regular Interest LTIII-IO), weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIIB Regular Interest.

Net Interest Shortfalls: With respect to any Distribution Date and Loan Group I, Interest Shortfalls net of payments by the Servicers or the Master Servicer in respect of Compensating Interest.

With respect to any Distribution Date and Loan Group II, Loan Group III and Loan Group IV, the sum of: (i) the amount of interest which would otherwise have been received for a Mortgage Loan in that Loan Group during the prior calendar month that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses; and (ii) any related Net Prepayment Interest Shortfalls.

Net Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of Senior Interest Distribution Amounts payable to the Group I Senior Certificates and the Interest Distribution Amounts payable to the Group I Subordinate Certificates and (B) the Principal Funds.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Credit Risk Management Fee Rate and (iii) the rate at which the fee payable to any provider of lender-paid mortgage insurance is calculated, if applicable.

Net Prepayment Interest Shortfall: With respect to any Distribution Date and Loan Group II, Loan Group III and Loan Group IV, the amount by which the aggregate of Prepayment Interest Shortfalls for such Loan Group during the related Prepayment Period exceeds the available Compensating Interest for that period.

Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment.

Net WAC Rate Cap: With respect to the Group I Senior Certificates and the Group I Subordinate Certificates, the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs; provided that the Net WAC Rate Cap with respect to the Class I-A-1 Certificates shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period.

For federal income tax purposes, the Net WAC Rate Cap, with respect to any Distribution Date, shall be expressed as the weighted average of the Uncertificated REMIC IA Pass-Through Rates on each REMIC IA Regular Interest (other than REMIC IA Regular Interest LTI-IP) weighted on the basis of the Uncertificated Principal Balance of the REMIC IA Regular Interests.

Net WAC Rate Carryover Amount: With respect to each class of Group I Senior Certificates and Group I Subordinate Certificates and any Distribution Date on which the related Pass-Through Rate is reduced by the Net WAC Rate Cap, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the Pass-Through Rate applicable to such Class would not have been reduced by the Net WAC Rate Cap on such Distribution Date over (y) the amount of interest paid on such Distribution Date to such Class plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed to such Class.

Net WAC Reserve Fund: Shall mean the segregated non-interest bearing trust account created and maintained by the Securities Administrator pursuant to Section 5.14 hereof.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: With respect to any Mortgage Loan, any portion of an Advance or Servicing Advance previously made or proposed to be made by the related Servicer pursuant to this Agreement or the Servicing Agreement, as applicable or the Master Servicer as Successor Servicer, that, in the good faith judgment of the related Servicer or the Master Servicer as Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: For each Distribution Date shall be equal to the lesser of (a) the Aggregate Loan Balance of the Group V Mortgage Loans on the Business Day immediately preceding such Distribution Date and (b) the Swap Notional Amount for such Distribution Date as set forth in the Swap Agreement.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by an Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period (other than the first Accrual Period), the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class I-A-1 Certificates, Group V Senior Certificates and Mezzanine Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding. With respect to the first Accrual period, One-Month LIBOR shall equal 5.400% per annum.

One-Year LIBOR: The per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Sponsor, the Master Servicer, the Depositor or a Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Sponsor, the Master Servicer Depositor and such Servicer, (ii) not have any direct financial interest in the Sponsor, the Depositor, the Master Servicer or such Servicer or in any affiliate of any of them, and (iii) not be connected with the Sponsor, the Depositor, the Master Servicer or such Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optimal Interest Remittance Amount: With respect to any Distribution Date and the Group V Senior Certificates and Mezzanine Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average of the Net Mortgage Rates of the Group V Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount relating to Loan Group V that did not arise as a result of a default or delinquency of the Group V Mortgage Loans or were not taken into account in computing the expense fee rate.

Optional Termination: The termination of the Trust Fund created hereunder as a result of the purchase of all of (i) the Group I Mortgage Loans and any related REO Property, (ii) the Group II-IV Mortgage Loans and any related REO Property or (iii) the Group V Mortgage Loans and any related REO Property, as described in Section 10.01.

Optional Termination Date: The first Distribution Date on which the Master Servicer may purchase, at its option, (i) the Group I Mortgage Loans and related REO Properties, (ii) the Group II-IV Mortgage Loans or (iii) the Group V Mortgage Loans and related REO Properties, as described in Section 10.01.

OTS: The Office of Thrift Supervision or any successor thereto.

OTS Method: The method used by OTS to calculate delinquencies.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Deficiency Amount: With respect to any Distribution Date and the Group V Mortgage Loans, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Group V Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Increase Amount: With respect to any Distribution Date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Group I Overcollateralization Amount on such Distribution Date.

Overcollateralization Reduction Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Group I Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Group V Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-M-1, Class I-M-2, Class I-M-3, Class I-X, Class II-A, Class III-A-1, Class III-A-2, Class IV-A, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5, Class C-B-6, Class V-A-1, Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4, Class V-M-5 and Class V-X Pass-Through Rate, as applicable.

Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

PCAOB: Shall mean the Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Periodic Rate Cap: With respect to the Adjustment Date for a Group II-IV Mortgage Loan or Group V Mortgage Loan, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Group II-IV Mortgage Loan or Group V Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency that rates such securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee or the Master Servicer in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)  units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate of either, having a rating by S&P of AAAm-G or AAAm, if rated by Moody’s, rated Aaa, Aa1 or Aa2, and if rated by Fitch, F1, F2 or F3;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Prepayment Assumption: The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Class of Publicly Offered Certificates.

Prepayment Charge: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount) as shown on the Prepayment Charge Schedule.

Prepayment Charge Schedule: As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Exhibit R (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Servicers, the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)	the Mortgage Loan identifying number;

(ii)	a code indicating the type of Prepayment Charge;

(iii)	the date on which the first Monthly Payment was due on the related Mortgage Loan;

(iv)	the term of the related Prepayment Charge;

(v)	the original Stated Principal Balance of the related Mortgage Loan; and

(vi)	the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.24 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the related Servicing Fee, (b) the Credit Risk Management Fee and (c) the fee payable to any provider of lender-paid mortgage insurance, if any.

Prepayment Period: With respect to any Distribution Date, the 14th day of the immediately preceding calendar month through the 13th day of the month in which such Distribution Date occurs.

Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) Principal Funds for such Distribution Date, plus (ii) the Extra Principal Distribution Amount for such Distribution Date minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group I Senior Certificates and Group I Subordinate Certificates.

Principal Funds: With respect to any Distribution Date and Loan Group I, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or prior to the Remittance Date or, with respect to the Master Servicer or the Trustee on the Distribution Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, (iii) the Stated Principal Balance of each Group I Mortgage Loan that was repurchased by the Sponsor pursuant to Sections 2.02, 2.03 and 3.24, (d) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Group I Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal paid by the Master Servicer pursuant to Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Servicers to the Distribution Account pursuant to this Agreement and (g) all Subsequent Recoveries minus (ii) all amounts required to be reimbursed by the Trust Fund pursuant to Section 3.32 or as otherwise set forth in this Agreement or the Custodial Agreement to the extent not reimbursed from the Interest Remittance Amount relating to Loan Group I.

Principal Payment Amount: with respect to any Distribution Date and each of Loan Group II, Loan Group III and Loan Group IV the sum of: (i) scheduled principal payments on the Mortgage Loans in that Loan Group due on the Due Date related to that Distribution Date; (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan in that Loan Group that was repurchased as permitted or required by this Agreement during the applicable Prepayment Period preceding that Distribution Date; and (iii) any other unscheduled payments of principal that were received on the Mortgage Loans in that Loan Group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.24 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the related Servicer in accordance with the terms of the related Mortgage Note.

Principal Prepayment Amount: with respect to any Distribution Date and each of Loan Group II, Loan Group III and Loan Group IV, the sum of (i) all Principal Prepayments in full and in part in that Loan Group which were received during the applicable Prepayment Period preceding that Distribution Date and (ii) all Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date.

Principal Remittance Amount: With respect to any Distribution Date, (i) the sum, without duplication, of (a) the principal portion of all Scheduled Payments on the Group V Mortgage Loans due during the related Due Period whether or not received on or prior to the related Determination Date, (b) the principal portion of all unscheduled collections (other than Payaheads) including Insurance Proceeds, Condemnation Proceeds, Subsequent Recoveries and all full and partial Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, to the extent applied as recoveries of principal on the Group V Mortgage Loans, (c) the Stated Principal Balance of each Group V Mortgage Loan that was repurchased by the Sponsor during the related Prepayment Period pursuant to Sections 2.02, 2.03 and 3.24, (d) the aggregate of all Substitution Adjustment Amounts received during the related Prepayment Period for the related Determination Date in connection with the substitution of Group V Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal on the Group V Mortgage Loans paid by the Master Servicer pursuant to Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries with respect to the Group V Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Servicers to the Distribution Account pursuant to this Agreement and (g) the principal portion of Payaheads previously received of the Group V Mortgage Loans and intended for application in the related Due Period minus (ii) all amounts required to be reimbursed by the Trust Fund pursuant to Sections 4.02, 4.05, 4.07 and 9.05 or as otherwise set forth in this Agreement or any Custodial Agreement.

Principal Transfer Amount: With respect to an Undercollateralized Group will equal the excess, if any, of the Certificate Principal Balance of the Group II-IV Senior Certificates related to such Undercollateralized Group over the Aggregate Loan Group Balance of such Undercollateralized Group.

Private Certificate: Each of the Class C-B-4, Class C-B-5, Class C-B-6, Class I-X, Class I-P, Class P, Class I-R, Class V-X, Class V-P, Class R and Class V-R Certificates.

Prospectus Supplement: The Prospectus Supplement dated July 27, 2006 relating to the offering of the Publicly Offered Certificates.

Publicly Offered Certificates: Any Certificates other than the Private Certificates.

PUD: A planned unit development.

Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02, 2.03 or 3.24 hereof and as confirmed by an Officer’s Certificate from the Sponsor to the Trustee, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus, (ii) thirty (30) days’ accrued interest thereon at the applicable Net Mortgage Rate, plus any portion of the Servicing Fee, Servicing Advances and Advances payable to the related Servicer or Master Servicer, as applicable, with respect to such Mortgage Loan plus (iii) any costs and damages of the Trust Fund in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

Rating Agency: Each of Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer pursuant to this Agreement. To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Record Date: With respect to the Group I Certificates (other than the Class I-A-1 Certificates), the Group II-IV Certificates, the Class V-P, Class V-R and Class V-X Certificates and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class I-A-1 Certificates and the Group V Certificates (other than the Class V-X, Class V-P and Class V-R Certificates) and any Distribution Date, so long as such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class I-A-1 Certificates, the Group V Senior Certificates and the Mezzanine Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class I-A-1A Certificates, the Group V Senior Certificates and the Mezzanine Certificates for such Accrual Period.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Servicer.

Regular Certificate: Any Group I Regular Certificate, Group II-IV Regular Certificate or Group V Regular Certificate.

Regulation AB: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria: Means with respect to any Servicing Function Participant, the Servicing Criteria applicable to such party, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such party.

Relief Act: The Servicemembers Civil Relief Act of 2003, as amended from time to time or similar state or local laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC IA: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Group I Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the related Custodial Accounts (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the related sub-account of the Distribution Account, the Class I-P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Group I Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee’s rights under the Insurance Policies with respect to the Group I Mortgage Loans; (vi) the rights under the Mortgage Loan Purchase Agreement to the extent of the Group I Mortgage Loans, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC IA specifically excludes (i) all payments and other collections of principal and interest due on the Group I Mortgage Loans on or before the Cut-off Date, (ii) all Prepayment Charges payable in connection with Principal Prepayments on the Group I Mortgage Loans made before the Cut-off Date, (iii) the Net WAC Reserve Fund and (iv) the Cap Contract.

REMIC IA Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC IA Pass-Through Rate for REMIC IA Regular Interest LTI-IAA minus the Marker Rate, divided by (b) 12.

REMIC IA Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC IA Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2, REMIC IA Regular Interest LTI-IM3 and REMIC IA Regular Interest LTI-IP, in each case as of such date of determination.

REMIC IA Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2 and REMIC IA Regular Interest LTI-IM3 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2, REMIC IA Regular Interest LTI-IM3 and REMIC IB Regular Interest LTI-ZZ.

REMIC IA Regular Interests: REMIC IA Regular Interest LTI-AA, REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2, REMIC IA Regular Interest LTI-IM3, REMIC IA Regular Interest LTI-ZZ and REMIC IA Regular Interest LTI-IP.

REMIC IA Regular Interest LTI-AA: One of the separate non-certificated beneficial ownership interests in REMIC IB issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-AA shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IA1: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-A1 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IA2: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IA2 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IA3: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IA3 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IA4: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IA4 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IA5: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IA5 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IA6: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IA6 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IM1: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IM1 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IM2: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IM2 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IM3: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IM3 shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-IP: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-IP shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC IA issued hereunder and designated as a Regular Interest in REMIC IA. REMIC IA Regular Interest LTI-ZZ shall accrue interest at the related Uncertificated REMIC IA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IA Regular Interest LTI-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC IA Pass-Through Rate applicable to REMIC IA Regular Interest LTI-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-ZZ minus the REMIC IA Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA12, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2 and REMIC IA Regular Interest LTI-IM3 for such Distribution Date, with the rate on each such REMIC IA Regular Interest subject to a cap equal to the related Pass-Through Rate.

REMIC IA Required Overcollateralization Amount: 1% of the Required Overcollateralization Amount.

REMIC IB: The segregated pool of assets consisting of all of the REMIC IA Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC IB Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC IB Certificate: Any Group I Regular Certificate or Class I-R Certificate.

REMIC IB Certificateholder: The Holder of any REMIC IB Certificate.

REMIC IIA: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Group II-IV Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the related Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the related sub-account of the Distribution Account, the Class P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Group II-IV Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee’s rights under the Insurance Policies with respect to the Group II-IV Mortgage Loans; (vi) the rights under the Mortgage Loan Purchase Agreement with respect to the Group II-IV Mortgage Loans, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC IIA specifically excludes (i) all payments and other collections of principal and interest due on the Group II-IV Mortgage Loans on or before the Cut-off Date and (ii) all Prepayment Charges payable in connection with Principal Prepayments on the Group II-IV Mortgage Loans made before the Cut-off Date.

REMIC IIA Regular Interests: REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-1GRP, REMIC IIA Regular Interest LTII-2SUB, REMIC IIA Regular Interest LTII-2GRP, REMIC IIA Regular Interest LTII-3SUB, REMIC IIA Regular Interest LTII-3GRP, REMIC IIA Regular Interest LTII-XX and REMIC IIA Regular Interest LTII-P.

REMIC IIA Regular Interest LTII-1SUB: One of the separate non-certificated beneficial ownership interests in REMIC IIA issued hereunder and designated as a Regular Interest in REMIC IIA. REMIC IIA Regular Interest LTII-1SUB shall accrue interest at the related Uncertificated REMIC IIA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIA Regular Interest LTII-1GRP: One of the separate non-certificated beneficial ownership interests in REMIC IIA issued hereunder and designated as a Regular Interest in REMIC IIA. REMIC IIA Regular Interest LTII-1GRP shall accrue interest at the related Uncertificated REMIC IIA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIA Regular Interest LTII-2SUB: One of the separate non-certificated beneficial ownership interests in REMIC IIA issued hereunder and designated as a Regular Interest in REMIC IIA. REMIC IIA Regular Interest LTII-2SUB shall accrue interest at the related Uncertificated REMIC IIA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIA Regular Interest LTII-2GRP: One of the separate non-certificated beneficial ownership interests in REMIC IIA issued hereunder and designated as a Regular Interest in REMIC IIA. REMIC IIA Regular Interest LTII-2GRP shall accrue interest at the related Uncertificated REMIC IIA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIA Regular Interest LTII-3SUB: One of the separate non-certificated beneficial ownership interests in REMIC IIA issued hereunder and designated as a Regular Interest in REMIC IIA. REMIC IIA Regular Interest LTII-3SUB shall accrue interest at the related Uncertificated REMIC IIA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIA Regular Interest LTII-3GRP: One of the separate non-certificated beneficial ownership interests in REMIC IIA issued hereunder and designated as a Regular Interest in REMIC IIA. REMIC IIA Regular Interest LTII-3GRP shall accrue interest at the related Uncertificated REMIC IIA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIA Regular Interest LTII-P: One of the separate non-certificated beneficial ownership interests in REMIC IIA issued hereunder and designated as a Regular Interest in REMIC IIA. REMIC IIA Regular Interest LTII-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIA Regular Interest LTI-XX: One of the separate non-certificated beneficial ownership interests in REMIC IIA issued hereunder and designated as a Regular Interest in REMIC IIA. REMIC IIA Regular Interest LTII-XX shall accrue interest at the related Uncertificated REMIC IIA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIA Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each REMIC IIA Regular Interest ending with the designation “SUB”, equal to the ratio between, with respect to each such REMIC IIA Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group II Mortgage Loans, Group III Mortgage Loans or Group IV Mortgage Loans, as applicable over (y) the current Certificate Principal Balance of the related Group II-IV Senior Certificates.

REMIC IIB: The segregated pool of assets consisting of all of the REMIC IIA Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC IIB Certificates pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC IIB Certificate: Any Group II-IV Certificate.

REMIC IIB Certificateholder: The Holder of any REMIC IIB Certificate.

REMIC IIIA: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Group V Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the related Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the related sub-account of the Distribution Account, the Class V-P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Group V Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee’s rights under the Insurance Policies with respect to the Group V Mortgage Loans; (vi) the rights under the related Mortgage Loan Purchase Agreement with respect to the Group V Mortgage Loans, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC IIIB specifically excludes (i) all payments and other collections of principal and interest due on the Group V Mortgage Loans on or before the Cut-off Date, (ii) all Prepayment Charges payable in connection with Principal Prepayments on the Group V Mortgage Loans made before the Cut-off Date, (iii) the Basis Risk Shortfall Reserve Fund, (iv) the Swap Agreement and (v) the Supplemental Interest Trust.

REMIC IIIA Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC IIIA issued hereunder and designated as a “regular interest” in REMIC IIIA. Each REMIC IIIA Regular Interest shall accrue interest at the related Uncertificated REMIC IIIA Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC IIIA Regular Interests are set forth in the Preliminary Statement hereto.

REMIC IIIB: The segregated pool of assets consisting of all of the REMIC IIIB Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC IIIB Regular Interests and the Holders of the Class V-R (as holders of the Class R-3B Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC IIIB Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group V Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC IIIB Pass-Through Rate for REMIC IIIB Regular Interest LTIII-AA minus the Marker Rate, divided by (b) 12.

REMIC IIIB Overcollateralization Amount: With respect to any date of determination, (i) the aggregate Uncertificated Principal Balances of the REMIC IIIB Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4, REMIC IIIB Regular Interest LTIII-VM5 and REMIC IIIB Regular Interest LTIII-VP, in each case as of such date of determination.

REMIC IIIB Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group V Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4 and REMIC IIIB Regular Interest LTIII-VM5 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4, REMIC IIIB Regular Interest LTIII-VM5 and REMIC IIIB Regular Interest LTIII-ZZ.

REMIC IIIB Regular Interests: REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4 and REMIC IIIB Regular Interest LTIII-VM5, REMIC IIIB Regular Interest LTIII-ZZ and REMIC IIIB Regular Interest LTIII-VP.

REMIC IIIB Regular Interest LTIII-AA: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTII-AA shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-VA1: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-VA1 shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-VA2: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-VA2 shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-VM1: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-VM1 shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-VM2: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-VM2 shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-VM3: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-VM3 shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-VM4: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-VM4 shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-VM5: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-VM5 shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-VP: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-VP shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-XX: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-XX shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC IIIB issued hereunder and designated as a Regular Interest in REMIC IIIB. REMIC IIIB Regular Interest LTIII-ZZ shall accrue interest at the related Uncertificated REMIC IIIB Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IIIB Regular Interest LTIII-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC IIIB Pass-Through Rate applicable to REMIC IIIB Regular Interest LTIII-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-ZZ minus the REMIC IIIB Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4 and REMIC IIIB Regular Interest LTIII-VM5 for such Distribution Date, with the rate on each such REMIC IIIB Regular Interest subject to a cap equal to the related Pass-Through Rate.

REMIC IIIB Targeted Overcollateralization Amount: 1.00% of the Targeted Overcollateralization Amount.

REMIC IIIC: The segregated pool of assets consisting of all of the REMIC IIIB Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC IIIC Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC IIIC Certificate: Any Group V Certificate.

REMIC IIIC Certificateholder: The Holder of any REMIC IIIC Certificate.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any REMIC IA Regular Interest, REMIC IIA Regular Interest, REMIC IIIA Regular Interest, REMIC IIIB Regular Interest or a Regular Certificate.

Remittance Date: Shall mean the eighteenth (18th) day of the month and if such day is not a Business Day, the immediately preceding Business Day.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a request for release in accordance with the terms of the Custodial Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) (a) with respect to a Group I Mortgage Loan, have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan or (b) with respect to a Group II-IV Mortgage Loan or Group V Mortgage Loan, have an adjustable Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) be secured by a first lien on the related Mortgaged Property; (vii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (viii) with respect to a Group II-IV Mortgage Loan or Group V Mortgage Loan, have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate on the Deleted Loan; (ix) with respect to a Group II-IV Mortgage Loan or Group V Mortgage Loan, have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Deleted Loan; (x) with respect to a Group II-IV Mortgage Loan or Group V Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Loan; (xi) with respect to a Group II-IV Mortgage Loan or Group V Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Loan; (xii) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement; and (xiii) with respect to a Group I Mortgage Loan or Group V Mortgage Loan, not permit conversion of the Mortgage Rate from a fixed rate to a variable rate.

Reportable Event: Has the meaning set forth in Section 5.17(b) of this Agreement.

Reporting Servicer: Shall mean any Servicer, the Master Servicer, the Securities Administrator, the Custodian under the Custodial Agreement, and any Servicing Function Participant engaged by such parties.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Required Overcollateralization Amount: With respect to any Distribution Date prior to the Stepdown Date, 2.05% of the Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, and with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (i) 4.10% of the Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) 0.35% of the Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Group I Senior Certificates and Group I Subordinate Certificates to zero, the Required Overcollateralization Amount shall be zero.

Required Overcollateralization Percentage: With respect to any Distribution Date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred on the Group I Mortgage Loans during the related Prepayment Period).

Residual Certificates: The Class I-R Certificates, the Class R Certificates and the Class V-R Certificates.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator specified by the Trustee or the Securities Administrator, as the case may be, having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Responsible Party: The party indicated on Exhibit N as the entity primarily responsible for reporting the information set forth therein to the Securities Administrator pursuant to Section 5.12.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

Sarbanes-Oxley Act: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

Senior Liquidation Amount: With respect to any Distribution Date and for any of Loan Group II, Loan Group III and Loan Group IV, for each Group II-IV Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that Group II-IV Mortgage Loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that Group II-IV Mortgage Loan.

Senior Percentage: With respect to any Distribution Date and Loan Group II, Loan Group III and Loan Group IV, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the classes of Group II-IV Senior Certificates related to such Loan Group immediately prior to that Distribution Date and the denominator of which is the Aggregate Loan Group Balance for such Loan Group as of the first day of the related Due Period, subject to adjustment for prepayments in full received and distributed in the month prior to that Distribution Date. In no event will the Senior Percentage for any of Loan Group II, Loan Group III or Loan Group IV exceed 100%. The initial Senior Percentage for the Group II-IV Senior Certificates in the aggregate will be equal to approximately 92.30%.

Senior Prepayment Percentage: With respect to Loan Group II, Loan Group III and Loan Group IV and any Distribution Date will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
August 25, 2006 - July 25, 2013	100%
August 25, 2013 - July 25, 2014	related Senior Percentage plus 70% of the related Subordinate Percentage.
August 25, 2014 - July 25, 2015	related Senior Percentage plus 60% of the related Subordinate Percentage.
August 25, 2015 - July 25, 2016	related Senior Percentage plus 40% of the related Subordinate Percentage.
August 25, 2016 - July 25, 2017	related Senior Percentage plus 20% of the related Subordinate Percentage.
August 25, 2017 and thereafter	related Senior Percentage.

There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date, and for the Loan Group II, Loan Group III and Loan Group IV (i) if the Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each Loan Group for that Distribution Date will equal 100%, (ii) if on or before the Distribution Date in July 2009, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the Subordinate Percentage as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that Distribution Date, and (iii) if after the Distribution Date July 2009, the Subordinate Percentage for such Distribution Date is greater than or equal to twice the Subordinate Percentage as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the related Senior Percentage.

Notwithstanding the foregoing, the Senior Prepayment Percentage for any of Loan Group II, Loan Group III or Loan Group IV will equal 100% for any Distribution Date as to which (i) the outstanding principal balance of the Group II-IV Mortgage Loans in such Loan Group, delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Class B Component Balance as of that Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses for the Group II-IV Mortgage Loans in such Loan Group exceed:

Distribution Date Occurring In	Percentage of the Class B Component Balance
August 2006 through July 2009	20%
August 2009 through July 2014	30%
August 2014 through July 2015	35%
August 2015 through July 2016	40%
August 2016 through July 2017	45%
August 2017 and thereafter	50%

If the Senior Prepayment Percentage for any of Loan Group II, Loan Group III or Loan Group IV equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other Loan Groups (other than Loan Group I or Loan Group V) will equal 100%.

If on any Distribution Date the allocation to the Class of Group II-IV Senior Certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Certificate Principal Balance of that Class below zero, the distribution to that Class of Group II-IV Senior Certificates of the Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the related Certificate Principal Balance to zero.

Senior Principal Payment Amount: With respect to any Distribution Date on or after the Group V Stepdown Date and as long as a Group V Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the Certificate Principal Balances of the Group V Senior Certificates, in each case, immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) 84.80% and (ii) the Aggregate Loan Balance of Loan Group V for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of Loan Group V for such Distribution Date exceeds (ii) 0.35% of the Aggregate Loan Balance of Loan Group V as of the Cut-off Date.

Servicer: Shall mean either GMAC, Wells Fargo or Wachovia or any successor thereto appointed hereunder or under the Servicing Agreement in connection with the servicing and administration of the related Mortgage Loans.

Servicer Default: As defined in Section 8.01.

Servicer Prepayment Charge Payment Amount: The amount payable by a Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01 or pursuant to the Servicing Agreement.

Servicer’s Assignee: As defined in Section 5.01(b)(ii)

Service(s)(ing): Means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by a Servicer of its servicing obligations hereunder or under the Servicing Agreement, as applicable, including, but not limited to, the cost of (i) the preservation, restoration, inspection, valuation and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions), (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained and (v) payment of taxes.

Servicing Agreement: The Seller’s Purchase, Warranties and Servicing Agreement, dated as of March 1, 2006, between the Sponsor and Wachovia (as modified pursuant to the Assignment Agreement).

Servicing Criteria: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

Servicing Fee Rate: 0.25% per annum per Mortgage Loan.

Servicing Function Participant: Means any Subservicer or Subcontractor of each Servicer, the Master Servicer and the Securities Administrator, the Custodian, respectively. For purposes of Section 5.18(d), such term also shall include each Servicer, the Master Servicer, the Securities Administrator and the Custodian, without regard to any threshold reference therein.

Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and the servicing of the related Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished to the Master Servicer, the Securities Administrator the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

Six-Month LIBOR: The per annum rate equal to the average of interbank offered rates for Six-Month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

Special Hazard Loss: Shall mean a Realized Loss, as reported by the related Servicer to the Trustee and the Master Servicer, attributable to damage or a direct physical loss suffered by a mortgaged property-including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under this Agreement or any loss due to normal wear and tear or certain other causes.

Special Hazard Loss Coverage Amount: Shall mean approximately $4,000,000 (approximately 2.00% of the Group II-IV Mortgage Loans by aggregate principal balance as of the Cut-off Date) less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Group II-IV Subordinate Certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. As of any Distribution Date on or after the Credit Support Depletion Date, the Special Hazard Loss Coverage Amount will be zero.

Sponsor: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.09 of this Agreement or pursuant to the Servicing Agreement with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

Subcontractor: Shall mean any vendor, subcontractor or other Person who is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of a Servicer (or a Subservicer of a Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator and each subcontractor is determined by the Person engaging the subcontractor to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Subordinate Liquidation Amount: With respect to any Distribution Date and Loan Group II, Loan Group III or Loan Group IV the excess, if any, of the aggregate Liquidation Principal for all Mortgage Loans related to that Loan Group that became Liquidated Mortgage Loans during the calendar month preceding the month of that Distribution Date, over the related Senior Liquidation Amount for that Distribution Date.

Subordinate Pass-Through Rate: With respect to any Distribution Date, shall equal the quotient expressed as a percentage, of (a) the sum of: (i) the product of (x) the Weighted Average Net Rate for Loan Group II for that Distribution Date and (y) the Class B Component Balance for Loan Group II immediately prior to such Distribution Date, (ii) the product of (x) the Weighted Average Net Rate for Loan Group III for that Distribution Date and (y) the Class B Component Balance for Loan Group III immediately prior to such Distribution Date and (iii) the product of (x) the Weighted Average Net Rate for Loan Group IV for that Distribution Date and (y) the Class B Component Balance for Loan Group IV immediately prior to such Distribution Date, divided by (b) the aggregate of the Class B Component Balances for Loan Group II, Loan Group III and Loan Group IV immediately prior to such Distribution Date. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC IIA Pass-Through Rates on REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-2SUB and REMIC IIA Regular Interest LTII-3SUB (subject, in each case, to a cap and a floor equal to the Uncertificated REMIC IIA Pass-Through Rate on REMIC IIA Regular Interest LTII-1GRP, REMIC IA Regular Interest LTII-2GRP and REMIC IIA Regular Interest LTII-3GRP, respectively) weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIA Regular Interest.

Subordinate Percentage: With respect to any Distribution Date and Loan Group II, Loan Group III or Loan Group IV, the excess of 100% over the related Senior Percentage for that date. The initial Subordinate Percentage for each of Loan Group II, Loan Group III and Loan Group IV will be equal to approximately 7.70%.

Subordinate Prepayment Percentage: With respect to any Distribution Date and Loan Group II, Loan Group III or Loan Group IV, the excess of 100% over the related Senior Prepayment Percentage for that Distribution Date; provided, however, that if the aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates has been reduced to zero, then the Subordinate Prepayment Percentage for that Loan Group will equal 100%.

Subordinate Principal Distribution Amount: With respect to any Distribution Date and Loan Group II, Loan Group III or Loan Group IV, the sum of the following amounts calculated for each Loan Group:

(i) the related Subordinate Percentage of the related Principal Payment Amount;

(ii) the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and

(iii) the related Subordinate Liquidation Amount; less

(iv) any Principal Transfer Amounts as described in this Agreement under Section 5.05(a).

Subordination Level: With respect to any Distribution Date for any Class of Group II-IV Certificates, the percentage obtained by dividing the sum of the Certificate Principal Balances of all Classes of Subordinate Certificates which are subordinate in right of payment to that Class by the Certificate Principal Balances of all Classes of Group II-IV Senior Certificates and Subordinate Certificates, in each case immediately prior to that Distribution Date.

Subsequent Recoveries: Shall mean all amounts in respect of principal received by the Servicer on a Mortgage Loan for which a Realized Loss was previously incurred.

Subservicer: Shall mean any Person who is identified in Item 1122(d) of Regulation AB that services the related Mortgage Loans on behalf of a Servicer or is engaged by the Master Servicer, the Securities Administrator or the Custodian and is responsible for the performance (whether directly or through subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by such Person under this Agreement, the Servicing Agreement or any subservicing agreement.

Subservicing Agreement: Any agreement entered into between a Servicer and a Subservicer with respect to the subservicing of any Mortgage Loan subject to Section 3.03 of this Agreement or the Servicing Agreement by such Subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Servicer: Any successor to a Servicer appointed pursuant to Section 8.02 of this Agreement or pursuant to the Servicing Agreement after the occurrence of a Servicer Default or upon the resignation of the Servicer pursuant to this Agreement or pursuant to the Servicing Agreement.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.15 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount. For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

Swap Agreement: The interest rate swap agreement, dated July 28, 2006, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and the Swap Provider, which agreement provides for Net Swap Trust Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit P.

Swap LIBOR: LIBOR as determined pursuant to the Swap Agreement.

Swap Provider: The swap provider under the Swap Agreement either (a) entitled to receive payments from the Supplemental Interest Trust or (b) required to make payments to the Supplemental Interest Trust, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Swiss Re Financial Bear Sterns Financial Products, Inc.

Swap Provider Trigger Event: A Swap Provider Trigger Event shall have occurred if any of an Event of Default (under the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party, a Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party or an Additional Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party has occurred.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement.

Targeted Overcollateralization Amount: With respect to any Distribution Date prior to the Group V Stepdown Date, approximately 1.00% of the Aggregate Loan Balance of Loan Group V as of the Cut-off Date; with respect to any Distribution Date on or after the Group V Stepdown Date and with respect to which a Group V Trigger Event is not in effect, the greater of (a) 2.00% of the Aggregate Loan Balance of Loan Group V for such Distribution Date, or (b) 0.35% of the Aggregate Loan Balance of Loan Group V as of the Cut-off Date; with respect to any Distribution Date on or after the Group V Stepdown Date with respect to which a Group V Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates to zero, the Targeted Overcollateralization Amount shall be zero.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Termination Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Group I Mortgage Loans, Group II-IV Mortgage Loans or Group V Mortgage Loans pursuant to Section 10.01.

Transaction Party: Shall mean the Depositor, the Sponsor, the Trustee, the Servicers, the Master Servicer, the Securities Administrator, the Custodian, the Cap Provider and the Swap Provider.

Transfer Affidavit: As defined in Section 6.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trust Fund: Collectively, the assets of REMIC IA, REMIC IB, REMIC IIA, REMIC IIB, REMIC IIIA, REMIC IIIB, REMIC IIIC, the Net WAC Reserve Fund, the Basis Risk Shortfall Reserve Fund and the Cap Contract. For the avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

Trustee: HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02, 5.07, 5.08 and 5.09).

Uncertificated Notional Amount: With respect to REMIC IIIB Regular Interest LTIII-IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC IIIA Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC IIIA Regular Interests
1	I-1-A through I-60-A
2	I-2-A through I-60-A
3	I-3-A through I-60-A
4	I-4-A through I-60-A
5	I-5-A through I-60-A
6	I-6-A through I-60-A
7	I-7-A through I-60-A
8	I-8-A through I-60-A
9	I-9-A through I-60-A
10	I-10-A through I-60-A
11	I-11-A through I-60-A
12	I-12-A through I-60-A
13	I-13-A through I-60-A
14	I-14-A through I-60-A
15	I-15-A through I-60-A
16	I-16-A through I-60-A
17	I-17-A through I-60-A
18	I-18-A through I-60-A
19	I-19-A through I-60-A
20	I-20-A through I-60-A
21	I-21-A through I-60-A
22	I-22-A through I-60-A
23	I-23-A through I-60-A
24	I-24-A through I-60-A
25	I-25-A through I-60-A
26	I-26-A through I-60-A
27	I-27-A through I-60-A
28	I-28-A through I-60-A
29	I-29-A through I-60-A
30	I-30-A through I-60-A
31	I-31-A through I-60-A
32	I-32-A through I-60-A
33	I-33-A through I-60-A
34	I-34-A through I-60-A
35	I-35-A through I-60-A
36 and 37	I-36-A through I-60-A
38	I-37-A through I-60-A
39	I-38-A through I-60-A
40	I-39-A through I-60-A
41	I-40-A through I-60-A
42	I-41-A through I-60-A
43	I-42-A through I-60-A
44	I-43-A through I-60-A
45	I-44-A through I-60-A
46	I-45-A through I-60-A
47	I-46-A through I-60-A
48	I-47-A through I-60-A
49	I-48-A through I-60-A
50	I-49-A through I-60-A
51	I-50-A through I-60-A
52	I-51-A through I-60-A
53	I-52-A through I-60-A
54	I-53-A through I-60-A
55	I-54-A through I-60-A
56	I-55-A through I-60-A
57	I-56-A through I-60-A
58	I-57-A through I-60-A
59	I-58-A through I-60-A
60	I-59-A and I-60-A
61	I-60-A
thereafter	$0.00
With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC IIIB Regular Interest LTIII-IO.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.07. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC IA Pass-Through Rate: A per annum rate equal to the average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances of the Group I Mortgage Loans as of the first day of the related Due Period. REMIC IA Regular Interest LTI-P will not accrue interest.

Uncertificated REMIC IIA Pass-Through Rate: With respect to REMIC IIA Regular Interest LTI-1SUB, REMIC IIA Regular Interest LTI-2SUB, REMIC IIA Regular Interest LTI-3SUB and REMIC IIA Regular Interest LTI-XX, the weighted average Net Mortgage Rate of the Group II-IV Mortgage Loans. With respect to REMIC IIA Regular Interest LTI-1GRP, the weighted average Net Mortgage Rate of the Group II Mortgage Loans. With respect to REMIC IIA Regular Interest LTI-2GRP, the weighted average Net Mortgage Rate of the Group III Mortgage Loans. With respect to REMIC IIA Regular Interest LTI-3GRP, the weighted average Net Mortgage Rate of the Group IV Mortgage Loans.

Uncertificated REMIC IIIA Pass-Through Rate: With respect to REMIC IIIA Regular Interest I, a per annum rate equal to the weighted average Net Mortgage Rate of Mortgage Loans. With respect to each REMIC IIIA Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average Net Mortgage Rate of the Group V Mortgage Loans multiplied by 2, subject to a maximum rate of 11.090%. With respect to each REMIC IIIA Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate of the Group V Mortgage Loans over (ii) 11.090% and (y) 0.00%.

Uncertificated REMIC IIIB Pass-Through Rate: With respect to REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4, REMIC IIIB Regular Interest LTIII-VM5 and REMIC IIIB Regular Interest LTIII-ZZ, a per annum rate (but not less than zero) equal to the weighted average of (w) with respect to REMIC IIIA Regular Interest I, the Uncertificated REMIC IIIA Pass-Through Rate for such REMIC IIIA Regular Interest for each such Distribution Date, (x) with respect to REMIC IIIA Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC IIIA Pass-Through Rate for such REMIC IIIA Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC IIIA Regular Interests for each such Distribution Date and (y) with respect to REMIC IIIA Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC IIIA Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC IIIA Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate

2	I-2-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A	Uncertificated REMIC I Pass-Through Rate
3	I-3-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC I Pass-Through Rate
4	I-4-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC I Pass-Through Rate
5	I-5-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC I Pass-Through Rate
6	I-6-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC IIIA Pass-Through Rate
7	I-7-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC I Pass-Through Rate
8	I-8-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC I Pass-Through Rate
9	I-9-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC I Pass-Through Rate
10	I-10-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC IIIA Pass-Through Rate
11	I-11-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC I Pass-Through Rate
12	I-12-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC I Pass-Through Rate
13	I-13-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC I Pass-Through Rate
14	I-14-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC IIIA Pass-Through Rate
15	I-15-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC IIIA Pass-Through Rate
16	I-16-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC IIIA Pass-Through Rate
17	I-17-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC IIIA Pass-Through Rate
18	I-18-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC I Pass-Through Rate
19	I-19-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC I Pass-Through Rate
20	I-20-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC IIIA Pass-Through Rate
21	I-21-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC I Pass-Through Rate
22	I-22-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC IIIA Pass-Through Rate
23	I-23-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC IIIA Pass-Through Rate
24	I-24-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC IIIA Pass-Through Rate
25	I-25-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC IIIA Pass-Through Rate
26	I-26-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC IIIA Pass-Through Rate
27	I-27-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC IIIA Pass-Through Rate
28	I-28-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC IIIA Pass-Through Rate
29	I-29-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC IIIA Pass-Through Rate
30	I-30-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC IIIA Pass-Through Rate
31	I-31-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC IIIA Pass-Through Rate
32	I-32-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC IIIA Pass-Through Rate
33	I-33-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC IIIA Pass-Through Rate
34	I-34-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC IIIA Pass-Through Rate
35	I-35-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC IIIA Pass-Through Rate
36 and 37	I-36-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC IIIA Pass-Through Rate
38	I-37-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC IIIA Pass-Through Rate
39	I-38-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC IIIA Pass-Through Rate
40	I-39-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC IIIA Pass-Through Rate
41	I-40-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC IIIA Pass-Through Rate
42	I-41-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC IIIA Pass-Through Rate
43	I-42-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC IIIA Pass-Through Rate
44	I-43-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC IIIA Pass-Through Rate
45	I-44-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC IIIA Pass-Through Rate
46	I-45-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC IIIA Pass-Through Rate
47	I-46-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-45-A	Uncertificated REMIC IIIA Pass-Through Rate
48	I-47-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC IIIA Pass-Through Rate
49	I-48-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-47-A	Uncertificated REMIC IIIA Pass-Through Rate
50	I-49-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-48-A	Uncertificated REMIC IIIA Pass-Through Rate
51	I-50-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-49-A	Uncertificated REMIC IIIA Pass-Through Rate
52	I-51-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-50-A	Uncertificated REMIC IIIA Pass-Through Rate
53	I-52-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-51-A	Uncertificated REMIC IIIA Pass-Through Rate
54	I-53-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-52-A	Uncertificated REMIC IIIA Pass-Through Rate
55	I-54-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-53-A	Uncertificated REMIC IIIA Pass-Through Rate
56	I-55-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-54-A	Uncertificated REMIC IIIA Pass-Through Rate
57	I-56-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-55-A	Uncertificated REMIC IIIA Pass-Through Rate
58	I-57-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-56-A	Uncertificated REMIC IIIA Pass-Through Rate
59	I-58-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-57-A	Uncertificated REMIC IIIA Pass-Through Rate
60	I-59-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-58-A	Uncertificated REMIC IIIA Pass-Through Rate
61	I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC IIIA Pass-Through Rate
	I-1-A through I-59-A	Uncertificated REMIC IIIA Pass-Through Rate
thereafter	I-1-A through I-60-A	Uncertificated REMIC IIIA Pass-Through Rate

With respect to REMIC IIIA Regular Interest LTIII-IO, the excess of (i) the Uncertificated REMIC IIIA Pass-Through Rates for REMIC IIIA Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR.

Uncertificated REMIC Regular Interest: The REMIC IA Regular Interests, REMIC IIA Regular Interests, REMIC IIIA Regular Interests and REMIC IIIB Regular Interests.

Undercollateralized Group: With respect to any date of determination, Loan Group II, Loan Group III or Loan Group IV will be an Undercollateralized Group if on such date the aggregate Certificate Principal Balance of the Group II Senior Certificates, Group III Senior Certificates or Group IV Senior Certificates, as applicable, is greater than the Aggregate Loan Group Balance of the related Loan Group.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 95% to the Certificates (other than the Class I-X, Class I-P, Class P, Class V-X, Class V-P and the Residual Certificates) and (ii) 1% to each of the Class I-X, Class I-P, Class P and Class V-X Certificates. Voting rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Residual Certificates will not be allocated any voting rights.

Wachovia: Wachovia Mortgage Corporation, and any successor thereto appointed under the Servicing Agreement in connection with the servicing and administration of the Wachovia Mortgage Loans.

Wachovia Mortgage Loans: Those Mortgage Loans serviced by Wachovia pursuant to the terms and provisions of the Servicing Agreement and identified as such on the Mortgage Loan Schedule.

Weighted Average Net Rate: With respect to any Distribution Date and Loan Group II, Loan Group III or Loan Group IV, the weighted average of the Net Mortgage Rates of the Mortgage Loans in such Loan Group.

Wells Fargo: Wells Fargo Bank, National Association, and any successor thereto appointed under this Agreement in connection with the servicing and administration of the Wells Fargo Mortgage Loans.

Wells Fargo Mortgage Loans: Those Mortgage Loans serviced by Wells Fargo pursuant to the terms and provisions of this Agreement and identified as such on the Mortgage Loan Schedule.

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Interest Distribution Amount for the Group I Senior Certificates, Group I Subordinate Certificates and Class I-X Certificates for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Group I Mortgage Loans for any Distribution Date shall first reduce the Interest Distribution Amount payable to the Class I-M-3 Certificates, second, reduce the Interest Distribution Amount payable to the Class I-M-2 Certificates, third, reduce the Interest Distribution Amount payable to the Class I-M-1 Certificates, and fourth, reduce the Interest Distribution Amount payable to the Group I Senior Certificates, on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Certificate Notional Balance, as applicable of each such Certificate and (2) the aggregate amount of any Realized Losses on the Group I Mortgage Loans allocated to the Group I Subordinate Certificates and Net WAC Rate Carryover Amount paid to the Group I Senior Certificates and the Group I Subordinate Certificates incurred for any Distribution Date shall be allocated to the Class I-X Certificates based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Certificate Notional Balance thereof on any Distribution Date.

For purposes of calculating the amount of the Accrued Certificate Interest for the Group II-IV Senior Certificates and Group II-IV Subordinate Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicers pursuant to this Agreement or the Servicing Agreement) and any shortfalls resulting from application of the Relief Act in respect of the Group II-IV Mortgage Loans for any Distribution Date shall be allocated among the Classes of Group II-IV Senior Certificates and Group II-IV Subordinate Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such interest shortfalls.

For purposes of calculating the amount of the Interest Remittance Amount for the Group V Mortgage Loans for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Group V Mortgage Loans for any Distribution Date shall reduce the Interest Remittance Amount on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each class of Group V Senior Certificates and Mezzanine Certificates and (2) the aggregate amount of any Realized Losses allocated to the Class V-A-2 Certificates and Mezzanine Certificates and Basis Risk Shortfalls allocated to the Group V Senior Certificates and Mezzanine Certificates for any Distribution Date shall be allocated to the Class V-X Certificates based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the Certificate Principal Balance thereof on any Distribution Date.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC IA Regular Interests for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated among REMIC IA Regular Interest LTI-AA, REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2, REMIC IA Regular Interest LTI-IM3 and REMIC IA Regular Interest LTI-ZZ, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC IA Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC IA Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC IIA Regular Interests for any Distribution Date:

The aggregate amount of any Net Interest Shortfalls incurred in respect of the Group II-IV Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC IIA Regular Interest LTII-1SUB, REMIC IIA Regular Interest LTII-1GRP, REMIC IIA Regular Interest LTII-2SUB, REMIC IIA Regular Interest LTII-2GRP, REMIC IIA Regular Interest LTII-3SUB, REMIC IIA Regular Interest LTII-3GRP and REMIC IIA Regular Interest LTII-XX, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC IIA Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC IIA Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC IIIA Regular Interests for any Distribution Date the aggregate amount of any Net Interest Shortfalls for any Distribution Date shall be allocated first, to REMIC IIIA Regular Interest I and to the REMIC IIIA Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC IIIA Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC IIIA Regular Interest, and then, to REMIC IIIA Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC IIIA Pass-Through Rate on the respective Uncertificated Principal Balances of each such REMIC IIIA Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC IIIB Regular Interests for any Distribution Date:

The aggregate amount of any Net Interest Shortfalls incurred in respect of the Group V Mortgage Loans for any Distribution Date shall be allocated among REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC III Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4, REMIC IIIB Regular Interest LTIII-VM5 and REMIC IIIB Regular Interest LTIII-ZZ, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC IIIB Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC IIIB Regular Interest.

ARTICLE II

CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

The Sponsor hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund.

The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, to the extent of the Mortgage Loans sold under the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such sale, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement (the “Mortgage Loan Documents”). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the Servicers and the Sponsor certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreement the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the Mortgage Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

The Depositor shall deliver or cause to be delivered to the related Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office. No Servicer shall be responsible for any custodial fees or other costs incurred in obtaining such documents and the Depositor shall cause each Servicer to be reimbursed for any such costs such Servicer may incur in connection with performing its obligations under this Agreement or the Servicing Agreement, as applicable.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Sponsor that no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004) as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor that no Qualified Substitute Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9). The Depositor and the Trustee on behalf of the Trust Fund understand and agree that it is not intended that any mortgage loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the initial trust receipt received by it from the Custodian pursuant to the Custodial Agreement, the Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of “REMIC IA”, REMIC IIA” and “REMIC IIIA” under clauses (i), (ii) (iii), (v) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC IA”, “REMIC IIA” and “REMIC IIIA” in trust for the exclusive use and benefit of all present and future Certificateholders.

(b)  In conducting the review of the Mortgage Files in accordance with the Custodial Agreement, the Custodian on the Trustee’s behalf will ascertain whether all required documents have been executed and received and whether those documents relate to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within sixty (60) days from the date of notice from the Custodian of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within ninety (90) days from the notification of the Custodian purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Custodian, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)  No later than 180 days after the Closing Date, the Custodian on the Trustee’s behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor and the Trustee, a final trust receipt substantially in the form annexed to the Custodial Agreement. In conducting such review, the Custodian on the Trustee’s behalf and in accordance with the terms of the Custodial Agreement will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian on the Trustee’s behalf has received either an original or a copy thereof, as required in the Custodial Agreement. If the Custodian finds that any document with respect to a Mortgage Loan has not been received, or is unrelated to the Mortgage Loans identified in Exhibit B or appears to be defective on its face, the Custodian shall note such defect in the exception report attached the final trust receipt issued pursuant to the Custodial Agreement and the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within sixty (60) days from the date of notice from the Trustee of the defect and if the Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within ninety (90) days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(d)  In the event that a Mortgage Loan is purchased by the Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor shall remit the applicable Purchase Price to the Servicer for deposit in the Custodial Account and shall provide written notice to the Securities Administrator detailing the components of the Purchase Price, signed by an authorized officer. Upon deposit of the Purchase Price in the Custodial Account and upon receipt of a request for release (in the form attached to the Custodial Agreement) with respect to such Mortgage Loan, the Custodian, on behalf of the Trustee, will release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Custodial Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf. The Sponsor shall promptly reimburse the Trustee for any expenses incurred by the Trustee in respect of enforcing the remedies for such breach.

(e)  The Sponsor shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in the Custodial Agreement, provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of GMACM, Wells Fargo and the Sponsor.

(a)  GMACM hereby represents and warrants to, and covenants with, the Sponsor, the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)  It is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to a GMACM Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to service the GMACM Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  It has the full corporate power and authority to service each GMACM Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by it, the servicing of the GMACM Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of its knowledge, threatened in writing, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the GMACM Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)  GMACM has accurately and fully reported, and will continue to accurately and fully report, its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

(viii)  GMACM is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the GMACM Mortgage Loans that are registered with MERS.

(ix)  GMACM will not waive any Prepayment Charge with respect to a GMACM Mortgage Loan unless it is waived in accordance with the standard set forth in Section 3.01.

If the covenant of GMACM set forth in Section 2.03(a)(ix), as applicable above is breached by GMACM, GMACM will pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class I-P Certificates (with respect to a waiver of the Prepayment Charge relating to a Group I Mortgage Loan), for the benefit of the Class P Certificates (with respect to a waiver of the Prepayment Charge relating to a Group II-IV Mortgage Loan) or for the benefit of the Class V-P Certificates (with respect to a waiver of the Prepayment Charge relating to a Group V Mortgage Loan), by depositing such amount into the Custodial Account within ninety (90) days of the earlier of discovery by GMACM or receipt of notice by GMACM of such breach. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, GMACM shall have no liability for a waiver of any Prepayment Charge in the event that GMACM’s determination to make such a waiver was made by GMACM in reliance on information properly received by GMACM from any Person in accordance with the terms of this Agreement.

(b)  Wells Fargo hereby represents and warrants to, and covenants with, the Sponsor, the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i) It is duly organized and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to a Wells Fargo Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to service the Wells Fargo Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii) It has the full corporate power and authority to service each Wells Fargo Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws administered by the FDIC affecting the contract obligations of insured banks and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii) The execution and delivery of this Agreement by it, the servicing of the Wells Fargo Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv) It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v) No litigation is pending or, to the best of its knowledge, threatened in writing, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Wells Fargo Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii) Wells Fargo has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

(viii) Wells Fargo is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Wells Fargo Mortgage Loans that are registered with MERS.

In addition, Wells Fargo covenants and agrees that it will continue to report accurately and fully its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

(c)  The Sponsor hereby represents and warrants to and covenants with, the Depositor, GMACM, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)  The Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  The Sponsor has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Sponsor, the sale of the Mortgage Loans by the Sponsor under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Sponsor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Sponsor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  The Sponsor is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of the Sponsor’s knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

(vii)  The representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

(viii)  No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered”, “high risk home” or “predatory” loan under any other state, federal or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(ix)  No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.6 Revised (attached hereto as Exhibit K) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(x)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects.

(d)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(c)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 2.03(c)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement, that within ninety (90) days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a request for release in accordance with the Custodial Agreement. The Sponsor shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the related Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 8 of the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor’s knowledge, if it is discovered by any of the Depositor, the Sponsor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor’s lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing. Notwithstanding the foregoing, any breach of a representation or warranty contained in clauses (xxxvii), (xxxviii), (xxxix), (xl) and/or (xlv) of Section 8 of the Mortgage Loan Purchase Agreement shall be automatically deemed to materially and adversely affect the interests of the Certificateholders.

With respect to any Replacement Mortgage Loan or Loans, the Sponsor shall deliver to the Custodian for the benefit of the Certificateholders such documents and agreements as are required by Section 2 of the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The related Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the Securities Administrator. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the related Custodial Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Custodian of a request for release for such Mortgage Loan in accordance with the Custodial Agreement, the Custodian on behalf of the Trustee shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Sponsor’s direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03. Neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.

For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Securities Administrator will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be remitted to the related Servicer for deposit in the related Custodial Account by the Sponsor delivering such Replacement Mortgage Loan on or before the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan was required to be purchased or replaced hereunder.

In the event that the Sponsor shall be required to repurchase a Mortgage Loan, the Purchase Price therefor shall be remitted to the related Servicer for deposit in the related Custodial Account, on or before the Determination Date immediately following the date on which the Sponsor was required to repurchase such Mortgage Loan. The Purchase Price shall be remitted by the related Servicer to the Securities Administrator on the Remittance Date occurring in the month immediately following the month in which the Purchase Price was deposited in the related Custodial Account. In addition, upon such deposit of the Purchase Price, the delivery of an Officer’s Certificate by the Servicer (which shall be delivered no more than two (2) Business Days following such deposit) to the Trustee certifying that the Purchase Price has been deposited in the related Custodial Account, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the related Certificateholders to the Sponsor, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to the Sponsor to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred or is continuing shall constitute the sole remedies against the Sponsor respecting such breach available to each Certificateholder, the Depositor or the Trustee.

(e)  The Master Servicer hereby represents, warrants and covenants with GMACM, Wells Fargo, the Depositor and the Trustee as follows, as of the Closing Date:

(i)  The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)  The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)  The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)  The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v)  No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(vi)  There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

(f)  The representations and warranties set forth in Section 2.03 shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to, and covenants, with GMACM, Wells Fargo, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, moratorium receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of any REMIC executed hereunder or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor or the Sponsor that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Sponsor, at its option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06  Issuance of the REMIC IA Regular Interests, REMIC IIA Regular Interests and REMIC IIIA Regular Interests.

(a)  The Trustee acknowledges the assignment to it of the Group I Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC IA, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-1A Interest, together with the REMIC IA Regular Interests, constitute the entire beneficial ownership interest in REMIC IA. The rights of the Holders of the Class R-1A Interest and REMIC IA (as holder of the REMIC IA Regular Interests) to receive distributions from the proceeds of REMIC IA in respect of the Class R-1A Interest and the REMIC IA Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-1A Interest and the REMIC IA Regular Interests, shall be as set forth in this Agreement.

(b)  The Trustee acknowledges the assignment to it of the Group II-IV Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC IIA, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-2A Interest, together with the REMIC IIA Regular Interests, constitute the entire beneficial ownership interest in REMIC IIA. The rights of the Holders of the Class R-2A Interest and REMIC IIA (as holder of the REMIC IIA Regular Interests) to receive distributions from the proceeds of REMIC IIA in respect of the Class R-2A Interest and the REMIC IIA Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-2A Interest and the REMIC IIA Regular Interests, shall be as set forth in this Agreement.

(c)  The Trustee acknowledges the assignment to it of the Group V Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC IIIA, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-3A Interest, together with the REMIC IIIA Regular Interests, constitute the entire beneficial ownership interest in REMIC IIIA. The rights of the Holders of the Class R-3A Interest and REMIC IIIA (as holder of the REMIC IIIA Regular Interests) to receive distributions from the proceeds of REMIC IIIA in respect of the Class R-3A Interest and the REMIC IIIA Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-3A Interest and the REMIC IIIA Regular Interests, shall be as set forth in this Agreement.

Section 2.07  Conveyance of the REMIC IA Regular Interests, REMIC IIA Regular Interests, the REMIC IIIA Regular Interests and REMIC IIIB Regular Interests.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC IA Regular Interests for the benefit of the Class R-1B Interest and REMIC IB (as holder of the REMIC IA Regular Interests). The Trustee acknowledges receipt of the REMIC IA Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-1B Interest and REMIC IB (as holder of the REMIC IA Regular Interests). The rights of the Holder of the Class R-1B Interest and REMIC IB (as holder of the REMIC IA Regular Interests) to receive distributions from the proceeds of REMIC IB in respect of the Class R-1B Interest and Group I Regular Certificates, respectively, and all ownership interests evidenced or constituted by the Class R-1B Interest and the Group I Regular Certificates, shall be as set forth in this Agreement. The Class R-1B Interest and the Group I Regular Certificates shall constitute the entire beneficial ownership interest in REMIC IB.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC IIA Regular Interests for the benefit of the Class R-2B Interest and REMIC IIB (as holder of the REMIC IIA Regular Interests). The Trustee acknowledges receipt of the REMIC IIA Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-2B Interest and REMIC IIB (as holder of the REMIC IIA Regular Interests). The rights of the Holder of the Class R-2B Interest and REMIC IIB (as holder of the REMIC IIA Regular Interests) to receive distributions from the proceeds of REMIC IIB in respect of the Class R-2B Interest and Group II-IV Regular Certificates, respectively, and all ownership interests evidenced or constituted by the Class R-2B Interest and the Group II-IV Regular Certificates, shall be as set forth in this Agreement. The Class R-2B Interest and the Group II-IV Regular Certificates shall constitute the entire beneficial ownership interest in REMIC IIB.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC IIIA Regular Interests for the benefit of the Class R-3B Interest and REMIC IIIB (as holder of the REMIC IIIA Regular Interests). The Trustee acknowledges receipt of the REMIC IIIA Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-3B Interest and REMIC IIIB (as holder of the REMIC IIIA Regular Interests). The rights of the Holder of the Class R-3B Interest and REMIC IIIB (as holder of the REMIC IIIA Regular Interests) to receive distributions from the proceeds of REMIC IIIB in respect of the Class R-3B Interest and the REMIC IIIB Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-3B Interest and the REMIC IIIB Regular Interests, shall be as set forth in this Agreement. The Class R-3B Interest and the REMIC IIIB Regular Interests shall constitute the entire beneficial ownership interest in REMIC IIIB.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC IIIB Regular Interests for the benefit of the Class R-3C Interest and REMIC IIIC (as holder of the REMIC IIIB Regular Interests). The Trustee acknowledges receipt of the REMIC IIIB Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-3C Interest and REMIC IIIC (as holder of the REMIC IIIB Regular Interests). The rights of the Holder of the Class R-3C Interest and REMIC IIIC (as holder of the REMIC IIIB Regular Interests) to receive distributions from the proceeds of REMIC IIIC in respect of the Class R-3C Interest and Group V Regular Certificates, respectively, and all ownership interests evidenced or constituted by the Class R-3C Interest and the Group V Regular Certificates, shall be as set forth in this Agreement. The Class R-3C Interest and the Group V Regular Certificates shall constitute the entire beneficial ownership interest in REMIC IIIC.

Section 2.08  Issuance of Class I-R Certificates, the Class R Certificates and the Class V-R Certificates.

(a)  The Trustee acknowledges the assignment to it of the REMIC IA Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class I-R Certificates in authorized denominations.

(b)  The Trustee acknowledges the assignment to it of the REMIC IIA Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

(c)  The Trustee acknowledges the assignment to it of the REMIC IIIA Regular Interests and REMIC IIIB Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class V-R Certificates in authorized denominations.

Section 2.09  Establishment of Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2” and does hereby appoint HSBC Bank USA, National Association, as Trustee in accordance with the provisions of this Agreement.

Section 2.10  Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS

Section 3.01  GMACM and Wells Fargo to act as Servicer of the related Mortgage Loans.

The obligations of each of GMACM and Wells Fargo hereunder to service and administer the Mortgage Loans shall be limited to the GMAC Mortgage Loans and the Wells Fargo Mortgage Loans, respectively, and with respect to the duties and obligations of each such Servicer, references herein to the related Mortgage Loans shall be limited to the (i) the GMACM Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of GMACM and (ii) the Wells Fargo Mortgage Loans (and the related proceeds and related REO Properties in the case of Wells Fargo). The Wachovia Mortgage Loans will be serviced and administered by Wachovia pursuant to the terms and provisions of the Servicing Agreement, and neither GMACM nor Wells Fargo will have any responsibility to service or administer the Wachovia Mortgage Loans or have any other obligation or liability with respect to the Wachovia Mortgage Loans.

Each of GMACM and Wells Fargo shall service and administer the related Mortgage Loans on behalf of the Trust Fund and in the best interest of and for the benefit of the Certificateholders (as determined by the related Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the related Mortgage Loans and to the extent consistent with such terms and in accordance with and exercising the same care in performing those practices that the related Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and of the same type as such Mortgage Loans in the jurisdiction in which the related Mortgaged Properties are located (including, compliance with all applicable federal, state and local laws).

To the extent consistent with the foregoing, each of GMACM and Wells Fargo shall seek the timely and complete recovery of principal and interest on the Mortgage Notes related to the Mortgage Loans and shall waive a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and (ii) either (A) such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the related Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related Mortgagor has stated to the related Servicer an intention to refinance the related Mortgage Loan and (y) the related Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such Mortgagor to refinance with the related Servicer or (iii) the related Servicer reasonably believes such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)(B) above, then the related Servicer is required to pay the amount of such waived Prepayment Charge (the “Servicer Prepayment Charge Payment Amount”), for the benefit of the Holders of the Class I-P Certificates (in connection with the waiver of a Prepayment Charge relating to a Group I Mortgage Loan), for the benefit of the Holders of the Class P Certificates (in connection with the waiver of a Prepayment Charge relating to a Group II-IV Mortgage Loan) or for the benefit of the Holders of the Class V-P Certificates (in connection with the waiver of a Prepayment Charge relating to a Group V Mortgage Loan), by depositing such amount into the related Custodial Account within ninety (90) days of notice or discovery of such waiver meeting the standard set forth in both clauses (i) and (ii)(B) above; provided, however, that the related Servicer shall not waive more than five percent (5%) of the Prepayment Charges (by number of Prepayment Charges) set forth on the Mortgage Loan Schedule in accordance with clauses (i) and (ii)(B) above. Notwithstanding any other provisions of this Agreement, any payments made by the related Servicer in respect of any waived Prepayment Charges pursuant to clauses (i) and (ii)(B) above and the preceding sentence shall be deemed to be paid outside of the Trust Fund.

Notwithstanding anything to the contrary contained in this Agreement, if a Servicer waives a Prepayment Charge in breach of the foregoing paragraph, such Servicer will pay the amount of such waived Prepayment Charge, from its own funds without any right of reimbursement, for the benefit of the Holders of the Class I-P Certificates (with respect to a waiver of the Prepayment Charge relating to a Group I Mortgage Loan), for the benefit of the Class P Certificates (with respect to a waiver of the Prepayment Charge relating to a Group II-IV Mortgage Loan) or for the benefit of the Class V-P Certificates (with respect to a waiver of the Prepayment Charge relating to a Group V Mortgage Loan), by depositing such amount into the Custodial Account within ninety (90) days of the earlier of discovery by the related Servicer or receipt of notice by the related Servicer of such breach. Furthermore, notwithstanding any other provisions of this Agreement, any payments made by the related Servicer in respect of any waived Prepayment Charges pursuant to this paragraph shall be deemed to be paid outside of the Trust Fund.

Subject only to the above-described applicable servicing standards (the “Accepted Servicing Practices”) and the terms of this Agreement and of the respective Mortgage Loans, each of GMACM and Wells Fargo shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan serviced by such Servicer.

Without limiting the generality of the foregoing, each of GMACM and Wells Fargo, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the related Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. Each of GMACM and Wells Fargo shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the related Servicer to service and administer the related Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the related Servicer. In addition, the Trustee shall execute, at the written request of a Servicer, and furnish to it any special or limited powers of attorney agreeable to the Trustee and its counsel applicable to all locations in which the Mortgaged Properties are located and other documents necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties hereunder or under the Servicing Agreement, provided such limited powers of attorney or other documents shall be prepared by the related Servicer and submitted to the Trustee for review prior to execution. Notwithstanding anything to the contrary herein, the Trustee shall in no way be liable or responsible for the willful malfeasance of a Servicer, or for the wrongful or negligent actions taken by a Servicer, while such Servicer is acting pursuant to the powers granted to it in this paragraph.

In accordance with the standards of the first paragraph of this Section 3.01, each of GMACM and Wells Fargo shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the related Mortgage Loans in order to preserve the lien on the related Mortgaged Property, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.27, and further as provided in Section 3.32. All costs incurred by a Servicer, if any, in effecting the payments of such taxes and assessments on the related Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02  Due-on-Sale Clauses; Assumption Agreements.

(a)  Except as otherwise provided in this Section 3.02, when any Mortgaged Property has been or is about to be conveyed by the Mortgagor, the related Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, no Servicer shall be required to exercise such rights with respect to a Mortgage Loan serviced by such Servicer if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the related Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, such Servicer is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the related Mortgage Loan shall continue to be covered (if so covered before the related Servicer enters into such an agreement) by the applicable Required Insurance Policies. The related Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, no Servicer shall be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that such Servicer reasonably believes it is restricted by law from preventing.

(b)  Subject to the related Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Mortgage Loan, the related Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, (a) the Mortgage Rate, (b) the amount of the Scheduled Payment, (c), with respect to the Group II-IV Mortgage Loans and Group V Mortgage Loans, the related Index, Gross Margin, Periodic Rate Cap, Adjustment Date, Maximum Interest Rate or Minimum Mortgage Interest Rate, and (d) any other term affecting the amount or timing of payment on the related Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the related Servicer in accordance with the servicing standard set forth in Section 3.01. The related Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Custodian the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

Section 3.03  Subservicers.

Each GMACM and Wells Fargo shall perform all of its servicing responsibilities hereunder or may cause a Subservicer to perform any such servicing responsibilities on its behalf, but the use by a Servicer of a Subservicer shall not release such Servicer from any of its obligations hereunder with respect to the related Mortgage Loans. Any subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and the related Servicer shall cause any Subservicer to comply with the provisions of this Agreement (including, without limitation, to provide the information required to be delivered under Sections 3.13, 3.14 and 3.18 hereof), to the same extent as if such Subservicer were the related Servicer. Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. The related Servicer shall promptly, upon request, provide to the Master Servicer, the Trustee and the Depositor a written description (in form and substance satisfactory to the Master Servicer, the Trustee and the Depositor) of the role and function of each Subservicer utilized by such Servicer, specifying (i) the identity of each such Subservicer, (ii) which (if any) of such Subservicer is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subservicer identified pursuant to clause (ii) of this subsection; provided, however, that no Servicer shall be required to provide the information in clause (i) or (ii) of this subsection until such time that the applicable assessment of compliance is due in accordance with Section 3.14 of this Agreement. Each of GMACM and Wells Fargo shall be responsible for obtaining from each Subservicer engaged by it and delivering to the Master Servicer any annual statement of compliance, assessment of compliance, attestation report and Sarbanes-Oxley related certification as and when required to be delivered. The related Servicer shall pay all fees of each of its Subservicers from its own funds.

Notwithstanding the foregoing, with respect to the related Mortgage Loans, each of GMACM and Wells Fargo shall be entitled to outsource one or more separate servicing functions to any person that does not meet the eligibility requirements for a Subservicer (each such person, a “Subcontractor”), so long as such outsourcing does not constitute the delegation of such Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Subcontractor. Each of GMACM and Wells Fargo shall promptly, upon request, provide to the Master Servicer, the Trustee and the Depositor a written description (in form and substance satisfactory to the Master Servicer, the Trustee and the Depositor) of the role and function of each Subcontractor utilized by such Servicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subservicer and Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this subsection. In such event, the use by a Servicer of any such Subcontractor shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Subcontractor as fully as if such acts and omissions were those of the related Servicer, and the related Servicer shall pay all fees and expenses of the Subcontractor from the related Servicer’s own funds.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, each of GMACM and Wells Fargo shall cause any such Subcontractor used by it for the benefit of the Master Servicer, the Trustee and the Depositor to comply with the provisions of Sections 3.13, 3.14 and 3.18 of this Agreement to the same extent as if such Subcontractor were such Servicer. Each of GMACM and Wells Fargo shall be responsible for obtaining from each Subcontractor and delivering to the Master Servicer, the Trustee and any Depositor any compliance statement, assessment of compliance, attestation report and Sarbanes-Oxley related certification required to be delivered by such Subcontractor under Section 3.13, 3.14 and 3.18, in each case as and when required to be delivered.

At the cost and expense of the Servicer, without any right of reimbursement from any Custodial Account, such Servicer shall be entitled to terminate the rights and responsibilities of a Subservicer or Subcontractor and arrange for any servicing responsibilities to be performed by a successor Subservicer or Subcontractor; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the related Servicer, at its option, from electing to service the related Mortgage Loans itself. In the event that the related Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, such Servicer shall at its own cost and expense terminate the rights and responsibilities of each Subservicer and Subcontractor with respect to the related Mortgage Loans effective as of the date of such Servicer’s termination. Each of GMACM and Wells Fargo shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each Subservicer and Subcontractor from such Servicer’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, no Servicer shall be relieved of its obligations hereunder with respect to the Mortgage Loans and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. Each of GMACM and Wells Fargo shall be entitled to enter into an agreement with a Subservicer or Subcontractor, as applicable, for indemnification of such Servicer by the Subservicer or Subcontractor, as applicable, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or Subcontractor shall be deemed to be between such Subservicer or Subcontractor and the related Servicer alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such Subservicer or Subcontractor including any obligation, duty or liability of Master Servicer or the Trustee to pay such Subservicer’s or Subcontractor’s fees and expenses or any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions provided for in this Agreement. For purposes of remittances to the Securities Administrator pursuant to this Agreement, the related Servicer shall be deemed to have received a payment on a Mortgage Loan when a Subservicer or Subcontractor engaged by such Servicer has received such payment.

Section 3.04  Documents, Records and Funds in Possession of the Servicers To Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the related Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan serviced by such Servicer coming into the possession of such Servicer from time to time and shall account fully to the Securities Administrator for any funds received by such Servicer or that otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans serviced by such Servicer, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the related Custodial Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each of GMACM and Wells Fargo also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Custodial Account, the Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicers shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the related Servicer under this Agreement.

Section 3.05  Maintenance of Hazard Insurance.

(a)  Each of GMACM and Wells Fargo shall cause to be maintained for each Mortgage Loan serviced by such Servicer hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the Stated Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each of GMACM and Wells Fargo shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such REO Property and (ii) the Stated Principal Balance of the related Mortgage Loan at the time it became an REO Property. Each of GMACM and Wells Fargo will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts collected by the related Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and in accordance with the servicing standard set forth in Section 3.01) shall be deposited in the related Custodial Account, subject to withdrawal pursuant to Section 3.27. Any cost incurred by the related Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to related Certificateholders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the related Servicer shall obtain and maintain a blanket policy with an insurer acceptable to Fannie Mae or Freddie Mac, or having a General Policy Rating of B:VI or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans serviced by such Servicer, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause, in which case the related Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.05, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Custodial Account maintained by such Servicer from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, each of GMACM and Wells Fargo agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  Each of GMACM and Wells Fargo shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each of GMACM and Wells Fargo shall provide the Master Servicer, upon request, with copies of such insurance policies and fidelity bond (or waiver thereof). Each of GMACM and Wells Fargo shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each of GMACM and Wells Fargo shall be deemed to have complied with this provision if one of its Affiliates has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty (30) days’ prior written notice to the Master Servicer. Each of GMACM and Wells Fargo shall also cause its Subservicers to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.06  Presentment of Claims and Collection of Proceeds.

Each of GMACM and Wells Fargo shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the applicable Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to a Servicer in respect of such Insurance Policies shall, within two Business Days of its receipt, be deposited in the related Custodial Account, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.07  Maintenance of Insurance Policies.

Neither GMACM nor Wells Fargo shall take any action that would result in noncoverage under any applicable Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. Each of GMACM and Wells Fargo shall use its best efforts to keep in force and effect (to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance), any applicable Insurance Policy. Neither GMACM nor Wells Fargo shall cancel or refuse to renew any Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

Section 3.08  Reserved.

Section 3.09  Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)  Each of GMACM and Wells Fargo shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans serviced by such Servicer as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the related Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the related Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Custodial Account). If a Mortgage Loan becomes 180 days delinquent and the Servicer, in its reasonable good faith judgment, determines that the recovery of principal with respect to such Mortgage Loan will not materially be in excess of the cost of foreclosure or other liquidation of the Mortgage Loan, then the Servicer will be deemed to have made a Final Recovery Determination with respect to such Mortgage Loan and the Servicer may charge off such Mortgage Loan at any time thereafter. If the related Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The related Servicer will give notice of any such charge-off to the Securities Administrator. The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.27. If the related Servicer has knowledge that a Mortgaged Property that such Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to such Servicer, such Servicer shall, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the related Certificateholders (or the Trustee’s nominee on behalf of the related Certificateholders). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the related Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of such Servicer and the related Certificateholders for the period prior to the sale of such REO Property. The related Servicer shall prepare for and deliver to the Securities Administrator a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Securities Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Custodial Account no later than the close of business on each Determination Date. Each of GMACM and Wells Fargo shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 6050H, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request from the Internal Revenue Service more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. The Trustee and the Securities Administrator shall be supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee, the Securities Administrator or the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of REMIC IA, REMIC IIA or REMIC IIIA as defined in section 860F of the Code or cause either REMIC IA, REMIC IIA or REMIC IIIA to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any of REMIC IA, REMIC IIA or REMIC IIIA to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the related Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the related Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Custodial Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the related Servicer as provided above, shall be deposited in the related Custodial Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the related Servicer as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, shall be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.27 or this Section 3.09; second, to reimburse the related Servicer for any unreimbursed Advances, pursuant to Section 3.27 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

(b)  On each Determination Date, each of GMACM and Wells Fargo shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, with respect to any Mortgage Loan for the related Prepayment Period and report the same to the Securities Administrator pursuant to Section 3.28.

(c)  Neither GMACM nor Wells Fargo has any intent to foreclose on any Mortgage Loan serviced by such Servicer based on the delinquency characteristics as of the Closing Date; provided, however, that the foregoing does not prevent the related Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the related Servicer’s discretion so warrant such action.

Section 3.10  Servicing Compensation.

As compensation for its activities hereunder, the related Servicer shall be entitled to retain or withdraw from the related Custodial Account out of each payment of interest on each Mortgage Loan serviced by such Servicer included in the Trust Fund an amount equal to the Servicing Fee. In addition, the related Servicer shall be entitled to recover any unpaid Servicing Fees payable to it out of Liquidation Proceeds, Insurance Proceeds or condemnation proceeds related to the Mortgage Loans to the extent permitted by Section 3.27.

Additional servicing compensation with respect to Mortgage Loans in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, insufficient funds charges and ancillary income to the extent such fees or charges are received by the Servicer, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to any Custodial Account maintained by a Servicer shall be retained by such Servicer to the extent not required to be deposited in such Custodial Account pursuant to Section 3.27. Each of GMACM and Wells Fargo shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07 and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.11  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The related Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the related Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

(b)  The related Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the related Custodial Account.

(c)  The related Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.12  Liquidation Reports.

Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the related Servicer shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to the Servicer and the Trustee with respect to such Mortgaged Property.

Section 3.13  Annual Statement as to Compliance.

(a)  GMACM, Wells Fargo, the Master Servicer and the Securities Administrator shall deliver or otherwise make available (and shall cause each Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator, and in the case of the Master Servicer, to the Trustee on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such Servicing Function Participant’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant (other than GMACM, Wells Fargo, the Master Servicer or the Securities Administrator), in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of GMACM or Wells Fargo to comply timely with this Section 3.13 shall be deemed a Servicer Default as to such Servicer, without any cure period, and the Master Servicer may, or, in the case of Wells Fargo, the Master Servicer shall notify the Trustee and the Trustee may, in addition to whatever rights the Master Servicer or the Trustee, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof without compensating such Servicer for the same. The Master Servicer or the Trustee, as applicable, shall so terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(ii) After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of GMACM or Wells Fargo to comply timely with this Section 3.13 shall be deemed a Servicer Default as provided for in Section 8.01(a)(ix). The Master Servicer may, or in the case of Wells Fargo, the Trustee may, terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

(c)  The Master Servicer shall include all annual statements of compliance received by it from GMACM, Wells Fargo and any Servicing Function Participant with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 3.13.

(d)  Copies of any Master Servicer annual statements of compliance required to be delivered hereunder shall be provided to any Certificateholder upon request at the Master Servicer’s expense.

(e)  In the event GMACM, Wells Fargo, the Master Servicer, the Securities Administrator or any other Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of such other Servicing Function Participant, as the case may be, such party shall provide or cause such other Servicing Function Participant to provide an Officer’s Certificate pursuant to this Section 3.13 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Section 3.14  Assessments of Compliance and Attestation Reports.

(a)  By March 15 of each year, commencing in March 2007, GMACM, Wells Fargo, the Master Servicer and the Securities Administrator, each at its own expense and pursuant to Item 1122(a) of Regulation AB, shall furnish or otherwise make available, and shall cause any Servicing Function Participant engaged by it to furnish, which in each case shall not be an expense of the Trust Fund, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year.

(b)  No later than the end of each calendar year, GMACM, Wells Fargo and the Master Servicer shall forward to the Securities Administrator and the Depositor, the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant; provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same entity. When GMACM, Wells Fargo and the Master Servicer (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to paragraph (c) below) of each Servicing Function Participant engaged by it.

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with GMACM, Wells Fargo, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit L and on any similar exhibit set forth in the Servicing Agreement in respect of Wachovia, and notify the Depositor of any exceptions.

In the event a Servicing Function Participant is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, or cause a Servicing Function Participant engaged by it to provide, a report on assessment of compliance pursuant to this Section 3.14 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

The Master Servicer shall include such annual report on assessment of compliance with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c)  By March 15 of each year, commencing in March 2007, GMACM, Wells Fargo, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by such party to cause, which in each case shall not be an expense of the trust, a registered public accounting firm (which may also render other services to such Servicing Function Participants) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer and Securities Administrator to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such report from a Servicing Function Participant, the Securities Administrator shall confirm that each assessment submitted pursuant to paragraph (a) above is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

The Master Servicer shall include each such attestation with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

In the event any Servicing Function Participant is terminated, assigns its rights and duties under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.14 with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, as the case may be.

(d)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of GMACM or Wells Fargo to comply timely with this Section 3.14 shall be deemed a Servicer Default as to such Servicer, automatically, without notice and without any cure period, and the Master Servicer may, or in the case of Wells Fargo, the Master Servicer shall notify the Trustee and the Trustee may, in addition to whatever rights the Master Servicer or the Trustee, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. The Master Servicer, or, in the case of Wells Fargo, the Trustee, shall so terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(ii) After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of GMACM or Wells Fargo to comply timely with this Section 3.14 shall be deemed a Servicer Default as provided for in Section 8.01(a)(ix). The Master Servicer or, in the case of Wells Fargo, the Trustee, may terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

Section 3.15  Books and Records.

Each of GMACM and Wells Fargo shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans serviced by such Servicer which shall be appropriately identified in such Servicer’s computer system to clearly reflect the ownership of the Mortgage Loans by the Trust. In particular, each of GMACM and Wells Fargo shall maintain in its possession, available for inspection by the Trustee and the Master Servicer and shall deliver to the Trustee or the Master Servicer upon reasonable prior request and during normal business hours, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the related Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the related Servicer complies with the requirements of Accepted Servicing Practices.

Each of GMACM and Wells Fargo shall maintain with respect to each Mortgage Loan serviced by such Servicer and shall upon reasonable prior request and during normal business hours make available for inspection by the Trustee and the Master Servicer the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Section 3.16  The Trustee.

The Trustee shall furnish the Servicers with any powers of attorney and other documents prepared and submitted by the Servicers to the Trustee in a form as mutually agreed upon and necessary or appropriate to enable each Servicer to service and administer the related Mortgage Loans and REO Properties.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver as directed in writing by the Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or otherwise available at law or equity.

Section 3.17  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the Servicers or the Master Servicer with respect to such treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 3.18  Annual Sarbanes-Oxley Certification; Additional Information.

(a)  GMACM, Wells Fargo, the Master Servicer and the Securities Administrator shall and shall cause any Servicing Function Participant engaged by such party to, provide to the Certifying Person, by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit M, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall prepare a Sarbanes-Oxley Certification and sign the same on behalf of the Trust Fund serving as the “Certifying Person”. Such officer of the Certifying Person can be contacted by e-mail at or by facsimile at (410) 715-2380. In the event GMACM, Wells Fargo, the Master Servicer or the Securities Administrator, or any Servicing Function Participant engaged by such party, is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if each is the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to execute any Sarbanes-Oxley Certification in the event that it does not receive a Back-Up Certification from any party required to deliver such Back-Up Certification pursuant to this Section or the Custodial Agreement; provided, however, in the event the Master Servicer shall not be required to execute a Sarbanes-Oxley Certification pursuant to clause (ii), the Master Servicer shall prepare such Sarbanes-Oxley Certification and deliver it to the Depositor for execution.

(b)  Each of GMACM and Wells Fargo shall provide (or shall cause each Subservicer or Subcontractor to provide) to the Master Servicer, the Securities Administrator and the Depositor prompt notice and a description of the occurrence of any of the following:

(i)  any Servicer Default with respect to such Servicer under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of such Servicer, such Servicer’s engagement of any Subservicer to perform or assist in the performance of any of such Servicer’s obligations under this Agreement, any material litigation or governmental proceedings involving such Servicer (or any of its Subservicers or Subcontractors, as applicable), and any affiliation or other significant relationship between such Servicer (or any of its Subservicers or Subcontractors, as applicable) and other transaction parties.

(ii)  As a condition to the succession to GMACM, Wells Fargo or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which such Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to such Servicer or any Subservicer, such Servicer shall provide to the Sponsor, Depositor, Master Servicer and Securities Administrator at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice and all information reasonably requested to the Sponsor, Depositor, Master Servicer and Securities Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Sponsor, Depositor, Master Servicer and Securities Administrator in order to comply with the reporting obligations under Item 6.02 of Form 8-K.

(iii)  If GMACM, Wells Fargo or any Servicing Function Participant engaged by such Servicer has knowledge of the occurrence of any of the events described in this clause (iii), then no later than ten days prior to the deadline for the filing of any Distribution Report on Form 10-D in respect of any Trust Fund that includes any of the Mortgage Loans serviced by such Servicer or any Subservicer, such Servicer shall provide (or cause such Subservicer to provide) to the Master Servicer and Securities Administrator notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)  any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)  material breaches of pool asset representations or warranties or transaction covenants of such Servicer (Item 1121(a)(12) of Regulation AB); and

(C)  information regarding any material pool asset changes (such as, additions, substitutions or repurchases).

(c)  Each of GMACM and Wells Fargo shall provide to the Master Servicer and the Securities Administrator such additional information as the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports and of the fidelity bond and errors and omissions insurance policy required to be maintained by such Servicer pursuant to this Agreement, and such other information related to such Servicer or any Servicing Function Participant engaged by such Servicer or its performance hereunder or other applicable agreement.

Section 3.19  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, such Servicer will (or if such Servicer does not, the Master Servicer may) promptly furnish to the Trustee and the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement signed by an Authorized Servicer Representative or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Custodial Account pursuant to Article V have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the related Servicer the related Mortgage File. Within five (5) Business Days of receipt of such certification and request, the Custodian, on behalf of the Trustee, shall release the related Mortgage File to the related Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the related Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the related Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Custodial Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the related Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the written request of the related Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by an Authorized Servicer Representative substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative), release the related Mortgage File held in its possession or control to the related Servicer. Such request for release shall obligate the related Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of an Authorized Servicer Representative similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the related Servicer.

Section 3.20  Documents, Records and Funds in Possession of the Servicers to be held for Trustee.

(a)  Each Servicer (to the extent required by this Agreement or the Servicing Agreement, as applicable) shall transmit to the Trustee or the Custodian such documents and instruments coming into the possession of the related Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by a Servicer in respect of any Mortgage Loan serviced by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the right of such Servicer to retain its Servicing Fee and other amounts as provided in this Agreement or the related Servicing Agreement, as applicable.

Section 3.21  Possession of Certain Insurance Policies and Documents.

Each of GMACM and Wells Fargo shall retain possession and custody of the originals (to the extent available) of any Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time that comes into the possession of such Servicer, as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the Custodian, as directed by the Trustee) shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

Section 3.22  [Reserved].

Section 3.23  [Reserved].

Section 3.24  Optional Purchase of Certain Mortgage Loans.

With respect to any Mortgage Loan which is delinquent in payment by ninety-one (91) days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan or REO Property from the Trust Fund at a price equal to the Purchase Price. The Purchase Price shall be remitted to the Servicer for deposit in the related Custodial Account and remitted by the Servicer to the Securities Administrator on the Servicer Remittance Date in the month immediately following the month in which the Purchase Price was deposited in the related Custodial Account.

In addition, the Sponsor shall, at its option, purchase any Mortgage Loan from the Trust if the first or second Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the first or second Monthly Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Purchase Price.

If at any time the Sponsor remits to the related Servicer a payment for deposit in the related Custodial Account covering the amount of the Purchase Price for such a Mortgage Loan and the related Servicer delivers an Officer’s Certificate to the Trustee (which shall be delivered no later than two (2) Business Days following such deposit) certifying that the Purchase Price has been deposited in the related Custodial Account, the Trustee shall execute the assignment of such Mortgage Loan at the request of the Sponsor without recourse to the Sponsor which shall succeed to all the Trustee’s, right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Sponsor will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the related Certificateholders with respect thereto. The Sponsor shall be responsible for any transfer costs incurred with respect to a Mortgage Loan purchased pursuant to this Section 3.24.

If the Sponsor is required to repurchase a Mortgage Loan pursuant to this Section 3.24, the Servicer shall continue to service such Mortgage Loan unless the Sponsor shall repurchase the servicing rights thereon on terms mutually agreed to by the Sponsor and the related Servicer. Notwithstanding the foregoing, the Master Servicer shall have no obligation to master service any Mortgage Loan that has been so repurchased.

Section 3.25  Obligations of the Servicers Under Credit Risk Management Agreement.

Notwithstanding anything in this Agreement or the Credit Risk Management Agreements to the contrary, the Trustee shall not have any duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager or the Servicers under the Credit Risk Management Agreements or this Agreement with respect to any action taken or not taken by a Servicer pursuant to a recommendation of the Credit Risk Manager or otherwise in connection with obligations of a Servicer under the related Credit Risk Management Agreement.

Section 3.26  Collection of Mortgage Loan Payments; Custodial Accounts.

(a)  Each of GMACM and Wells Fargo shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the related Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, each such Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a Mortgage Loan serviced by such Servicer for a period not greater than 180 days; provided, however no such extension shall be materially adverse to the related Certificateholders. In the event of any such arrangement, the related Servicer shall make Advances on the Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. Neither GMACM nor Wells Fargo shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent or (y) the related Servicer delivers to the Trustee and the Securities Administrator a REMIC Opinion, the related Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, and (B) amend any Mortgage Note for a Mortgage Loan to extend the maturity thereof.

(b)  GMACM shall establish and maintain three segregated Custodial Accounts (each of which shall at all times be an Eligible Account) with a depository institution in the name of GMACM for the benefit of the Trustee on behalf of the Holders of the Group I Certificates (the “Group I Custodial Account”), the Holders of the Group II-IV Certificates (the “Group II-IV Custodial Account”) and the Holders of the Group V Custodial Account. The Group I Custodial Account shall be designated “GMAC Mortgage Corporation, in trust for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-AF2, Group I Certificates”, the Group II-IV Custodial Account shall be designated “GMAC Mortgage Corporation, in trust for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-AF2, Group II-IV Certificates”, and the Group V Custodial Account shall be designated “GMAC Mortgage Corporation, in trust for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-AF2, Group V Certificates.” Wells Fargo shall establish and maintain a segregated Custodial Account (which shall at all times be an Eligible Account) with a depository institution in the name of Wells Fargo for the benefit of the Trustee on behalf of the Holders of the Group I Certificates which shall be designated as “Wells Fargo Bank, National Association, in trust for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-AF2, Group I Certificates. On behalf of the Trust Fund, the related Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collection on mortgage loans in connection with its mortgage loan servicing activities on a daily basis and in no event more than one Business Day after such Servicer’s receipt thereof, and shall thereafter deposit in the related Custodial Account, in no event more than two Business Days after the related Servicer’s receipt thereof, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Group I Mortgage Loans (with respect to the Group I Custodial Accounts), the Group II-IV Mortgage Loans (with respect to the Group II-IV Custodial Account) or the Group V Mortgage Loans (with respect to the Group V Custodial Account) subsequent to the Cut-off Date (other than in respect of principal and interest due on the related Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)  all payments on account of principal, including Principal Prepayments and Subsequent Recoveries, on the related Mortgage Loans;

(ii)  all payments on account of interest on the related Mortgage Loans net of the Servicing Fee permitted under Section 3.10;

(iii)  all Liquidation Proceeds, Insurance Proceeds and condemnation proceeds with respect to the related Mortgage Loans, other than proceeds to be applied to the restoration or repair of the related Mortgaged Properties or released to the Mortgagor in accordance with the related Servicer’s normal servicing procedures;

(iv)  any amount required to be deposited by the related Servicer pursuant to Section 3.26(c) in connection with any losses on Permitted Investments;

(v)  any amounts required to be deposited by the related Servicer pursuant to Section 3.05;

(vi)  any amounts paid by an Advance Financing Person in respect of Advances or Servicing Advances;

(vii)  any Prepayment Charges collected by the related Servicer in connection with the Principal Prepayment of any of the related Mortgage Loans and any Servicer Prepayment Charge Payment Amounts;

(viii)  the Purchase Price with respect to any related Mortgage Loans purchased by the Sponsor pursuant to Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price and the Purchase Price with respect to any related Mortgage Loans purchased by the Sponsor pursuant to Section 3.24; and

(ix)  any other amounts required to be deposited hereunder.

The foregoing requirements for deposit by GMACM and Wells Fargo into the Custodial Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by the related Servicer. In the event that a Servicer shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 3.27, it may at any time withdraw or direct the institution maintaining the related Custodial Account, to withdraw such amount from the related Custodial Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the related Custodial Account, that describes the amounts deposited in error in such Custodial Account. Each of GMACM and Wells Fargo shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in a Custodial Account shall be held in trust for the related Certificateholders until withdrawn in accordance with Section 3.27.

(c)  The institution that maintains the Custodial Accounts, or other authorized entity shall invest the funds in the Custodial Accounts, in the manner directed by the related Servicer, in Permitted Investments which shall mature not later than the next succeeding Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the related Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in a Custodial Account in respect of any such investments shall be deposited by the related Servicer into such Custodial Account immediately as realized, out of its own funds.

(d)  Each of GMACM and Wells Fargo shall give at least thirty (30) days’ advance notice to the Trustee, the Securities Administrator, the Master Servicer, the Sponsor, each Rating Agency and the Depositor of any proposed change of location of a Custodial Account prior to any change thereof.

Section 3.27  Permitted Withdrawals From the Custodial Accounts.

(a)  Each of GMACM and Wells Fargo may from time to time make withdrawals from any Custodial Account for the following purposes:

(i)  to pay itself (to the extent not previously paid to or withheld by the related Servicer), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

(ii)  to reimburse the related Servicer or an Advance Financing Person for (A) any unreimbursed Advances to the extent of amounts received which represent late recoveries of payments of principal and/or interest (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.01; and (B) any unreimbursed Advances with respect to the final liquidation of a related Mortgage Loan that are Nonrecoverable Advances, but only to the extent that late recoveries of payments of principal and/or interest, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the related Servicer or an Advance Financing Person for such unreimbursed Advances or (C) subject to Section 3.27(b), any unreimbursed Advances to the extent of Amounts Held For Future Distribution funds held in the Custodial Account relating to the related Mortgage Loans that were not included in the Available Funds or the related Available Distribution Amount for the preceding Distribution Date;

(iii)  to reimburse itself or an Advance Financing Person for any Nonrecoverable Advances;

(iv)  to reimburse itself from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

(v)  to pay itself any unpaid Servicing Fees and to reimburse itself or any Advance Financing Person for any unreimbursed Servicing Advances, provided, however, that the related Servicer’s or such Advance Financing Person’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, late recoveries of payments of principal and/or interest, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(vi)  to pay to the Sponsor or the Depositor with respect to each related Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.24, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

(vii)  to pay any expenses reimbursable pursuant to Section 7.04;

(viii)  to withdraw any amount deposited in a Custodial Account and not required to be deposited therein; and

(ix)  to clear and terminate a Custodial Account upon termination of this Agreement pursuant to Section 10.01 hereof.

In addition, (i) with respect to GMACM, no later than noon Eastern time on the Remittance Date and (ii) with respect to Wells Fargo (except in the case of a successor servicer to Wells Fargo), on the Remittance Date, the related Servicer shall withdraw from each Custodial Account maintained by such Servicer and remit to the Securities Administrator (a) all amounts deposited in such Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from such Custodial Account pursuant to this Section 3.27(a)), plus (b) all Advances, if any, which the related Servicer is obligated to make pursuant to Section 5.01, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds or condemnation proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any Compensating Interest required to be deposited in such Custodial Account in connection with such Principal Prepayment in accordance with Section 5.02, and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Scheduled Payment.

With respect to any remittance received by the Securities Administrator after the Business Day on which such payment was due, the Securities Administrator shall send written notice thereof to the related Servicer. The related Servicer shall pay to the Securities Administrator interest on any such late payment by such Servicer at an annual rate equal to Prime Rate (as defined in The Wall Street Journal) plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the related Servicer to the Securities Administrator on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by the related Servicer of any such interest, or the failure of the Securities Administrator to notify the related Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Servicer Default by the related Servicer.

Each of GMACM and Wells Fargo shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from a Custodial Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from a Custodial Account pursuant to subclause (iii), the related Servicer shall deliver to the Master Servicer an Officer’s Certificate of an Authorized Servicer Representative indicating the amount of any previous Advance or Servicing Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

(b)  Notwithstanding the foregoing, any Amounts Held For Future Distribution withdrawn by a Servicer as permitted in Section 3.27(a)(ii) in reimbursement of Advances previously made by such Servicer shall be appropriately reflected in such Servicer’s records and replaced by such Servicer by deposit in the related Custodial Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Trust Fund on such Remittance Date; provided, however that if the rating of such Servicer (including any Successor Servicer) is less than “BBB”, such Servicer shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate. The amount at any time credited to a Custodial Account may be invested by such Servicer in Permitted Investments.

Section 3.28  Reports to Master Servicer.

Not later than the tenth (10th) calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately succeeding Business Day), each of GMACM and Wells Fargo shall furnish to the Master Servicer (i) (a) monthly loan data in a mutually agreed-upon format containing all of the information set forth in Exhibit X-1, (b) default loan data in the format set forth in Exhibit X-2 hereto (or in such other format mutually agreed-upon between such Servicer and the Master Servicer) and (c) information regarding realized losses and gains in the format set forth in Exhibit X-3 hereto (or in such other format mutually agreed between such Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above.

Section 3.29  Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

To the extent required by the Mortgage Note related to a Mortgage Loan, each of GMACM and Wells Fargo shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit, promptly upon receipt, and retain therein all collections from the Mortgagors (or advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require a Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the related Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account, to remove amounts deposited in error or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 3.30  Adjustments to Mortgage Rate and Scheduled Payment.

On each applicable Adjustment Date, the Mortgage Rate with respect to each Group II-IV Mortgage Loan and Group V Mortgage Loan shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the related Index plus the Gross Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Periodic Rate Cap, Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate, as set forth in the Mortgage Note. GMACM shall execute and deliver the notices required by each Mortgage and Mortgage Note, applicable laws and regulations regarding interest rate adjustments. GMACM shall also provide timely notification to the Master Servicer of all applicable data and information regarding such interest rate adjustments and such Servicer’s methods of implementing such interest rate adjustments. Upon the discovery by a Servicer or the Master Servicer that such Servicer has failed to adjust a Mortgage Rate or a Scheduled Payment pursuant to the terms of the related Mortgage Note and Mortgage, such Servicer shall immediately deposit in the Group II-IV Custodial Account or Group V Custodial Account, as applicable from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 3.31  Distribution Account.

(a)  The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders a Distribution Account as a segregated non-interest bearing trust account or accounts. The Distribution Account will be subdivided into three sub-accounts for the benefit of the Holders of the Group I Certificates, the Holders of the Group II-IV Certificates and the Holders of the Group V Certificates. The Securities Administrator will deposit in the related sub-account of the Distribution Account as identified by the Securities Administrator and as received by the Securities Administrator, the following amounts:

(i)  All payments and recoveries in respect of principal on the related Mortgage Loans, including, without limitation, Principal Prepayments, Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and all payments and recoveries in respect of interest on the related Mortgage Loans withdrawn by the Servicers from the related Custodial Account and remitted by Servicers to the Securities Administrator;

(ii)  Any Advance and any Compensating Interest Payments;

(iii)  Any Prepayment Charges collected by the Servicers in connection with the Principal Prepayment of any of the related Mortgage Loans (including any Servicer Prepayment Charge Payment Amounts);

(iv)  Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in the related Custodial Account;

(v)  The Purchase Price with respect to any related Mortgage Loans purchased by the Sponsor or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any related Mortgage Loans purchased by the Depositor pursuant to Section 3.24, and all proceeds of any related Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer pursuant to Section 10.01;

(vi)  Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vii)  Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the related sub-account of the Distribution Account pursuant to this Agreement.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Securities Administrator to the Distribution Accounts.

(c)  The amount at any time credited to the Distribution Account may be invested by the Securities Administrator in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date as directed by the Master Servicer, unless the investment is managed by the Securities Administrator or an affiliate of the Securities Administrator, in which case such Permitted Investments may mature on the Distribution Date. All such investment income shall be for the benefit of the Master Servicer, and any losses incurred shall be deposited by the Master Servicer in the Distribution Account immediately as realized.

Section 3.32  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will from time to time make or cause to be made such withdrawals or transfers from the sub-accounts of the Distribution Account pursuant to this Agreement for the following purposes:

(i)  to pay to the Trustee any expenses recoverable by the Trustee pursuant to this Agreement.

(ii)  to reimburse the related Servicer (or any successor thereto) for any Advance or Servicing Advance of its own funds, the right of the related Servicer (or any successor thereto) to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(iii)  to reimburse the Master Servicer or the related Servicer (or any successor thereto) from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the related Servicer (or any successor thereto) in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iv)  to reimburse the related Servicer (or any successor thereto) from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the related Servicer (or any successor thereto) from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(v)  to reimburse the related Servicer (or any successor thereto) for advances of funds pursuant to this Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

(vi)  to reimburse the related Servicer (or any successor thereto) for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v);

(vii)  to pay the Credit Risk Management Fee to the Credit Risk Manager; provided, however, that upon the termination of the Credit Risk Manager pursuant to Section 3.33 hereof, the amount of the Credit Risk Management Fee (or any portion thereof) previously payable to the Credit Risk Manager as described herein shall be paid to the Sponsor;

(viii)  to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement (including the expenses of the Securities Administrator in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.13);

(ix)  to pay to the Trust Fund, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

(x)  to reimburse or pay the related Servicer any such amounts as are due thereto under this Agreement or the Servicing Agreement and have not been retained by or paid to the related Servicer, to the extent provided herein or therein;

(xi)  to reimburse the Trustee or the Master Servicer for expenses incurred in the transfer of servicing responsibilities of a terminated Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated Servicer;

(xii)  to reimburse the Master Servicer for any costs and expenses reimbursable to the Master Servicer pursuant to this Agreement;

(xiii)  to reimburse the Custodian for expenses, costs and liabilities incurred or reimbursable to it pursuant to this Agreement or the Custodial Agreement;

(xiv)  to remove amounts deposited in error; and

(xv)  to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)  The Securities Administrator shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Accounts pursuant to subclauses (ii) through (v), inclusive, and (vii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Securities Administrator without being deposited in the Distribution Accounts under Section 3.31.

(c)  On each Distribution Date, the Securities Administrator shall distribute the Available Funds and the Available Distribution Amounts, to the extent of funds on deposit in the related sub-account of the Distribution Account to the holders of the related Certificates in accordance with Sections 5.04, 5.05 and 5.06.

Section 3.33  Duties of the Credit Risk Manager; Termination.

(a)  The Depositor appoints Portfolio Surveillance Analytics, LLC, a wholly owned subsidiary of InformationLogix, Inc. as Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning the Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which a Mortgagor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement and the Credit Risk Manager shall look solely to the related Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the related Mortgage Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights. The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the related Servicer, the Trustee, each Rating Agency and the Credit Risk Manager. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to Section 3.33(b) shall not become effective until the appointment of a successor Credit Risk Manager. The Trustee is hereby authorized to enter into any Credit Risk Management Agreement necessary to effect the foregoing.

(b)  Within six months of the Closing Date, the Sponsor may, at its option, terminate the Credit Risk Manager if, in its reasonable judgment, (i) the value of the servicing rights with respect to the Mortgage Loans is adversely affected as a result of the presence of the Credit Risk Manager or (ii) the presence of the Credit Risk Manager impairs the ability of the Sponsor to transfer the servicing rights with respect to the Mortgage Loans as permitted by this Agreement. Upon the termination of the Credit Risk Manager, the Sponsor may, at its option, cause the Depositor to appoint a successor Credit Risk Manager. Notice of such termination shall be provided by the Sponsor to the Rating Agencies, the Trustee, the Securities Administrator, the Depositor, the Servicers and the Credit Risk Manager. Upon the appointment of a successor Credit Risk Manager, the Depositor shall provide written notice thereof to each Rating Agency, the Trustee, the Servicer, the Securities Administrator and the Credit Risk Manager.

If the Credit Risk Manager is terminated pursuant to this Section 3.33(b), the Credit Risk Manager shall only be entitled to a fee equal to 0.0050% with respect to each Mortgage Loan for the one year period following such termination. After the expiration of such one year period, the Credit Risk Manager shall not be entitled to the Credit Risk Management Fee or any portion thereof with respect to any Mortgage Loan. The excess of the Credit Risk Management Fee with respect to each Mortgage Loan over the amount payable to the Credit Risk Manager as described in this paragraph shall be paid to the Sponsor pursuant to Section 5.04(a).

Section 3.34  Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to any Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by such Servicer and/or Master Servicer under the related Credit Risk Management Agreement or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the related Servicer and/or Master Servicer pursuant to the related Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

ARTICLE IV

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

Section 4.01  The Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer the Mortgage Loans in accordance with the terms of this Agreement and the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicers as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicers and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement or the Servicing Agreement, as applicable. The Master Servicer shall independently and separately monitor the servicing activities of the Servicers with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers and Master Servicer’s records, and based on such reconciled and corrected information, provide such information relating to the Mortgage Loans to the Securities Administrator as shall be necessary to enable it to prepare the statements specified in Section 5.06 and any other information and statements required to be provided by the Securities Administrator hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Distribution Account.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not have any duty or obligation to enforce any Credit Risk Management Agreement that each Servicer is a party to (each, a “Servicer Credit Risk Management Agreement”) or to supervise, monitor or oversee the activities of the Credit Risk Manager under the Servicer Credit Risk Management Agreement with respect to any action taken or not taken by a Servicer pursuant to a recommendation of the Credit Risk Manager.

The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Trustee necessary or appropriate to enable the Servicer and the Master Servicer to service or master service and administer the Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or a Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the related Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or the related Servicer.

The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable and, in each case, provided to the Trustee by the related Servicer or the Master Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

Section 4.02  Monitoring of Servicers.

The Master Servicer shall be responsible for monitoring the compliance by the Servicers with their respective duties under this Agreement and the Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of such Servicer with regard to such Servicer’s compliance with the terms of this Agreement or the Servicing Agreement, as applicable. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with this Agreement or the Servicing Agreement, as applicable, or that a notice should be sent pursuant to this Agreement or the Servicing Agreement, as applicable with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor and the Trustee thereof and the Master Servicer (or, in the case of Wells Fargo, the Trustee) shall issue such notice or take such other action as it deems appropriate.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicers under this Agreement and the Servicing Agreement, and the Master Servicer (or, if Wells Fargo is the defaulting Servicer, the Trustee) shall, in the event that a Servicer fails to perform its obligations in accordance with this Agreement or the Servicing Agreement, as applicable, subject to this Section, Article VIII and the Servicing Agreement, terminate the rights and obligations of such Servicer hereunder or under the Servicing Agreement, as applicable in accordance with the provisions of Article VIII or the Servicing Agreement, as applicable. The Master Servicer (or, if Wells Fargo is the defaulting Servicer, the Trustee) shall act as servicer of the Mortgage Loans or enter in to a new servicing agreement with a successor servicer selected by the Master Servicer (or, if Wells Fargo is the defaulting Servicer, the Trustee); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Master Servicer, the Trustee or such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Trustee, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

To the extent that the costs and expenses related to the termination of a Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee if Wells Fargo is the defaulting Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of defaulting Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Successor Servicer to service the related Mortgage Loans in accordance with this Agreement or the Servicing Agreement, as applicable) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement and the Servicing Agreement.

If the Master Servicer or the Trustee acts as a Successor Servicer, it shall not assume liability for the representations and warranties of the terminated Servicer, if any, that it replaces.

Section 4.03  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that shall be in such form and amount generally acceptable for entities serving as master servicers or trustees, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 4.04  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Section 9.13 hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.02, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer or an Authorized Servicer Representative, with any powers of attorney (in form acceptable to Trustee) empowering the Master Servicer, or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the related Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or the related Servicer and shall be indemnified by the Master Servicer or the related Servicer, as applicable, for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05  Due-on-Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with this Agreement and the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the Servicing Agreement, as applicable.

Section 4.06  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

The Master Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement. The Master Servicer, to the extent required by Article III or the Servicing Agreement, as applicable, shall cause each Servicer to, provide access to information and documentation regarding the related Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the related Servicer under this Agreement or the Servicing Agreement, as applicable.

Section 4.07  Standard Hazard Insurance and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the related Servicer under this Agreement or the Servicing Agreement, as applicable to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement or the Servicing Agreement, as applicable and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 3.31, any amounts collected by the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement or the Servicing Agreement, as applicable) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.08  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall enforce each Servicer’s obligations to prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the related Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 4.09  Maintenance of the Primary Mortgage Insurance Policies.

The Master Servicer shall not take, or (to the extent within its control) permit a Servicer (to the extent such action is prohibited under this Agreement or the Servicing Agreement, as applicable) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or the related Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the related Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable. The Master Servicer shall not, and (to the extent within its control) shall not permit the related Servicer to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable.

The Master Servicer agrees to cause the related Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.31 of this Agreement or pursuant to the Servicing Agreement, as applicable, any amounts collected by the related Master Servicer or the Servicer under any primary mortgage insurance policies shall be deposited by the Servicer or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.10  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the related Servicer otherwise have fulfilled its obligations under this Agreement or the Servicing Agreement, as applicable, the Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

Section 4.11  Realization Upon Defaulted Loans.

The Master Servicer shall cause each Servicer to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement or the Servicing Agreement, as applicable.

Section 4.12  Compensation for the Master Servicer.

As compensation for its services hereunder, the Master Servicer shall be entitled to receive all income and gain realized from any investment of funds in the Distribution Account (the “Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

The amount of the Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.14.

Section 4.13  REO Property.

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall cause the related Servicer to sell, and the related Servicer agrees to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable. Further, the Master Servicer shall cause each Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I, unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the related Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause each Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

The Master Servicer shall cause each Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Custodial Account.

The Master Servicer and the related Servicer upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 4.14  Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the related Servicer under this Agreement or the Servicing Agreement, as applicable with respect to Prepayment Interest Shortfalls on the Mortgage Loans serviced by such Servicer for the related Distribution Date, and not so paid by such Servicer and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

ARTICLE V

ADVANCES AND DISTRIBUTIONS

Section 5.01  Advances; Advance Facility.

(a)  Each Servicer shall make an Advance with respect to any Mortgage Loan serviced by such Servicer and deposit such Advance in the Distribution Account, (1) with respect to GMACM, no later than noon Eastern time on the Remittance Date, and (2) with respect to Wells Fargo (except in the case of a successor servicer to Wells Fargo), on the Remittance Date, in immediately available funds. A Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If a Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, such Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Master Servicer an Officer’s Certificate setting forth the basis for such determination.

In lieu of making all or a portion of such Advance from its own funds, a Servicer may (i) cause to be made an appropriate entry in its records relating to the related Custodial Account that any Amounts Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the related Custodial Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the related Servicer by deposit in the Distribution Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Securities Administrator on such Remittance Date; provided, however that if the rating of the related Servicer (including any Successor Servicer) is less than “BBB”, the related Servicer shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.

Each Servicer shall be entitled to be reimbursed from the related Custodial Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.27 or pursuant to the Servicing Agreement, as applicable. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

Subject to and in accordance with the provisions of Article VIII hereof, in the event that a Servicer fails to make such Advance, then the Master Servicer, as successor to such Servicer or, if Wells Fargo is the defaulting Servicer, the Trustee, as successor to such Servicer, shall be obligated to make such Advance only to the extent such Advance, if made, would not constitute a Nonrecoverable Advance, subject to the provisions of Sections 5.01 and 8.02.

(b)  (i) Each of GMACM and Wells Fargo is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Section 5.01(b)(v) below, under which (1) such Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, the Securities Administrator, the Master Servicer, the Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee, the Securities Administrator, the Master Servicer or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to such Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) such Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

(ii)  If GMACM or Wells Fargo enters into an Advance Facility, such Servicer and the related Advance Financing Person shall deliver to the Master Servicer and the Securities Administrator at the address set forth in Section 11.05 hereof no later than the Remittance Date immediately following the effective date of such Advance Facility a written notice (an “Advance Facility Notice”), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 5.01(b)(iii) hereof, have the right to make withdrawals from the Custodial Account pursuant to Section 3.27 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the related Servicer would be permitted to reimburse itself in accordance with Section 3.27 hereof, assuming the related Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.27 hereof to the extent permitted under Section 5.01(b)(v) below.

(iii)  Notwithstanding the existence of an Advance Facility, the related Servicer, on behalf of the Advance Financing Person and the Servicer’s Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.27 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Master Servicer and the Securities Administrator in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, the related Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer’s Assignee shall immediately have the right to receive from the related Custodial Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the related Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the related Custodial Account pursuant to Section 3.27 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account pursuant to Section 3.31 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the related Servicer or the Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 3.27 hereof. An Advance Facility may be terminated by the joint written direction of the related Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof. None of the Depositor, Master Servicer, the Securities Administrator or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor, Master Servicer, the Securities Administrator or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer’s Assignee. The related Servicer shall indemnify the Master Servicer, the Securities Administrator, Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of gross negligence, recklessness or willful misconduct on the part of the Master Servicer, the Securities Administrator, Depositor, the Trustee or any successor Servicer, as the case may be. The related Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the related Servicer, and the successor Servicer shall not be liable for any errors in such information.

(iv)  An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as the Servicer.

(v)  As between the related Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis. In the event the Servicer’s Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than the related Servicer or its related Advance Financing Person in error, then the Servicer’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the related Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the related Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or the Servicer’s Assignee.

(vi)  For purposes of any Officer’s Certificate of the related Servicer delivered pursuant to Section 5.01(a), any Nonrecoverable Advance referred to therein may have been made by the related Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the related Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the related Servicer.

(vii)  Any amendment to this Section 5.01(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.01(b), including amendments to add provisions relating to a successor Servicer, may be entered into by the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the related Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the related Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the related Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and none of the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund are, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) none of the Master Servicer, the Securities Administrator or the Trustee shall have any responsibility to track or monitor the administration of the financing arrangement between the related Servicer and any Advance Financing Person.

Section 5.02  Compensating Interest Payments.

In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the related Servicer shall, to the extent of one-half of the Servicing Fee with respect to GMACM or to the extent of the Servicing Fee with respect to Wells Fargo for such Distribution Date, deposit into the related Custodial Account, as a reduction of and to the extent of, one-half of the Servicing Fee with respect to GMACM or to the extent of the Servicing Fee with respect to Wells Fargo for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the related Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Sponsor, the Trust Fund, the Master Servicer or the Certificateholders.

Section 5.03  REMIC Distributions.

On each Distribution Date the Securities Administrator, shall be deemed to allocate distributions to the REMIC Regular Interests in accordance with Section 5.11 hereof.

Section 5.04  Distributions on the Group I Certificates.

(a)  On each Distribution Date, the Available Distribution Amount for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of funds on deposit in the sub-account of the Distribution Account relating to the Group I Mortgage Loans and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

First, in the following order of priority:

1.
from the Interest Remittance Amount relating to Loan Group I to the holders of the Group I Senior Certificates on a pro rata basis, based on the entitlement of each such Class, the Group I Senior Interest Distribution Amount for each such Class and for such Distribution Date;

2.
to the extent of the Interest Remittance Amount relating to Loan Group I remaining after distribution of the Group I Senior Interest Distribution Amount to the Holders of the Group I Senior Certificates, to the Holders of the Class I-M-1 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

3.
to the extent of the Interest Remittance Amount relating to Loan Group I remaining after distribution of the Group I Senior Interest Distribution Amount to the Holders of the Group I Senior Certificates and the Interest Distribution Amount to Holders of the Class I-M-1 Certificates, to the Holders of the Class I-M-2 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

4.
to the extent of the Interest Remittance Amount relating to Loan Group I remaining after distribution of the Group I Senior Interest Distribution Amount to the Holders of the Group I Senior Certificates, the Interest Distribution Amount to the Holders of the Class I-M-1 Certificates and the Interest Distribution Amount to the Holders of the Class I-M-2 Certificates, to the Holders of the Class I-M-3 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

Second, to pay principal on the Group I Senior Certificates and Group I Subordinate Certificates, to the extent of the Principal Distribution Amount for each Distribution Date, in the following amount and order of priority:

1.	The Group I Senior Principal Distribution Amount for such Distribution Date will be distributed to the Group I Senior Certificates as follows:

first, to the Class I-A-6 Certificates, in an amount up to the Class I-A-6 Lockout Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

second, any remaining Group I Senior Principal Distribution Amount after the distribution described in clause first above, sequentially:

• to the Class I-A-1 Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero;

• to the Class I-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

• to the Class I-A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

• to the Class I-A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

• to the Class I-A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and
• to the Class I-A-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

provided, however, on any Distribution Date after the Certificate Principal Balances of the Group I Subordinate Certificates have been reduced to zero, distributions of principal to the Group I Senior Certificates will be allocated among such Group I Senior Certificates concurrently on a pro rata basis, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such Class has been reduced to zero.

2.
To the extent of any Principal Distribution Amount remaining after distribution of the Group I Senior Principal Distribution Amount to the Holders of the Group I Senior Certificates on such Distribution Date, to the Class I-M-1 Certificates, in an amount equal to the Class I-M-1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

3.
To the extent of any Principal Distribution Amount remaining after distribution of the Group I Senior Principal Distribution Amount to the Holders of the Group I Senior Certificates on such Distribution Date and the distribution of the Class I-M-1 Principal Distribution Amount to the Holders of the Class I-M-1 Certificates on such Distribution Date, to the Class I-M-2 Certificates, in an amount equal to the Class I-M-2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

4.
To the extent of any Principal Distribution Amount remaining after distribution of the Group I Senior Principal Distribution Amount to the Holders of the Group I Senior Certificates on such Distribution Date, the distribution of the Class I-M-1 Principal Distribution Amount to the Holders of the Class I-M-1 Certificates on such Distribution Date and the distribution of the Class I-M-2 Principal Distribution Amount to the Holders of the Class I-M-2 Certificates on such Distribution Date, to the Class I-M-3 Certificates in an amount equal to the Class I-M-3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

Third, after the payment of interest and principal to the Group I Senior Certificates and Group I Subordinate Certificates as described in clauses First and Second above, any Net Monthly Excess Cashflow for such Distribution Date will be distributed as follows:

1.
To the Holders of the Group I Senior Certificates and Group I Subordinate Certificates in an amount equal to any Extra Principal Distribution Amount for such Distribution Date, payable to such Holders as part of the Principal Distribution Amount in accordance with clause Second above;

2.
To the Holders of the Class I-M-1 Certificates, then to the Holders of the Class I-M-2 Certificates and then to the Holders of the Class I-M-3 Certificates, the related Interest Carry Forward Amount for each such Class and such Distribution Date;

3.
To the Net WAC Reserve Fund, in respect of the Group I Senior Certificates, an amount equal to (i) with respect to the Group I Senior Certificates (other than the Class I-A-1 Certificates), the sum of the related Net WAC Rate Carryover Amounts, if any, for each such Class for such Distribution Date or any prior Distribution Dates and (ii) with respect to the Class I-A-1 Certificates, the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class I-A-1 Certificates exceeds the amount received by the Securities Administrator with respect to the Cap Contract for such Distribution Date or any prior Distribution Date;

4.
To the Net WAC Reserve Fund, in respect of the Class I-M-1 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

5.
To the Net WAC Reserve Fund, in respect of the Class I-M-2 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

6.
To the Net WAC Reserve Fund, in respect of the Class I-M-3 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

7.	To the Holders of the Class I-X Certificates, the Class I-X Distribution Amount; and

8.	To the Holders of the Class I-R Certificates, in respect of the Class R-1B Interest, any remaining amounts.

(b)  On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Group I Senior Certificates and Group I Subordinate Certificates as described in clauses First and Second above and after the distribution of the Net Monthly Excess Cashflow as described in clause Third above, will withdraw from the Net WAC Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Senior Certificates and the Group I Subordinate Certificates in respect of any Net WAC Rate Carryover Amounts due to each such Class in the following manner and order of priority: first, concurrently to the Group I Senior Certificates, on a pro rata basis, based on the entitlement of each such Class, the related Net WAC Rate Carryover Amount (after taking into account payments made pursuant to the Cap Contract with respect to the Class I-A-1 Certificates) for such Distribution Date for each such Class; second, to the Class I-M-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; third, to the Class I-M-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; and fourth, to the Class I-M-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class.

(c)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period and deposited in the sub-account of the Distribution Account relating to the Group I Mortgage Loans will be withdrawn from such sub-account and distributed by the Securities Administrator to the Class I-P Certificates and shall not be available for distribution to the Holders of any other Class of Group I Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class I-P Certificates.

(d)  On the Distribution Date in July 2011, the Securities Administrator shall make a payment of principal to the Class I-P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the Securities Administrator for the exclusive benefit of the Class I-P Certificateholders.

(e)  Subject to Section 10.02 hereof respecting the final distribution on a Class of Group I Senior Certificates or Group I Subordinate Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Holder of a Group I Senior Certificate or Group I Subordinate Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating ten percent (10%) or more with respect to such Class or, if not, by check mailed by First Class Mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Group I Senior Certificates and Group I Subordinate Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

Section 5.05  Distributions on the Group II-IV Certificates.

(a)  On each Distribution Date, the Securities Administrator will withdraw funds on deposit in the sub-account of the Distribution Account relating to the Group II-IV Mortgage Loans and make distributions to the holders of the Group II-IV Certificates in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

(ii)  The Available Funds related to Loan Group II for such Distribution Date will be distributed as follows:

A) first, to the Class II-A Certificates, the related Accrued Certificate Interest for such Distribution Date; and

B) second, to the Class II-A Certificates, the Group II Senior Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero.

(iii)  The Available Funds related to Loan Group III for such Distribution Date will be distributed as follows:

A) first, concurrently to the Group III Senior Certificates, the related Accrued Certificate Interest for such Distribution Date, on a pro rata basis, based on the related Accrued Certificate Interest amount with respect to each such Class; and

B) second, concurrently, to the Class III-A-1 Certificates and Class III-A-2 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, the Group III Senior Principal Distribution Amount, until the Certificate Principal Balance of each such Class has been reduced to zero.

(iv)  The Available Funds related to Loan Group IV for such Distribution Date will be distributed as follows:

A) first, to the Class IV-A Senior Certificates, the related Accrued Certificate Interest for such Distribution Date; and

B) second, to the Class IV-A Certificates, the Group IV Senior Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero.

(v)  From the Available Funds remaining after payments to the Group II-IV Senior Certificates as described above, to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates sequentially, in that order, first, an amount equal to their respective Accrued Certificate Interest for such Distribution Date and second, their pro rata share, based on the outstanding Certificate Principal Balance of each such Class, of the Subordinate Principal Distribution Amount, until each class of Group I Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that Distribution Date; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Group I Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the Class or Classes of the Group I Subordinate Certificates junior to such Class will be distributed to the most senior Class of Group I Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Class or Classes of Group I Subordinate Certificates senior thereto, pro rata based on the Certificate Principal Balance of each such Class.

On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the aggregate Certificate Principal Balance of the Group II-IV Senior Certificates related to a Loan Group has been reduced to zero, all principal on the Group II-IV Mortgage Loans in such Loan Group will be paid to the Group II-IV Senior Certificates of the other Loan Groups. Such amount will be paid to the Group II-IV Senior Certificates in the other Loan Groups in the same priority as such Certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that Distribution Date (a) the Subordinate Percentage for that Distribution Date is greater than or equal to 200% of the Class B Percentage as of the Closing Date and (b) the average outstanding Stated Principal Balance of the Group II-IV Mortgage Loans in each Loan Group delinquent 60 days or more over the last six months, as a percentage of the related Class B Component Balance, is less than 50%.

In addition, if on any Distribution Date Loan Group II, Loan Group III or Loan Group IV is an Undercollateralized Group, then the following will occur:

•
The Available Funds in any other Loan Group (other than Loan Group I and Loan Group V) which is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the Group II-IV Senior Certificates of the Overcollateralized Group or Groups, in an aggregate amount equal to one month’s interest on the Principal Transfer Amount of the Undercollateralized Group or Groups at the Weighted Average Net Rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•
The portion of the Available Funds in respect of principal on the Group II-IV Mortgage Loans in the Overcollateralized Group or Groups, after distributions of principal to the Group II-IV Senior Certificates of the Overcollateralized Group or Groups, will be distributed to the Group II-IV Senior Certificates of the Undercollateralized Group until the Certificate Principal Balance of the Group II-IV Senior Certificates of the Undercollateralized Group equals the Aggregate Loan Group Balance of the related Loan Group.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II-IV Mortgage Loans received during the related Prepayment Period will be withdrawn from the related sub-account of the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other Class of Group II-IV Senior Certificates or Subordinate Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

On the Distribution Date in July 2011, the Securities Administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the Securities Administrator for the exclusive benefit of the Class P certificateholders.

On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Group II-IV Senior Certificates and Group II-IV Subordinate Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided that if on any Distribution Date there are any Available Funds remaining after payment of interest and principal to a Class or Classes of Group II-IV Senior Certificates and Group II-IV Subordinate Certificates entitled thereto, such amounts will be distributed to the other Classes of Group II-IV Senior Certificates and Group II-IV Subordinate Certificates as payments of principal, in reduction of the Certificate Principal Balances thereof, on a pro rata basis, based upon their Certificate Principal Balances, until all amounts due to all Classes of Group II-IV Senior Certificates and Group II-IV Subordinate Certificates have been paid in full, before any amounts are distributed to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

(b)  Subject to Section 10.02 hereof respecting the final distribution on a Class of Publicly Offered Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Holder of a Publicly Offered Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating ten percent (10%) or more with respect to such Class or, if not, by check mailed by First Class Mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Publicly Offered Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

Section 5.06  Distributions on the Group V Certificates.

(a) On each Distribution Date, the Securities Administrator will withdraw funds on deposit in the sub-account of the Distribution Account relating to the Group V Mortgage Loans and make distributions to the Certificateholders in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

(i)  On each Distribution Date, the Interest Remittance Amount relating to Loan Group V for such Distribution Date will be paid in the following order of priority:

(A) to the Supplemental Interest Trust, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(B) to the Group V Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

(C) to the Class V-M-1 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(D) to the Class V-M-2 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(E) to the Class V-M-3 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(F) to the Class V-M-4 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(G) to the Class V-M-5 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(H) for application as part of Monthly Excess Cashflow for such Distribution Date, any Interest Remittance Amount relating to Loan Group V remaining after application pursuant to clauses (A) through (G) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

(ii)  The Principal Payment Amount will be paid on each Distribution Date as follows:

A. On each Distribution Date (x) prior to the Group V Stepdown Date or (y) with respect to which a Group V Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)
to the Supplemental Interest Trust, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount relating to Loan Group V on such Distribution Date;

(ii)
to the Group V Senior Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iii)	to the Class V-M-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(iv)	to the Class V-M-2 Certificates, until its Certificate Principal Balance is reduced to zero;

(v)	to the Class V-M-3 Certificates, until its Certificate Principal Balance is reduced to zero;

(vi)	to the Class V-M-4 Certificates, until its Certificate Principal Balance is reduced to zero;

(vii)	to the Class V-M-5 Certificates, until its Certificate Principal Balance is reduced to zero;

(viii)
for application as part of Monthly Excess Cashflow for such Distribution Date pursuant to subclause (iii) below, any such Principal Payment Amount remaining after application pursuant to clauses A(i) through (vii) above.

B. On each Distribution Date (x) on or after the Group V Stepdown Date and (y) with respect to which a Group V Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)
to the Supplemental Interest Trust, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount relating to Loan Group V on such Distribution Date;

(ii)
from the Senior Principal Payment Amount, to the Group V Senior Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iii)	to the Class V-M-1 Certificates, the Class V-M-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(iv)	to the Class V-M-2 Certificates, the Class V-M-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(v)	to the Class V-M-3 Certificates, the Class V-M-3 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(vi)	to the Class V-M-4 Certificates, the Class V-M-4 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(vii)	to the Class V-M-5 Certificates, the Class V-M-5 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;
(viii)
for application as part of Monthly Excess Cashflow for such Distribution Date pursuant to clause (iii) below, any such Principal Payment Amount remaining after application pursuant to clauses B (i) through (vii) above.

(iii)  On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(A)(i) until the aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates equals the Aggregate Loan Balance for Loan Group V for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, on each Distribution Date (x) prior to the Group V Stepdown Date or (y) with respect to which a Group V Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group V Senior Certificates and Mezzanine Certificates, in the following order of priority:

(a)
to the Group V Senior Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

(b)	to the Class V-M-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(c)	to the Class V-M-2 Certificates, until its Certificate Principal Balance is reduced to zero;

(d)	to the Class V-M-3 Certificates, until its Certificate Principal Balance is reduced to zero;

(e)	to the Class V-M-4 Certificates, until its Certificate Principal Balance is reduced to zero; and

(f)	to the Class V-M-5 Certificates, until its Certificate Principal Balance is reduced to zero;

(ii) on each Distribution Date on or after the Group V Stepdown Date and with respect to which a Group V Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in Section 5.06(ii)B after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(B) to the Class V-A-2 Certificates, any Deferred Amount for such Class;

(C) to the Class V-M-1 Certificates, any Deferred Amount for such Class;

(D) to the Class V-M-2 Certificates, any Deferred Amount for such Class;

(E) to the Class V-M-3 Certificates, any Deferred Amount for such Class;

(F) to the Class V-M-4 Certificates, any Deferred Amount for such Class;

(G) to the Class V-M-5 Certificates, any Deferred Amount for such Class;

(H) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Group V Senior Certificates, concurrently, any Basis Risk Shortfall for each such Class, on a pro rata basis based on the entitlement of each such Class;

(I) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-1 Certificates, any Basis Risk Shortfall for such Class;

(J) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-2 Certificates, any Basis Risk Shortfall for such Class;

(K) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-3 Certificates, any Basis Risk Shortfall for such Class;

(L) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-4 Certificates, any Basis Risk Shortfall for such Class;

(M) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-5 Certificates, any Basis Risk Shortfall for such Class;

(N) to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(O) to the Class V-X Certificates, the Class V-X Distribution Amount; and

(P) to the Class V-R Certificates (in respect of the Class R-3C Interest), any remaining amount. It is not anticipated that any amounts will be distributed to the Class V-R Certificates under this clause (P).

Notwithstanding the foregoing, distributions pursuant to clauses (B) through (M) above on any Distribution Date will be made after giving effect to payments received pursuant to the Swap Agreement. On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Certificates as described in clauses (i) and (ii) above and after the distribution of the Monthly Excess Cashflow as described in clause (iii) above, will withdraw from the Basis Risk Shortfall Reserve Fund the amounts on deposit therein and distribute such amounts to the Group V Senior Certificates and Mezzanine Certificates in respect of any Basis Risk Shortfalls in the following manner and order of priority: first, concurrently to the Group V Senior Certificates, on a pro rata basis, based on the entitlement of each such Class, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; second, to the Class V-M-1 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; third, to the Class V-M-2 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; fourth, to the Class V-M-3 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date for such Class; fifth, to the Class V-M-4 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; and sixth, to the Class V-M-5 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date.

(b) Subject to Section 10.02 hereof respecting the final distribution on a Class of Group V Senior Certificates or Mezzanine Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Holder of a Group V Senior Certificate or Mezzanine Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating ten percent (10%) or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Group V Senior Certificates and Mezzanine Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(c) Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Remittance Amount relating to Loan Group V, and to the extent of any such remaining amounts due, from Principal Remittance Amount, prior to any distributions to the Holders of the Group V Certificates. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Trust Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date. Any Swap Termination Payment due as a result of the occurrence of a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Group V Senior Certificates and Mezzanine Certificates and shall be paid as set forth in Section 5.06(a)(iii)(N).

(d) On each Distribution Date, the Securities Administrator shall distribute from the amounts received from the Swap Provider in respect of any Net Swap Trust Payment then on deposit in the Supplemental Interest Trust in the following order of priority:

(iv)  concurrently to the Group V Senior Certificates, on a pro rata basis based on the entitlement of each such Class, in an amount equal to any Current Interest and any Carryforward Interest for such Class or Classes to the extent not covered by the Interest Remittance Amount relating to Loan Group V on that Distribution Date and solely to the extent the amount of any Current Interest and Carryforward Interest is a result of the allocation of the interest portion of Realized Losses;

(v)  sequentially, to the Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates, in that order, in an amount equal to any Current Interest and any Carryforward Interest for such Class or Classes to the extent not covered by the Interest Remittance Amount relating to Loan Group V on that Distribution Date and solely to the extent the amount of any Current Interest and Carryforward Interest is as a result of the allocation of the interest portion of Realized Losses;

(vi)  to the Group V Senior Certificates and Mezzanine Certificates then entitled to distributions of principal in the priority provided above, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount to the extent not covered by the Monthly Excess Cashflow on that Distribution Date;

(vii)  to the Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates, in that order, in an amount equal to any applicable Deferred Amounts, prior to taking into account amounts available to pay Deferred Amounts from Monthly Excess Cashflow on that Distribution Date

(viii)  to the Basis Risk Shortfall Reserve Fund, to pay the Group V Senior Certificates and Mezzanine Certificates as follows: first, to the Group V Senior Certificates, on a pro rata basis based on the entitlement of each such Class, based on the aggregate amount of Basis Risk Shortfall Amounts for each such Class of Group V Senior Certificates for such Distribution Date, and second, sequentially, to the Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates, in that order, any related Basis Risk Shortfall Amount for each such Class for such Distribution Date, in each case prior top giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund or Monthly Excess Cashflow on that Distribution Date; and

(ix)  to the Class V-X Certificates, any remaining amounts.

Section 5.07  Allocation of Realized Losses on the Group I Mortgage Loans.

(a)  On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Group I Mortgage Loan that occurred during the immediately preceding calendar month, based solely on the reports delivered by the Servicer pursuant to this Agreement.

(b)  The interest portion of Realized Losses shall be allocated to the Group I Certificates as described in Section 1.02 hereof.

(c)  The principal portion of all Realized Losses on the Group I Mortgage Loans allocated to any REMIC IA Regular Interest pursuant to Section 5.07(d) shall be allocated on each Distribution Date as follows: first, in reduction of the Net Monthly Excess Cashflow; second, to the Class I-X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class I-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class I-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class I-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All such Realized Losses to be allocated to the Certificate Principal Balances of the Group I Subordinate Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Group I Subordinate Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Group I Subordinate Certificates, on such Distribution Date.

Any allocation of the principal portion of Realized Losses to a Group I Subordinate Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to the Class I-X Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.04(a) clause Third. No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Group I Senior Certificates or Class I-P Certificates.

All such Realized Losses and all other losses allocated to a Class of Group I Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)  The principal portion of all Realized Losses on the Group I Mortgage Loans shall be allocated on each Distribution Date to the following REMIC IA Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC IA Regular Interest LTI-AA and REMIC IA Regular Interest LTI-ZZ up to an aggregate amount equal to the REMIC IA Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC IA Regular Interest LTI-AA and REMIC IA Regular Interest LTI-ZZ up to an aggregate amount equal to the REMIC IA Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC IA Regular Interest LTI-AA, REMIC IA Regular Interest LTI-IM3 and REMIC IA Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IM3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC IA Regular Interest LTI-AA, REMIC IA Regular Interest LTI-IM2 and REMIC IA Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IM2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC IA Regular Interest LTI-AA, REMIC IA Regular Interest LTI-IM1 and REMIC IA Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IM1 has been reduced to zero.

(e)  Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Securities Administrator discovers, based solely on the reports delivered by the related Servicer under this Agreement, that any Subsequent Recoveries have been collected by the related Servicer with respect to a Group I Mortgage Loan, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Group I Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Group I Subordinate Certificates pursuant to this Section 5.05. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Group I Subordinate Certificates, beginning with the Class of Group I Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 5.05. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Group I Subordinate Certificate of such Class in accordance with its respective Percentage Interest.

Section 5.08  Allocation of Realized Losses on Group II-IV Mortgage Loans.

(a)  On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Group II-IV Mortgage Loan that occurred during the immediately preceding calendar month.

(b)  The interest portion of Group II-IV Realized Losses shall be allocated to the Group II-IV Certificates as described in Section 1.02 hereof.

(c)  The principal portion of each Group II-IV Realized Loss shall be allocated as follows:

first, to the Class C-B-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class C-B-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class C-B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class C-B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class C-B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class C-B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

seventh, (i) with respect to Realized Losses related to the Group II Mortgage Loans, to the Class II-A Certificates until its Certificate Principal Balance has been reduced to zero; (ii) with respect to Realized Losses related to the Group III Mortgage Loans, first, to the Class III-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero and second, to the Class III-A-1 Certificates until its Certificate Principal Balance has been reduced to zero; and (iii) with respect to Realized Losses related to the Group IV Mortgage Loans, to the Class IV-A Certificates, until its Certificate Principal Balance has been reduced to zero.

(d)  Notwithstanding the foregoing clause (c), no such allocation of any Group II-IV Realized Loss shall be made on a Distribution Date to any Class of Group II-IV Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Group II-IV Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group II-IV Mortgage Loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the Group II-IV Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the “Loss Allocation Limitation”).

(e)  Any Realized Losses on the Group II-IV Mortgage Loans allocated to a Class of Group II-IV Certificates shall be allocated among the Group II-IV Certificates of such Class in proportion to their respective Certificate Principal Balances. Any allocation of Realized Losses on the Group II-IV Mortgage Loans shall be accomplished by reducing the Certificate Principal Balances of the related Group II-IV Certificates on the related Distribution Date.

(f)  Realized Losses on the Group II-IV Mortgage Loans shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

(g)  Any Net Interest Shortfall shall be allocated among the Classes of Group II-IV Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses on the Group II-IV Mortgage Loans occurring on or prior to the Credit Support Depletion Date will not be allocated among any Group II-IV Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, such Realized Losses on the Group II-IV Mortgage Loans will be borne by the Subordinate Certificates in reverse order of their payment priority. Following the Credit Support Depletion Date, the interest portion of Realized Losses on the Group II-IV Mortgage Loans will be allocated to the Group II-IV Senior Certificates.

(h)  Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Securities Administrator discovers, based solely on the reports delivered by the related Servicer that any Subsequent Recoveries have been collected by the related Servicer with respect to the Group II-IV Mortgage Loans, the Securities Administrator shall reinstate the amount of the Certificate Principal Balance of the Outstanding Class of Group II-IV Certificates with the lowest payment priority which was reduced as a result of the allocation of Realized Losses on such Distribution Date or any prior Distribution Date. To the extent that the amount of the Subsequent Recoveries collected by the related Servicer exceeds the amount of Realized Losses on the Group II-IV Mortgage Loans allocated to the Outstanding Classes of Group II-IV Certificates since the Closing Date, the Securities Administrator shall (i) reinstate and reissue any retired Private Certificate relating to the Group II-IV Mortgage Loans, beginning with the retired Class of Private Certificates relating to the Group II-IV Mortgage Loans having the most senior payment priority, for which Realized Losses were allocated on any Distribution Date since the Closing Date and (ii) use reasonable efforts to, to the extent permitted by the Depository, reinstate and reissue any retired Book-Entry Certificate, beginning with the retired Class of Book-Entry Certificates having the most senior payment priority, for which Realized Losses on the Group II-IV Mortgage Loans were allocated on any Distribution Date since the Closing Date.

Realized Losses on the Group II-IV Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC IIA Regular Interest ending with the designation “GRP” equal to 1.0% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC IIA Regular Interest ending with the designation “SUB,” so that the Uncertificated Principal Balance of each such REMIC IA Regular Interest is equal to 1.0% of the excess of (x) the aggregate Scheduled Principal Balance of the Group II-IV Mortgage Loans in the related Loan Group over (y) the Certificate Principal Balance of the related Group II-IV Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses on the Group II-IV Mortgage Loans shall be applied to such REMIC IIA Regular Interests such that the REMIC IIA Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Group II-IV Mortgage Loans shall be allocated to REMIC IIA Regular Interest LT-XX.

Realized Losses on the Group II-IV Mortgage Loans shall be applied after all distributions have been made on each Distribution Date to each REMIC IIA Regular Interest in the same manner and priority as such Realized Losses are allocated to the Corresponding Certificates.

Section 5.09  Allocation of Realized Losses on the Group V Mortgage Loans.

(a)  On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Group V Mortgage Loan that occurred during the immediately preceding calendar month.

(b)  The interest portion of Realized Losses on the Group V Mortgage Loans shall be allocated to the Certificates as described in Section 1.02 hereof.

(c)  The principal portion of all Realized Losses on the Group V Mortgage Loans shall be allocated on each Distribution Date as follows: first, in reduction of Net Swap Payments paid by the Swap Provider under the Swap Agreement and the Monthly Excess Cashflow for such Distribution date; second, to the Class V-X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class V-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class V-M-4 certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class V-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class V-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class V-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and eighth, to the Class V-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All such Realized Losses to be allocated to the Certificate Principal Balances of the Class V-A-2 Certificates and the Mezzanine Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of the Class V-A-2 Certificates any Class of Mezzanine Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of the principal portion of Realized Losses to a Class V-A-2 Certificate or a Class of Mezzanine Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class V-X Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.09(c). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class V-A-1 Certificates or Class V-P Certificates.

All such Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)  Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Securities Administrator discovers, based solely on the reports delivered by the related Servicer under this Agreement or the Servicing Agreement, as applicable, that any Subsequent Recoveries have been collected by such Servicer with respect to the Group V Mortgage Loans, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class V-A-2 Certificates or the Class of Mezzanine Certificates with the highest payment priority to which Realized Losses on the Group V Mortgage Loans have been allocated, but not by more than the amount of Realized Losses previously allocated to the Class V-A-1 Certificates or that Class of Mezzanine Certificates pursuant to this Section 5.09. After the Certificate Principal Balances of the Class V-A-2 Certificates or any Class of Mezzanine Certificates have been increased up to the amount of Realized Losses allocated thereto pursuant to this Section 5.09 to the extent that such Applied Loss Amounts have not been paid to such certificates as a Deferred Amount, any additional Subsequent Recoveries with respect to the Group V Mortgage Loans will be applied to increase the Certificate Principal Balance of the Group V-A-2 Certificates or the remaining Mezzanine Certificates, beginning with the Class V-A-2 Certificates or the Class of Mezzanine Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 5.09 but only to the extent that any such Applied Loss Amount has not been paid to any Class of Certificates as a Deferred Amount. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of the Class V-A-2 Certificates and each Class of Mezzanine Certificates in accordance with its respective Percentage Interest.

(e)  With respect to the REMIC IIIA Regular Interests, all Realized Losses on the Group V Mortgage Loans shall be allocated on each Distribution Date first, to REMIC IIIA Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC IIIA Regular Interest I-1-A through REMIC IIIA Regular Interest I-60-B, starting with the lowest numerical denomination until such REMIC IIIA Regular Interest has been reduced to zero, provided that, for REMIC IIIA Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC IIIA Regular Interests.

(f)  All Realized Losses on the Group V Mortgage Loans shall be allocated on each Distribution Date to the following REMIC IIIB Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC IIIB Regular Interest LTIII-AA and REMIC IIIB Regular Interest LTIII-ZZ up to an aggregate amount equal to the REMIC IIIB Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-AA and REMIC IIIB Regular Interest LTIII-ZZ up to an aggregate amount equal to the REMIC IIIB Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VM5 and REMIC IIIB Regular Interest LTIII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM5 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VM4 and REMIC IIIB Regular Interest LTIII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM4 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VM3 and REMIC IIIB Regular Interest LTIII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM3 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VM2 and REMIC IIIB Regular Interest LTIII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IIIB Regular Interest LT-VM2 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VM1 and REMIC IIIB Regular Interest LTIII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VM1 has been reduced to zero; and eighth, to the Uncertificated Principal Balances of REMIC IIIB Regular Interest LTIII-AA, REMIC III Regular Interest LTIII-VA2 and REMIC III Regular Interest LTIII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-VA2 has been reduced to zero.

Section 5.10  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Depositor and the Credit Risk Manager via its website a statement setting forth the following information for the Certificates:

(i)  the Interest Accrual Period and general Distribution Dates for each Class of Certificates;

(ii)  the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;

(iii)  with respect to each Loan Group, the total cash flows received and the general sources thereof;

(iv)  the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the amount of Prepayment Charges distributed to the Class I-P Certificates, Class P Certificates and Class V-P Certificates, (D) the Extra Principal Distribution Amount and (E) the Monthly Excess Interest with respect to the Group V Certificates, if any;

(v)  the amount distributed to Holders of each Class on such Distribution Date allocable to interest;

(vi)  the Certificate Principal Balance or Certificate Notional Balance of each Class of Certificates, if applicable, after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

(vii)  the aggregate amount of P&I Advances included in the distributions on the Distribution Date;

(viii)  the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(ix)  the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the related Servicer pursuant to Section 3.27 of this Agreement or the Servicing Agreement, as applicable or the Master Servicer pursuant to Section 4.14 of this Agreement;

(x)  the cumulative amount of Realized Losses for the Group I Mortgage Loans, the Group II-IV Mortgage Loans and the Group V Mortgage Loans to date and, in addition, if the Certificate Principal Balance of any Class of Certificates have been reduced to zero, the cumulative amount of any Realized Losses that have not been allocated to any Class of Certificates;

(xi)  with respect to Loan Group I, the Group I Overcollateralization Amount, the Credit Enhancement Percentage, any Overcollateralization Increase Amount and any Overcollateralization Reduction Amount for such Distribution Date;

(xii)  with respect to Loan Group V, the Group V Overcollateralization Amount, the Senior Enhancement Percentage, any Overcollateralization Deficiency Amount and any Overcollateralization Release Amount for such Distribution Date;

(xiii)  with respect to each Loan Group, the amount of any Prepayment Charges remitted by the Servicer;

(xiv)  the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(xv)  with respect to each loan group, the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(xvi)  the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(xvii)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and the Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xviii)  the total number and principal balance of any real estate owned or REO Properties in each Loan Group and the Mortgage Loans in the aggregate as of the close of business on the Determination Date preceding such Distribution Date;

(xix)  the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Group I Mortgage Loans or Group V Mortgage Loans that are sixty (60) days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the scheduled principal balances of all of the Group I Mortgage Loans or Group V Mortgage Loans, as applicable as of the last day of such Distribution Date;

(xx)  the aggregate Stated Principal Balance, for each of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans that are sixty (60) days or more delinquent or are in bankruptcy or foreclosure or are REO properties;

(xxi)  the aggregate Servicing Fee received by the Servicers, and the master servicing fees, if any, received by the Master Servicer during the related Due Period;

(xxii)  the amount of the Credit Risk Management Fees paid to the Credit Risk Manager and/or the Sponsor for such Distribution Date;

(xxiii)  the amount, if any, of other fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(xxiv)  with respect to the Group I Certificates, the amount of any Net WAC Rate Carryover Amounts and the amount in the Net WAC Reserve Fund after all deposits and withdrawals on such Distribution Date;

(xxv)  the amount of any Basis Risk Shortfalls and the amount in the Basis Risk Shortfall Reserve Fund after all deposits and withdrawals on such Distribution Date;

(xxvi)  amounts payable in respect of the Cap Contract;

(xxvii)  amounts payable in respect of the Swap Agreement;

(xxviii)  with respect to Loan Group I, whether the Stepdown Date has occurred and whether any Group I Trigger Event is in effect; and

(xxix)   with respect to Loan Group V, whether the Group V Stepdown Date has occurred and whether any Group V Trigger Event is in effect.

The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)  The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicers, the Cap Provider and the Swap Provider. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 5.10 to each Rating Agency.

(c)  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.10 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)  The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

(ii)  The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

(iii)  The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)  The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)  The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

(vi)  The amount and timing of any non-interest expenses of a REMIC; and

(vii)  Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.13.

Section 5.11  REMIC Designations and REMIC Allocations.

(a)  The Securities Administrator shall elect that each of REMIC IA, REMIC IB, REMIC IIA, REMIC IIB, REMIC IIIA, REMIC IIIB and REMIC IIIC shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The REMIC IA Regular Interests shall constitute the assets of REMIC IB. The REMIC IIA Regular Interests shall constitute the assets of REMIC IIB. The REMIC IIIA Regular Interest shall constitute the assets of REMIC IIIB. The REMIC IIIB Regular Interests shall constitute the assets of REMIC IIIC.

(b)  On each Distribution Date, the Available Distribution Amount with respect to Loan Group I, in the following order of priority and in accordance with the Remittance Reports, shall be distributed by REMIC IA to REMIC IB on account of the REMIC IA Regular Interests or withdrawn from the sub-account of the Distribution Account relating to Loan Group I and distributed to the Holders of the Class I-R Certificates, as the case may be:

(i)  to Holders of REMIC IA Regular Interest LTI-IAA, REMIC Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2, REMIC IA Regular Interest LTI-IM3 and REMIC IA Regular Interest LTI-ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC IA Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC IA Regular Interest LTI-ZZ shall be reduced and deferred when the REMIC IA Overcollateralization Amount is less than the REMIC IA Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC IA Regular Interest LTI-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2 and REMIC IA Regular Interest LTI-IM3 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-ZZ shall be increased by such amount;

(ii)  second, to the Holders of REMIC IA Regular Interests, in an amount equal to the remainder of the Available Distribution Amount relating to Loan Group I for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder (other than amounts payable under clause (c) below) to the Holders of REMIC IA Regular Interest LTI-IAA and REMIC IA Regular Interest LTI-IP, until the Uncertificated Principal Balance of such REMIC IA Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC IA Regular Interest LTI-IP shall not be reduced until the Distribution Date in July 2011 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC IA Regular Interest LTI-IP, until $100 has been distributed pursuant to this clause;

(B)  2.00% of such remainder (other than amounts payable under clause (c) below, first, to the Holders of REMIC IA Regular Interest LTI-IA1, REMIC IA Regular Interest LTI-IA2, REMIC IA Regular Interest LTI-IA3, REMIC IA Regular Interest LTI-IA4, REMIC IA Regular Interest LTI-IA5, REMIC IA Regular Interest LTI-IA6, REMIC IA Regular Interest LTI-IM1, REMIC IA Regular Interest LTI-IM2 and REMIC IA Regular Interest LTI-IM3, 1.00%, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC IA Regular Interests are reduced to zero and second, to the Holders of REMIC IA Regular Interest LTI-ZZ until the Uncertificated Principal Balance of such REMIC IA Regular Interest is reduced to zero; then

(iii)  any remaining amount to the Holders of the Class I-R Certificates;

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC IA Regular Interest LTI-IAA and REMIC IA Regular Interest LTI-IP, in that order and (ii) REMIC IA Regular Interest LTI-ZZ, respectively; provided that REMIC IA Regular Interest LTI-IP shall not be reduced until the Distribution Date in July 2011, at which point such amount shall be distributed to REMIC IA Regular Interest LTI-IP, until $100 has been distributed pursuant to this clause.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period will be distributed by REMIC IB to the Holders of REMIC IB Regular Interest LTI-IP. The payment of the foregoing amounts to the Holders of REMIC IB Regular Interest LTI-IP shall not reduce the Uncertificated Principal Balance thereof.

(c)  On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Reports, shall be distributed by REMIC IIA to REMIC IIB on account of the REMIC IIA Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class R-2A Interest, as the case may be:

(i)  Interest shall be payable to the REMIC IIA Regular Interests at the REMIC IIA Remittance Rate for each such REMIC IIA Regular Interest on the related Uncertificated Principal Balance

(ii)  Distributions of principal shall be deemed to be made from amounts received on the Group II-IV Mortgage Loans to the REMIC IIA Regular Interests, first, so as to keep the Uncertificated Principal Balance of each REMIC IIA Regular Interest ending with the designation “SUB” equal to 1.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC IIA Regular Interest ending with the designation “GRP,” so that the Uncertificated Principal Balance of each such REMIC IIA Regular Interest is equal to 1.00% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the Certificate Principal Balance of the related Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC IIA Regular Interests such that the REMIC IIA Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC IIA Regular Interest LT-XX.

(iii)  any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-IIA Interest).

(iv)  On each Distribution Date, 100% of the amount paid in respect of Prepayment Charges on the Group II-IV Mortgage Loans shall be paid to REMIC IA IIA Regular Interest LTI-IP and on the Distribution Date in July 2011 or any Distribution Date thereafter, $100 shall be distributed from the Class P Certificate Account to REMIC IIA Regular Interest LTI-IP pursuant to this clause.

(d) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Reports, shall be distributed by REMIC IIIA to REMIC IIIB on account of the REMIC IIIA Regular Interests or withdrawn from the sub-account of the Distribution Account relating to Loan Group V and distributed to the Holders of the Class R-3A Interest, as the case may be:

(i)  to Holders of each of REMIC IIIA Regular Interest I and REMIC IIIA Regular Interest I-1-A through I-60-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC IIIA Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: first, to REMIC IIIA Regular interests I-1-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC IIIA Regular Interest is reduced to zero, provided that, for REMIC IIIA Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC IIIA Regular Interests, and second, to the extent of any Overcollateralization Release Amounts, to REMIC IIIA Regular Interest I until the Uncertificated Principal Balance of such REMIC IIIA Regular Interest is reduced to zero; and

(iii)  to the Holders of REMIC IIIA Regular Interest LTIII-VP, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges on the Group V Mortgage Loans and (B) on the Distribution Date in July 2011 until $100 has been distributed pursuant to this clause.

(e) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC IIIB to REMIC IIIC on account of the REMIC IIIB Regular Interests or withdrawn from the sub-account of the Distribution Account relating to Loan Group V and distributed to the Holders of the Class R-3B Interest, as the case may be:

(i)  first, to the Holders of REMIC IIIB Regular Interest LTIII-IO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC IIIB Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to the Holders of REMIC IIIB Regular Interest LTIII-AA, REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LTIII-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4, REMIC IIIB Regular Interest LTIII-VM5 and REMIC IIIB Regular Interest LTIII-ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC IIIB Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC IIIB Regular Interest LTIII-ZZ shall be reduced and deferred when the REMIC II Overcollateralization Amount is less than the REMIC IIIB Targeted Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC IIIB Regular Interest LTIII-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LT-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4 and REMIC IIIB Regular Interest LTIII-VM5 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-ZZ shall be increased by such amount;

(ii)  second, to the Holders of REMIC IIIB Regular Interests, in an amount equal to the remainder of the Interest Remittance Amount relating to Loan Group V and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder (other than amounts payable under clause (C) below) to the Holders of REMIC IIIB Regular Interest LTIII-AA and REMIC IIIB Regular Interest LTIII-VP, until the Uncertificated Principal Balance of such REMIC IIIB Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC IIIB Regular Interest LTIII-VP shall not be reduced until the Distribution Date in July 2011 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC IIIB Regular Interest LTIII-VP, until $100 has been distributed pursuant to this clause;

(B)  2.00% of such remainder, first, to the Holders REMIC IIIB Regular Interest LTIII-VA1, REMIC IIIB Regular Interest LTIII-VA2, REMIC IIIB Regular Interest LTIII-VM1, REMIC IIIB Regular Interest LT-VM2, REMIC IIIB Regular Interest LTIII-VM3, REMIC IIIB Regular Interest LTIII-VM4 and REMIC IIIB Regular Interest LTIIIV-M5, 1% in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC IIIB Regular Interest LTIII-ZZ (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC IIIB Regular Interest is reduced to zero; and

(C)  any remaining amount to the Holders of the Class V-R Certificates (in respect of the Class R-3B Interest).

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC IIIB Regular Interest LTIII-AA and REMIC IIIB Regular Interest LTIII-VP, in that order and (ii) REMIC IIIB Regular Interest LTIII-ZZ, respectively; provided that REMIC IIIB Regular Interest LTIII-VP shall not be reduced until the Distribution Date in July 2011, at which point such amount shall be distributed to REMIC III Regular Interest LTIII-VP, until $100 has been distributed pursuant to this clause.

Section 5.12  Prepayment Charges.

(a)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period and deposited in the sub-account of the Distribution Account related to the Group I Mortgage Loans will be withdrawn from such sub-account of the Distribution Account and distributed by the Securities Administrator in accordance with the Remittance Reports to the Class I-P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class I-P Certificates.

(b)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II-IV Mortgage Loans received during the related Prepayment Period and deposited in the sub-account of the Distribution Account related to the Group II-IV Mortgage Loans will be withdrawn from such sub-account of the Distribution Account and distributed by the Securities Administrator in accordance with the Remittance Report to the Class P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

(c)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group V Mortgage Loans received during the related Prepayment Period and deposited in the sub-account of the Distribution Account related to the Group V Mortgage Loans will be withdrawn from such sub-account of the Distribution Account and distributed by the Securities Administrator in accordance with the Remittance Reports to the Class V-P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class V-P Certificates.

(d)  The Master Servicer shall not be obligated to recalculate or verify Prepayment Charges collected by the Servicer and remitted to the Distribution Account for distribution to the related Certificateholders.

Section 5.13  Class I-P Certificate Account, the Class P Certificate Account and the Class V-P Certificate Account.

(a)  The Securities Administrator shall establish and maintain with itself a separate, segregated trust account titled “Wells Fargo Bank, N.A., for the benefit of Nomura Asset Acceptance Corporation, Alternative Loan Trust 2006-AF2 Class I-P Certificate Account”. On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class I-P Certificate Account $100.00. The amount on deposit in the Class I-P Certificate Account shall be held uninvested. On the July 2011 Distribution Date, the Securities Administrator shall withdraw the amount on deposit in the Class I-P Certificate Account and remit such amount to the Holders of the Class I-P Certificates, in reduction of the Certificate Principal Balance thereof.

(b)  The Securities Administrator shall establish and maintain with itself a separate, segregated trust account titled “Wells Fargo Bank, N.A., for the benefit of Nomura Asset Acceptance Corporation, Alternative Loan Trust 2006-AF2 Class P Certificate Account”. On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account $100.00. The amount on deposit in the Class P Certificate Account shall be held uninvested. On the July 2011 Distribution Date, the Securities Administrator shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof.

(c)  The Securities Administrator shall establish and maintain with itself a separate, segregated trust account titled “Wells Fargo Bank, N.A., for the benefit of Nomura Asset Acceptance Corporation, Alternative Loan Trust 2006-AF2 Class V-P Certificate Account”. On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class V-P Certificate Account $100.00. The amount on deposit in the Class V-P Certificate Account shall be held uninvested. On the July 2011 Distribution Date, the Securities Administrator shall withdraw the amount on deposit in the Class V-P Certificate Account and remit such amount to the Holders of the Class V-P Certificates, in reduction of the Certificate Principal Balance thereof.

Section 5.14  Net WAC Reserve Fund.

(a)  The Securities Administrator shall establish a Net WAC Reserve Fund on behalf of the holders of the Group I Senior Certificates and Group I Subordinate Certificates. The Net WAC Reserve Fund must be an Eligible Account. The Net WAC Reserve Fund shall be entitled “Net WAC Reserve Fund, Wells Fargo Bank, National Association for the benefit of holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-AF2, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-M-1, Class I-M-2 and Class I-M-3”. Any payments received by the Securities Administrator under the Cap Contract shall be deposited into the Net WAC Reserve Fund for the benefit of the Class I-A-1 Certificates; provided that the amount of any Excess Cap Payments shall be held for the benefit of the Class I-X Certificates and payable as part of the Class I-X Distribution Amount for the related Distribution Date. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Reserve Fund $1,000. On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to any Class of Group I Certificates, the Securities Administrator shall deposit the amounts pursuant to paragraphs 3, 4, 5 and 6 of clause Third of Section 5.04(a) into the Net WAC Reserve Fund and the Securities Administrator has been directed by the Class I-X Certificateholder to distribute such amounts to the Holders of the Group I Senior Certificates and Group I Subordinate Certificates in the amounts and priorities set forth in clause Third of Section 5.04(a).

(b)  The Net WAC Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust Fund shall be the nominal owner of the Net WAC Reserve Fund. The Class I-X Certificateholders shall be the beneficial owners of the Net WAC Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 5.04(a). Amounts in the Net WAC Reserve Fund shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the written direction of the Majority Class I-X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class I-X Certificateholder, not as a distribution in respect of any interest in any REMIC (pursuant to Section 5.10(d)). All amounts earned on amounts on deposit in the Net WAC Reserve Fund shall be taxable to the Majority Class I-X Certificateholder. Any losses on such investments shall be deposited in the Net WAC Reserve Fund by the Majority Class I-X Certificateholder out of its own funds immediately as realized. In the event that the Majority Class I-X Certificateholder shall fail to provide investment instructions to the Securities Administrator, the amounts on deposit in the Net WAC Reserve Fund shall be held uninvested.

(c)  For federal tax return and information reporting, the value of the right of the holder of the Class I-A-1 Certificates to receive payments from the Net WAC Reserve Fund shall be $12,000.00 and the amount allocated to the right of the holders of the Group I Senior Certificates (other than the Class I-A-1 Certificates) and Group I Subordinate Certificates to receive payments from the Net WAC Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be zero.

Section 5.15  Basis Risk Shortfall Reserve Fund.

(a)  The Securities Administrator shall establish a Basis Risk Shortfall Reserve Fund on behalf of the holders of the Group V Senior Certificates and the Mezzanine Certificates. The Basis Risk Shortfall Reserve Fund must be an Eligible Account. The Basis Risk Shortfall Reserve Fund shall be entitled “Basis Risk Shortfall Reserve Fund, HSBC Bank USA, National Association, as Trustee for the benefit of holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-AF2, Class V-A-1, Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Basis Risk Shortfall Reserve Fund $1,000. On each Distribution Date as to which there is a Basis Risk Shortfall payable to any Class of Certificates, the Securities Administrator shall deposit the amounts pursuant to paragraphs (H) through (M) of Section 5.06(a)(iii) into the Basis Risk Shortfall Reserve Fund and the Securities Administrator has been directed by the Class V-X Certificateholder to distribute such amounts to the Holders of the Group V Senior Certificates and Mezzanine Certificates in the amounts and priorities set forth in Section 5.06(a)(iii).

(b)  The Basis Risk Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Basis Risk Shortfall Reserve Fund. The Class V-X Certificateholders shall be the beneficial owners of the Basis Risk Shortfall Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 5.06(a)(iii). Amounts in the Basis Risk Shortfall Reserve Fund shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the written direction of the Majority Class V-X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class V-X Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Basis Risk Shortfall Reserve Fund shall be taxable to the Majority Class V-X Certificateholder. Any losses on such investments shall be deposited in the Basis Risk Shortfall Reserve Fund by the Majority Class V-X Certificateholder out of its own funds immediately as realized. In the event that the Majority Class V-X Certificateholder shall fail to provide investment instructions to the Securities Administrator, the amounts on deposit in the Basis Risk Shortfall Reserve Fund shall be held uninvested.

(c)  For federal tax return and information reporting, the value of the right of the holders of the Group V Senior Certificates and Mezzanine Certificates to receive payments from the Basis Risk Shortfall Reserve Fund in respect of any Basis Risk Shortfall shall be zero dollars ($0.00).

Section 5.16  Supplemental Interest Trust.

(a)  On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a separate account for the benefit of the holders of the Group V Senior Certificates and Mezzanine Certificates (the “Supplemental Interest Trust”). The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or of the Securities Administrator held pursuant to this Agreement.

(b)  On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts distributable to the Swap Provider by the Supplemental Interest Trust pursuant to Sections 5.06(a)(i)(A) and 5.06(a)(iii)(O) of this Agreement. On each Distribution Date, the Securities Administrator shall distribute any such amounts to the Swap Provider pursuant to the Swap Agreement, first to pay any Net Swap Payment owed to the Swap Provider for such Distribution Date, and second to pay any Swap Termination Payment owed to the Swap Provider.

(c)  On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts received by it from the Swap Provider. On each Distribution Date, the Securities Administrator shall distribute from the Supplemental Interest Trust an amount equal to the amount of any Net Swap Payment received from the Swap Provider under the Swap Agreement, and make the distributions required under Section 5.06(b) of this Agreement.

(d)  The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class V-X Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Securities Administrator to transfer amounts under this Agreement. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Securities Administrator shall, at the written direction of the holder of the Majority Class V-X Certificateholder, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Securities Administrator from the Majority Class V-X Certificateholder, all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class V-X Certificates.

(e)  For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Sections 5.06(a)(i)(A) and 5.06(a)(iii)(O) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. For federal income tax purposes, the Supplemental Interest Trust will be a disregarded entity.

The Securities Administrator shall treat the Holders of the Group V Certificates (other than the Class V-P, Class V-X and Class V-R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class V-X Certificates. Pursuant to each such notional principal contract, all Holders of the Group V Certificates (other than the Class V-P, Class V-X and Class V-R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class V-X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC IIIC Regular Interest ownership of which is represented by such Class of Group V Certificates over (ii) the amount payable on such Class of Group V Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class V-X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the Holders of the Group V Certificates (other than the Class V-X, Class V-P and Class V-R Certificates) in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Group V Certificates (other than the Class V-X, Class V-P and Class V-R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC IIIC Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Group V Certificate (other than the Class V-P Certificates and Class V-R Certificates) shall be treated as representing not only ownership of a Regular Interest in REMIC IIIC, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f)  The Sponsor shall provide to the Securities Administrator the value of the right of the holders of the Group V Senior Certificates and Mezzanine Certificates to receive payments from the Supplemental Interest Trust for federal tax return and information reporting not later than the December 31, 2006.

(g)  In the event that the Swap Agreement is terminated prior to the Distribution Date in August 2011, the Sponsor shall use reasonable efforts to appoint a successor swap provider using any Swap Termination Payments paid by the Swap Provider. If the Sponsor is unable to locate a qualified successor swap provider, any such Swap Termination Payments will be remitted to the Securities Administrator for payment to the holders of the Group V Senior Certificates and Mezzanine Certificates of amounts described in Section  5.16(c).

Section 5.17  Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Group V Senior Certificate or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust in respect of any Basis Risk Shortfall Carry-Forward Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Securities Administrator will account for payments to each Group V Senior Certificate and Mezzanine Certificate as follows: each Group V Senior Certificate and Mezzanine Certificate will be treated as receiving their entire payment from REMIC IIIC (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Group V Senior Certificate and Mezzanine Certificate.

The REMIC Regular Interest corresponding to a Group V Senior Certificate and Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net Funds Cap computed for this purpose by limiting the Notional Amount of the Swap Agreement to the aggregate Stated Principal Balance of the Group V Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class V-X Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Group V Senior Certificate and Mezzanine Certificate may exceed the actual amount of distributions on the Group V Senior Certificate and Mezzanine Certificate.

Section 5.18  Reports Filed with Securities and Exchange Commission.

(a)  (i) For so long as the Trust Fund is subject to Exchange Act reporting requirements, within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. The Securities Administrator shall also include with each Form 10-D any disclosure required by the Exchange Act in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) subject to the receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the party responsible for providing that information. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, within 5 calendar days after the related Distribution Date, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit H hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)  After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.17(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.17(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)  (i) For so long as the Trust Fund is subject to Exchange Act reporting requirements, within four (4) Business Days after the occurrence of an event set forth on Exhibit N hereto or such other event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), or if requested by the Depositor, and subject to receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the responsible party for providing that information, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)  After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.17(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that is filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.17(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)  (i) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any monthly report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.17(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)  (i)For so long as the trust is subject to Exchange Act reporting requirements, within 90 days after the end of each calendar year or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Servicing Function Participant (other than the Custodian), as described under Section 3.13, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Servicing Function Participant, as described under Section 3.14 and the Custodial Agreement, and (B) if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Servicing Function Participant, as described under Section 3.14 and the Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.18. The Securities Administrator shall also include with each Form 10-K any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K as set forth on Exhibit N under Form 10-K (“Additional Form 10-K Disclosure”) subject to receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the responsible party for providing that information. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, no later than March 1 (with a ten-calendar day cure period) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii)  After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.17(c)(ii). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K to be filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.17(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 5.17(d), Section 3.13, Section 3.14 and Section 3.18. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)  Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator as of the date hereof that the Depositor has (1) filed all such required reports that (a) the Depositor has undertaken to file on its own behalf or (b) relate to other securitization transactions of the Depositor for which Wells Fargo Bank, N.A., in its capacity as Securities Administrator or similar capacity, does not have the exclusive obligation to prepare and file during the preceding 12 months; provided, however, that the Depositor shall not be obligated to make such representation with respect to any filings made by Wells Fargo on behalf of the Depositor, and (2) that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be "no". The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(f)  The Servicer, the Master Servicer, the Depositor, the Custodian, the Sponsor and Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such party’s obligations under this Section 5.17 or such party’s negligence, bad faith or willful misconduct in connection therewith.

Notwithstanding the provisions of Section 11.01, this Section 5.17 may be amended without the consent of the Certificateholders.

ARTICLE VI

THE CERTIFICATES

Section 6.01  The Certificates.

(a)  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-11. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance	Pass-Through Rate
I-A-1	$25,000	$1	$	Class I-A-1 Pass-Through Rate
I-A-2	$25,000	$1	$	Class I-A-2 Pass-Through Rate
I-A-3	$25,000	$1	$	Class I-A-3 Pass-Through Rate
I-A-4	$25,000	$1	$	Class I-A-4 Pass-Through Rate
I-A-5	$25,000	$1	$	Class I-A-5 Pass-Through Rate
I-A-6	$25,000	$1	$	Class I-A-6 Pass-Through Rate
I-M-1	$25,000	$1	$	Class I-M-1 Pass-Through Rate
I-M-2	$25,000	$1	$	Class I-M-2 Pass-Through Rate
I-M-3	$25,000	$1	$	Class I-M-3 Pass-Through Rate
II-A	$25,000	$1	$	Class II-A Pass-Through Rate
III-A-1	$25,000	$1	$	Class III-A-1 Pass-Through Rate
III-A-2	$25,000	$1	$	Class III-A-2 Pass-Through Rate
IV-A	$25,000	$1	$	Class IV-A Pass-Through Rate
C-B-1	$25,000	$1	$	Subordinate Pass-Through Rate
C-B-2	$25,000	$1	$	Subordinate Pass-Through Rate
C-B-3	$25,000	$1	$	Subordinate Pass-Through Rate
C-B-4	$25,000	$1	$	Subordinate Pass-Through Rate
C-B-5	$25,000	$1	$	Subordinate Pass-Through Rate
C-B-6	$25,000	$1	$	Subordinate Pass-Through Rate
V-A-1	$25,000	$1	$	Class V-A-1 Pass-Through Rate
V-A-2	$25,000	$1	$	Class V-A-2 Pass-Through Rate
V-M-1	$25,000	$1	$	Class V-M-1 Pass-Through Rate
V-M-2	$25,000	$1	$	Class V-M-2 Pass-Through Rate
V-M-3	$25,000	$1	$	Class V-M-3 Pass-Through Rate
V-M-4	$25,000	$1	$	Class V-M-4 Pass-Through Rate
V-M-5	$25,000	$1	$	Class V-M-5 Pass-Through Rate
I-P	$ 1	$1	$ 100.00	N/A
P	$ 1	$1	$ 100.00	N/A
V-P	$ 1	$1	$ 100.00	N/A
I-X	$ 1	$1		Class I-X Pass-Through Rate
V-X	$ 1	$1		Class V-X Pass-Through Rate
I-R	N/A	N/A	N/A	N/A
R	N/A	N/A	N/A	N/A
V-R	N/A	N/A	N/A	N/A

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

(b)  The Class I-X, Class I-P, Class P, Class V-X and Class V-P Certificates offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) will be issued in the form of Definitive Certificates.

Section 6.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09, a Certificate Register for the Certificates in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit F (the “Investment Letter”) or Exhibit G (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, the Securities Administrator, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No Transfer of an ERISA Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Securities Administrator for the benefit of the Securities Administrator, the Depositor and the Servicer and on which they may rely to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor or any Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor or any Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code other than in compliance with the foregoing shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Securities Administrator shall not be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

Each beneficial owner of a Group I Subordinate Certificate or Group II-IV Subordinate Certificate or, for certificates acquired after termination of the Supplemental Interest Trust, a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by S&P or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Group V Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Group V Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Group V Offered Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of PTCE 95-60, 91-38, 96-23, 90-1 or 84-14.

(c)  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit D) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

(C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit E) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)  Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii)  The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)  (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)  If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)  The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v)  The provisions of this Section 6.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)  written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)  an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC to cease to qualify as a REMIC and will not cause any REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(d)  Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(e)  At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class I-R Certificate, the holder thereof may exchange, in the manner described above, such Class I-R Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-1A Interest and the Class R-1B Interest, respectively, in each case that was evidenced by the Class I-R Certificate being exchanged, (ii) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-2A Interest and the Class R-2B Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (i) with respect to each Class V-R Certificate, the holder thereof may exchange, in the manner described above, such Class V-R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-3A Interest, the Class R-3B Interest and the Class R-3C Interest, respectively, in each case that was evidenced by the Class V-R Certificate being exchanged.

(f)  No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(g)  The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Securities Administrator, the Depositor or the Sponsor.

(h)  All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 6.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 6.04  Persons Deemed Owners.

The Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator and any of their agents may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator nor any of their agents shall be affected by any notice to the contrary.

Section 6.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06  Book-Entry Certificates.

The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Depositor, the Servicer, the Trustee, the Master Servicer and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

Section 6.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 6.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of either of the events described in clauses (a) or (b) above, Certificate Owners of such Book-Entry Certificates having not less than fifty one percent (51%) of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 6.09  Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at the applicable Corporate Trust Office of the Securities Administrator. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VII

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

Section 7.01  Liabilities of the Depositor, the Servicers and the Master Servicer.

Each of the Depositor, the Servicers and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02  Merger or Consolidation of the Depositor, the Servicers or the Master Servicer.

(a)  Each of the Depositor and the Servicers will keep in full force and effect its rights and franchises as a corporation (or other entity resulting from merger, conversion or consolidation to the extent permitted under this Section 7.02) under the laws of the state of its incorporation or formation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  The Depositor, each Servicer or the Master Servicer may be merged, converted, or consolidated, and any Person resulting from any merger, conversion, or consolidation to which the Depositor, such Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer shall be the successor of the Depositor, such Servicer or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that any Successor Servicer shall have represented that it meets the eligibility criteria set forth in Section 8.02.

Section 7.03  Indemnification of the Depositor and Servicing Function Participants.

(a)  The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation of and the termination of this Agreement.

(b)  Each of GMACM and Wells Fargo agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to such Servicer’s gross negligence in the performance of its duties under this Agreement or failure to service the related Mortgage Loans in material compliance with the terms of this Agreement and for a material breach of any representation, warranty or covenant of such Servicer contained herein. Each of GMACM and Wells Fargo shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Trustee and with counsel reasonably satisfactory to the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly appeal or pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim, but failure to so notify the related Servicer shall not limit its obligations hereunder. Each of GMACM and Wells Fargo agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 7.03(b) shall survive termination of this Agreement.

(c)  Each Servicing Function Participant shall indemnify and hold harmless the related Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor and their respective directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations hereunder, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement, Back-up Certification or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or material omission in any information, data or materials required to be contained in (i) any compliance certificate delivered by the such party pursuant to Section 3.13 of this Agreement, (ii) any assessment or attestation delivered by such party pursuant to Section 3.14 of this Agreement, (iii) any back-up certification (in the form of Exhibit M) delivered by such party pursuant to Section 3.18 of this Agreement or (iv) any disclosure materials delivered by such party pursuant to Section 5.17 or (c) the negligence, bad faith or willful misconduct of such party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the related Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor as a result of any claims, losses, damages or liabilities incurred by Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor on the one hand and such party on the other. This indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement.

Section 7.04  Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.

Subject to the obligation of the Depositor, GMACM and Wells Fargo to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)  Neither the Depositor, the Securities Administrator, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Securities Administrator and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Securities Administrator, the Master Servicer or any such Person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Depositor, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Depositor, the Securities Administrator, the Master Servicer, the related Servicer, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Securities Administrator, the Master Servicer, the related Servicer, the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Custodial Agreement or the Certificates (including any pending or threatened claim or legal action), other than (i) with respect to the related Servicer, such loss, liability or expense related to the Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, with respect to the Custodian, to the Custodian’s failure to perform its duties hereunder, (ii) with respect to the Servicer, any such loss, liability or expense incurred by reason of the related Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or (iii) with respect to Custodian, any such loss, liability or expense incurred by reason of the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(d)  The Depositor the Securities Administrator or the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Securities Administrator and the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 3.32. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Fund might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

(f)  The Trustee shall not be liable for any acts or omissions of any Servicer, the Depositor or the Custodian.

Section 7.05  Servicers Not to Resign.

(a)  Neither GMACM nor Wells Fargo shall resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law or the performance of such duties are no longer possible in order to comply with applicable law and such incapacity or impossibility cannot be cured by the related Servicer. Any determination permitting the resignation of the related Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer. No appointment of a successor to the related Servicer shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in Section 8.02 and (c) such successor has agreed in writing to assume the obligations of the related Servicer hereunder. The related Servicer shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer. No such resignation shall become effective until a successor servicer or the Master Servicer shall have assumed the related Servicer’s responsibilities and obligations hereunder. The related Servicer shall notify the Master Servicer and the Rating Agencies of its resignation.

(b)  Except as expressly provided herein, neither GMACM nor Wells Fargo shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by such Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the related Servicer from designating a Subservicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.03, no Subservicer or Subcontractor shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer or Subcontractor as an indemnitee under this Agreement.

Section 7.06  Termination of the Servicer Without Cause; Appointment of Special Servicer.

(a)  For so long as the Sponsor retains ownership of the servicing rights with respect to any of the Mortgage Loans, the Sponsor may, at its option, terminate the servicing responsibilities of the related Servicer hereunder with respect to such Mortgage Loans without cause. No such termination shall become effective unless and until a successor to such Servicer shall have been appointed to service and administer the related Mortgage Loans pursuant to the terms and conditions of this Agreement. No appointment shall be effective unless (i) such successor servicer meets the eligibility criteria contained in Section 8.02, (ii) the Master Servicer shall have consented to such appointment, (iii) the Rating Agencies have been notified in writing of such appointment and such successor servicer meets the Minimum Servicing Requirements, (iv) such successor has agreed to assume the obligations of the related Servicer hereunder to the extent of the related Mortgage Loans and (v) all amounts reimbursable to the related Servicer pursuant to the terms of this Agreement shall have been paid to the related Servicer by the successor appointed pursuant to the terms of this Section 7.06 or by the Sponsor including without limitation, all unreimbursed Advances and Servicing Advances made by the related Servicer and all out-of-pocket expenses of the Servicer incurred in connection with the transfer of servicing to such successor. The Sponsor shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee and the Master Servicer.

The rights of the Sponsor to terminate the related Servicer pursuant to this Section 7.06(a) will cease to exist if the Sponsor sells or otherwise divests itself of its ownership of the servicing rights with respect to the Mortgage Loans; provided, however, that this Section 7.06(a) will be operative at any time the Sponsor retains or comes into possession of such servicing rights.

(b)  In addition, the Sponsor may, at its option, appoint a special servicer with respect to certain of the Mortgage Loans. The Sponsor and the related Servicer shall negotiate in good faith with any proposed special servicer with respect to the duties and obligations of such special servicer with respect to any such Mortgage Loan. Any Subservicing Agreement shall contain terms and provisions not inconsistent with this Agreement and shall obligate the special servicer to service such Mortgage Loans in accordance with Accepted Servicing Practices. The fee payable to the special servicer for the performance of such duties and obligations will paid from the Servicing Fee collected by the related Servicer with respect to each such Mortgage Loan and will be remitted to such special servicer by the related Servicer.

Section 7.07  Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.08 shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 7.08  Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation and assuming the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Section 7.09  Rights of the Depositor in Respect of the Servicer and the Master Servicer.

Each of the Master Servicer, GMACM and Wells Fargo shall afford (and any Subservicing Agreement shall provide that each Subservicer or Subcontractor shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer or the related Servicer (and any such Subservicer or Subcontractor) in respect of the related Servicer’s rights and obligations hereunder and access to officers of the Master Servicer or the related Servicer (and those of any such Subservicer or Subcontractor) responsible for such obligations, and the Master Servicer shall have access to all such records maintained by the related Servicer and any Subservicers. Upon request, each of the Master Servicer and the related Servicer shall furnish to the Depositor and the Trustee its (and any such Subservicer’s or Subcontractor’s) most recent financial statements and such other information relating to the Master Servicer’s or the related Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Subservicer or Subcontractor possesses). To the extent the Depositor and the Trustee are informed that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s or the related Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor, the related Servicer or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor, the related Servicer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section 7.09 shall limit the obligation of the related Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the related Servicer to provide access as provided in this Section 7.09 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 7.09 shall require the related Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The related Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the related Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the related Servicer under this Agreement or exercise the rights of the Master Servicer or the related Servicer under this Agreement; provided that neither the Master Servicer nor the related Servicer shall be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the related Servicer and is not obligated to supervise the performance of the Master Servicer or the related Servicer under this Agreement or otherwise.

ARTICLE VIII

DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER

Section 8.01  Events of Default.

(a)  In case one or more of the following events of default by a Servicer (each, a “Servicer Default”) shall occur and be continuing, that is to say:

(ii)  any failure by such Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days; or

(iii)  failure on the part of a Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement (other than those described in (viii) and (ix) below), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Master Servicer or to such Servicer and the Master Servicer by the holders of Certificates evidencing not less than twenty-five percent (25%) of the Voting Rights evidenced by the Certificates; or

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(v)  such Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

(vi)  such Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vii)  such Servicer attempts to assign its right to servicing compensation hereunder (other than any payment by such Servicer to the Sponsor of any portion of the Servicing Fee payable to such Servicer as provided in a separate side letter between the Sponsor and such Servicer) or such Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except, in each case as otherwise permitted herein; or

(viii)  such Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects such Servicer’s ability to perform its obligations hereunder;

(ix)  so long as the Trust Fund is subject to Exchange Act reporting requirements, failure by such Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14, 3.18 or 5.12, which default shall not be subject to notice or a cure period;

(x)  after the Trust Fund ceases to be subject to Exchange Act reporting requirements, any failure by such Servicer to duly perform, within the required time period, its obligation to provide the annual statements of compliance and attestation reports described in Sections 3.13 and 3.14 hereof, which failure continues unremedied for a period of ten (10) Business Days after the date on which written notice of such failure, requiring the same to be remedied, has been given to such Servicer by the Master Servicer;

(xi)  any failure by such Servicer (or any successor thereto) to provide, within the required time period set forth in Section 3.28 hereof, any required reports or data pertaining to the related Mortgage Loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to such Servicer (or any successor thereto) by the Master Servicer; or

(xii)  with respect to Wachovia only, an event of default by Wachovia under the Servicing Agreement then, and in each and every such case, so long as a Servicer Default with respect to GMACM or Wachovia shall not have been remedied, the Master Servicer, by notice in writing to the Servicer shall with respect to a payment default by such Servicer pursuant to Section 8.01(i) of this Agreement or pursuant to the Servicing Agreement and, upon the occurrence and continuance of any other Servicer Default with respect to GMACM or Wachovia, may, and, at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under Section 7.03 of this Agreement or the Servicing Agreement, as applicable and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of such Servicer under this Agreement or the Servicing Agreement, as applicable and in and to the related Mortgage Loans and the proceeds thereof without compensating such Servicer for the same with respect to a default by such Servicer. In connection with the occurrence of a Servicer Default by Wells Fargo which shall not have been remedied, the Master Servicer shall notify the Trustee and the Trustee, by notice in writing to such Servicer, shall with respect to a payment default by such Servicer pursuant to Section 8.01(a) of this Agreement, and upon the occurrence and continuance of any other Servicer Default by such Servicer, may, and at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under Section 7.03 and at law or equity to damages, including injunctive relief and specific performance, terminate the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof without compensating such Servicer for the same with respect to a default by such Servicer. On or after the receipt by such Servicer of such written notice, all authority and power of the defaulting Servicer under this Agreement or the Servicing Agreement, as applicable whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer or the Trustee, as applicable. Upon written request from the Master Servicer or the Trustee, as applicable, the defaulting Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee’s (or its Custodian’s) possession all Mortgage Files relating to the related Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise, at such Servicer’s sole expense. The defaulting Servicer shall cooperate with the Master Servicer or the Trustee, as applicable in effecting the termination of such Servicer’s responsibilities and rights hereunder or under the Servicing Agreement, as applicable, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the defaulting Servicer to the related Custodial Account or Escrow Account or thereafter received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement or the Servicing Agreement, as applicable, on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.04 of this Agreement or the benefits under the Servicing Agreement, as applicable, notwithstanding any such termination, with respect to events occurring prior to such termination). Neither Master Servicer nor the Trustee shall have knowledge of a Servicer Default unless a Responsible Officer of the Master Servicer or the Trustee, as applicable, has actual knowledge or unless written notice of any Servicer Default is received by the Master Servicer or the Trustee, as applicable, at its address for notice and such notice references the Certificates, the Trust Fund or this Agreement.

(b)  In case one or more of the following events of default by the Master Servicer (each, a “Master Servicer Default”) shall occur and be continuing, that is to say:

(i)  any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.03, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least twenty-five percent (25%) of the Voting Rights; or

(ii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iii)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iv)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(v)  so long as the Trust Fund is subject to Exchange Act reporting requirements, failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14, 3.18 or 5.17.

If a Master Servicer Default shall occur, then, and in each and every such case, so long as such Master Servicer Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Default of which it has knowledge as provided above.

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. Furthermore, neither the Trustee nor any other successor master servicer shall be liable for any acts or omissions of the terminated Master Servicer.

Section 8.02  Master Servicer or Trustee to Act; Appointment of Successor.

On and after the time a Servicer receives a notice of termination pursuant to Section 8.01 of this Agreement or pursuant to the Servicing Agreement, the Master Servicer or the Trustee, as applicable, shall become the successor to such Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the terminated Servicer by the terms and provisions hereof or the Servicing Agreement, as applicable, and applicable law including the obligation to make Advances pursuant to Article V hereof or the Servicing Agreement, as applicable, except as otherwise provided herein or therein; provided, however, that the Master Servicer’s or the Trustee’s obligation to make Advances in its capacity as Successor Servicer shall not be subject to such 90-day transition period and the Master Servicer or the Trustee, as applicable, will make any Advance required to be made by the terminated Servicer on the Distribution Date on which the terminated Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Master Servicer or the Trustee, as applicable, shall be entitled to all fees, costs and expenses relating to the related Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act hereunder or under the Servicing Agreement, as applicable, provided, however, that neither the Master Servicer nor the Trustee shall be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the terminated Servicer pursuant to Section 2.03 of this Agreement or pursuant to the Servicing Agreement or (iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer. Notwithstanding the foregoing, the Master Servicer or the Trustee, as applicable, may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI of this Agreement or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated Servicer hereunder or under the Servicing Agreement. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of the related Mortgage Loans under this Agreement or under the Servicing Agreement, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than any liabilities of the terminated Servicer hereof incurred prior to termination of such Servicer under Section 8.01 of this Agreement or under the Servicing Agreement, as applicable), with like effect as if originally named as a party to this Agreement or under the Servicing Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Master Servicer assumes the duties and responsibilities of the terminated Servicer in accordance with this Section 8.02, the Master Servicer or the Trustee, as applicable, shall not resign as servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the terminated Servicer hereunder or under this Servicing Agreement, the Master Servicer or the Trustee, as applicable, unless such party is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer or the Trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the terminated Servicer hereunder or under this Servicing Agreement. The Master Servicer or the Trustee, as applicable and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the terminated Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Master Servicer or the Trustee, as applicable, in connection with the termination of the terminated Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer, the Trustee or the Successor Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer as may be required herein shall be payable to the Master Servicer or the Trustee, as applicable, from the Distribution Account pursuant to Section 3.32. Any successor to the terminated Servicer as successor servicer under this Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the terminated Servicer is required to maintain pursuant to Section 3.05 of this Agreement or pursuant to the Servicing Agreement.

Section 8.03  Notification to Certificateholders.

(a)  Upon any termination of or appointment of a successor to a Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within sixty (60) days after the occurrence of any Servicer Default or Master Servicer Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Servicer Default or Master Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

Section 8.04  Waiver of Servicer Defaults and Master Servicer Defaults.

The Trustee may waive only by written notice from Certificateholders evidencing 66-2/3% of the Voting Rights (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by a Servicer or the Master Servicer in the performance of its obligations hereunder or under the Servicing Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default or Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE IX

CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator.

(a)  The Trustee, prior to the occurrence of a Servicer Default with respect to Wells Fargo or a Master Servicer Default, and after the curing or waiver of all Servicer Defaults with respect to Wells Fargo and all Master Servicer Defaults, which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Servicer Default with respect to Wells Fargo or a Master Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

(b)  Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

(c)  The Trustee shall promptly remit to the related Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

(d)   No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  Prior to the occurrence of a Servicer Default with respect to Wells Fargo or a Master Servicer Default and after the curing or waiver of all such Servicer Defaults with respect to Wells Fargo and all Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or other power conferred upon the Trustee or the Securities Administrator under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Servicer Default with respect to Wells Fargo or Master Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default, Servicer Default with respect to Wells Fargo or Master Servicer Default;

(v)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated; and

(vii)  None of the Sponsor, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the terminated Servicer hereunder.

(e)  All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 9.02  Certain Matters Affecting the Trustee and Securities Administrator.

(a)  Except as otherwise provided in Section 9.01:

(i)  The Trustee and the Securities Administrator may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor, the Depositor or the Servicers, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default with respect to Wells Fargo or a Master Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(iv)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Prior to the occurrence of a Servicer Default with respect to Wells Fargo or a Master Servicer Default hereunder and after the curing or waiver of all Servicer Defaults with respect to Wells Fargo or all Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than twenty-five percent (25%) of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee’s agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

(vii)  Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its gross negligence or willful misconduct in the performance of any such act;

(viii)  The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

(ix)  The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement;

(x)  The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property; and

(xi)  The Trustee is hereby directed by the Depositor to execute the Cap Contract on behalf of the Trust Fund and the Swap Agreement on behalf of the Supplemental Interest Trust in the forms presented to it by the Depositor and shall have no responsibility for the contents of the Cap Contract or the Swap Agreement, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contract or the Swap Agreement at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contract or the Swap Agreement, the Trustee shall not be required to make any payments to the Cap Provider or the Swap Provider.

(xii)  None of the Securities Administrator, the Master Servicer, the Servicer, the Sponsor, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others or of the Swap Provider, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Section 9.03  Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgements of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency (other than as specifically set forth in Section 9.12) of the Cap Contract, the Swap Agreement, the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Section 2.02. The Securities Administrator’s signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans.

Section 9.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any other capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.

Section 9.05  Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodian or the Securities Administrator including any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Cap Contract, the Swap Agreement and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or the related Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to this Agreement or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodian. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from any REMIC therefor.

Section 9.06  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Sponsor or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A-1" by S&P (or such rating acceptable to Fitch pursuant to a rating confirmation). Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Section 9.07  Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, without limitation, and in the case of the Securities Administrator, upon the resignation or removal of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least fifty-one percent (51%) of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 9.08  Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section 9.08, the successor trustee or successor securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or successor securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 9.09  Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or Securities Administrator or shall be the successor of the Trustee or Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC IA, REMIC IIA, REMIC IIIA or any property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC IA, REMIC IIA or REMIC IIIA, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC IA, REMIC IIA or REMIC IIIA, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC IA, REMIC IIA or REMIC IIIA or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 9.11  Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office initially located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 9.12  Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, GMACM, Wells Fargo and the Depositor as applicable, as of the Closing Date, that:

(i)  It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)  The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

Section 9.13  Tax Matters.

It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Securities Administrator shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.13 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Securities Administrator shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Securities Administrator shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within ten (10) days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any REMIC after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Section, (ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax (a) with respect to REMIC IA will be paid first with amounts otherwise to be distributed to the Class I-R Certificateholders, and second with amounts otherwise to be distributed to all other Group I Certificateholders in the following order of priority: first, to the Class I-M-3 Certificates, second, to the Class I-M-2 Certificates, third, to the Class I-M-1 Certificates, and fourth, to the Group I Senior Certificates (pro rata based on the amounts to be distributed); (b) with respect to REMIC IIA will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Group II-IV Certificateholders in the following order of priority: first, to the Class C-B-6 Certificates, second, to the Class C-B-5 Certificates, third, to the Class C-B-4 Certificates, fourth, to the Class C-B-3 Certificates, fifth, to the Class C-B-2 Certificates, sixth, to the Class C-B-1 Certificates, and sixth, to the Group II-IV Senior Certificates (pro rata based on amounts to be distributed) and (c) with respect to REMIC IIIA will be paid first with amounts otherwise to be distributed to the Class V-R Certificates and second with amounts otherwise to be distributed to all other Group V Certificateholders in the following order of priority: first, to the Class V-M-5 Certificates, second, to the Class V-M-4 Certificates, third, to the Class V-M-3 Certificates, fourth, to the Class V-M-2 Certificates, fifth, to the Class V-M-1 Certificates and sixth, to the Group V Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the related Residual Certificates (and, if necessary, second, from the Holders of the other related Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its monthly report to Certificateholders distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of this Agreement, (2) for any losses other than arising out of a grossly negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

Section 10.01  Termination Upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and of the Securities Administrator to make payments in respect of the REMIC IA Regular Interests, the REMIC IIA Regular Interests, the REMIC IIIA Regular Interests, the REMIC IIIB Regular Interests or the Group I Certificates, the Group II-IV Certificates or the Group V Certificates as hereinafter set forth) upon the earlier of (a) (i) the Master Servicer’s exercise of its optional right to purchase the Group I Mortgage Loans and related REO Properties (the “Group I Clean-up Call”), (ii) the Master Servicer’s exercise of its optional right to purchase the Group II-IV Mortgage Loans and related REO Properties (the “Group II-IV Clean-up Call”) and (iii) the Master Servicer’s exercise of its optional right to purchase the Group V Mortgage Loans and related REO Properties (the “Group V Cleanup Call”) and (b) the later of (i)(x) the maturity or other liquidation (or any Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and the disposition of all related REO Property, (y) the maturity or other liquidation (or any Advance with respect thereto) of the last Group II-IV Mortgage Loan remaining in the Trust Fund and the disposition of all related REO Property and (z) the maturity or other liquidation (or any Advance with respect thereto) of the last Group V Mortgage Loan remaining in the Trust Fund and the disposition of all related REO Property and (ii)(x) the distribution to the Group I Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, (y) the distribution to the Group II-IV Certificateholders of all amounts required to be distributed to them pursuant to this Agreement and (z) the distribution to the Group V Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, in each case as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The Group I Cleanup Call, the Group II-IV Cleanup Call shall, in each case, be exercisable at a price (the “Termination Price”) equal to the sum of (i) 100% of the Stated Principal Balance of the Group I Mortgage Loans, Group II-IV Mortgage Loans or Group V Mortgage Loans, as applicable, (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any related REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser selected in good faith by the Master Servicer, (iv) unreimbursed out-of-pocket costs of the Securities Administrator, the Master Servicer, the Servicers or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right; (v) any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the Group V Cleanup Call and (vi) any other amounts due and owing to the Trustee, the Securities Administrator, the Master Servicer and the Custodian payable pursuant to this Agreement or the Custodial Agreement.

The right to exercise the Group I Cleanup Call, the Group II-IV Cleanup Call and the Group V Cleanup Call pursuant to the preceding paragraph shall be exercisable if the Stated Principal Balance of all of the Group I Mortgage Loans, Group II-IV Mortgage Loans or Group V Mortgage Loans, as applicable, at the time of any such repurchase, is less than or equal to ten percent (10%) of the aggregate Cut-off Date Principal Balance of the related Mortgage Loans.

Section 10.02  Final Distribution on the Certificates.

If on any Determination Date, (i) the Securities Administrator determines based on the reports delivered by the Master Servicer under this Agreement that there are no Outstanding Mortgage Loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V, and no other funds or assets in the Trust Fund with respect to Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V other than the funds in the Distribution Account, the Securities Administrator shall notify the Trustee and send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Trustee and the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator set forth herein. If the Master Servicer elects to exercise the Group I Cleanup Call, Group II-IV Cleanup Call or Group V Cleanup Call pursuant to Section 10.01, at least twenty (20) days prior to the date notice is to be mailed to the related Certificateholders, the Master Servicer shall notify the Securities Administrator and the Trustee of the date the Master Servicer intends to exercise such Cleanup Call. The Master Servicer shall remit the Termination Price to the Securities Administrator on behalf of the related REMIC on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

Notice of the exercise of the Group I Cleanup Call, Group II-IV Cleanup Call or Group V Cleanup Call specifying the Distribution Date on which the related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the related Certificateholders mailed no later than the fifteenth (15th) day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on such Certificates will be made upon presentation and surrender of such Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of such Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to the related Certificateholders.

In the event such notice is given, the Master Servicer shall deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates related to the Loan Group or Loan Groups for which the Cleanup Call is being exercised. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans in the related Loan Group or Loan Groups for which the Cleanup Call is being exercised, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation and surrender of the related Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each such Class the amounts allocable to such Certificates held in the related sub-account of the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining affected Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining affected Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within two (2) years after the second notice all affected Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund related to the Loan Group or Loan Groups for which the Cleanup Call was exercised that remain subject hereto and the Securities Administrator shall release such funds upon written direction.

Section 10.03  Additional Termination Requirements.

In the event of (i) the exercise by the Master Servicer of the Group I Cleanup Call, the Group II-IV Cleanup Call and the Group V Cleanup Call pursuant to the terms of this Agreement, or (ii) the final payment on or other liquidation of the last Group I Mortgage Loan or related REO Property in REMIC IA, the final payment on or other liquidation of the last Group II-IV Mortgage Loan or related REO Property in REMIC IIA and the final payment on or other liquidation of the last Group V Mortgage Loan or related REO Property in REMIC IIIA pursuant to Section 10.01, the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer (in the case of the exercise of the Group I Cleanup Call, the Group II-IV Cleanup Call or the Group V Cleanup Call) or the Depositor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that the related Certificates are outstanding:

(1)
The Master Servicer (in the case of the exercise of the Group I Cleanup Call, the Group II-IV Cleanup Call or the Group V Cleanup Call) or the Depositor (in all other cases) shall establish a ninety-day liquidation period and notify the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC IA and REMIC IB, REMIC IIA and REMIC IIB or REMIC IIIA, REMIC IIIB and REMIC IIIC, as applicable, pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer or the Depositor, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer or the Depositor, as applicable;

(2)
During such ninety-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer (in the case of the exercise of the Group I Cleanup Call, the Group II-IV Cleanup Call or the Group V Cleanup Call) or the Depositor (in all other cases) shall sell all of the assets of REMIC IA, REMIC IIA or REMIC IIIA, as applicable, for cash; and

(3)
At the time of the making of the final payment on the Group I Certificates, the Group II-IV Certificates or Group V Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer (in the case of the exercise of the Group I Cleanup Call or the Group II-IV Cleanup Call or the Group V Cleanup Call) or the Depositor (in all other cases) to specify the ninety-day liquidation period for REMIC IA and REMIC IB, REMIC IIA and REMIC IIB or REMIC IIIA, REMIC IIIB and REMIC IIIC, as applicable, which authorization shall be binding upon all successor Certificateholders.

The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer or the Depositor, as applicable, and the receipt of the Opinion of Counsel referred to in Section 10.03(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or the Depositor, as applicable.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.

This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Account maintained by the Securities Administrator or the Custodial Accounts maintained by the Servicers is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (or the Swap Provider unless the Swap Provider shall have consented to the amendment, which consent shall not be unreasonably withheld); provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; provided further that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel nor any letter from the Rating Agencies stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates shall be required if such amendment is to effect a transfer of servicing pursuant to Section 7.06(a) to a Successor Servicer satisfying the Minimum Servicing Requirements.

Notwithstanding the foregoing, without the consent of the Certificateholders or the Swap Provider, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against any REMIC at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates (or, if such amendment modifies the rights of the Swap Provider hereunder, with the consent of the Swap Provider, which consent shall not be unreasonably withheld); provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any REMIC to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to enter into any amendment that affects its rights, duties or immunities under this Agreement or otherwise.

Section 11.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Sponsor or the Depositor shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 11.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 11.05  Notices.

The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(1)	Any material change or amendment to this Agreement;

(2)	The occurrence of any Servicer Default or Master Servicer Default that has not been cured;

(3)	The resignation or termination of a Servicer, the Master Servicer or the Trustee and the appointment of any successor; and

(4)	The final payment to Certificateholders.

In addition, the Securities Administrator shall, upon request, promptly furnish to each Rating Agency copies of the following:

(5)	Each Annual Statement of Compliance described in Section 3.13 of this Agreement; and

(6)	Each Assessment of Compliance and Attestation Report described in Section 3.14.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Asset Acceptance Corp., 2 World Financial Center, Building B, New York, New York 10281 Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2; (ii) in the case of the Sponsor, Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2 or such other address as may be hereafter furnished to the other parties hereto by the Sponsor in writing; (iii) in the case of the GMACM, GMAC Mortgage Corporation, 500 Enterprise Road Horsham, Pennsylvania 19044, Attention: Ken Perkins; (iv) in the case of Wells Fargo, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Telecopy No.: (410) 715-2380, Attn: NAAC 2006-AF2; (v) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (vi) in the case of the Custodian, Wells Fargo Bank, N.A., 24 Executive Park, Suite 100, Irvine, California 92614, (vii) in the case of the Securities Administrator, its Corporate Trust Office; (viii) in the case of the Master Servicer, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention Client Manager - NAAC 2006-AF2); (ix) in the case of Wells Fargo Bank, N.A. the Servicer, 1 Home Campus, Des Moines, IA 50328-0001, Attention: John B. Brown, MAC X2302-033, Fax: (515) 324-3118, with a copy to: 1 Home Campus, Des Moines, IA 50328-0001, Attention: General Counsel MAC X2401-06T and (ix) in the case of the Rating Agencies, (a) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group and (b) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring. Any notice delivered to the Sponsor or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Sponsor or the Depositor.

Section 11.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than twenty-five percent (25%) of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.10  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.13, 3.14, 3.18 and 5.17 of this Agreement is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Notwithstanding the foregoing, the Servicer shall be under no obligation to provide any information in addition to that required by Sections 3.13, 3.14, 3.18 and 5.17 of this Agreement as of the Closing Date that the Depositor deems required under Regulation AB if (i) the Servicer does not believe that such additional information is required under Regulation AB and (ii) the Servicer is not providing such additional information for its own securitizations, unless the Depositor pays all reasonable costs incurred by the Servicer in connection with the preparation and delivery of such additional information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such additional information.

Section 11.11  Early Termination of the Cap Contract.

In the event that the Cap Contract is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Sponsor shall, to the extent a replacement contract is available, direct the Trustee to execute a replacement contract comparable to the Cap Contract which was cancelled or otherwise terminated, providing interest rate protection which is equal to the then-existing protection provided by the Cap Contract, which was cancelled or otherwise terminated provided, however, that the cost of any such replacement contract providing the same interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment. If the Trustee is unable to locate a qualified successor cap provider, any early termination payment will be remitted to the Net WAC Reserve Fund for the benefit of the Class I-A-1 Certificates for distribution by the Securities Administrator to the Class I-A-1 Certificates in accordance with Section 5.04(a), clause Third, item 3.

Section 11.12  Early Termination of Swap Agreement.

In the event that the Swap Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Sponsor shall, to the extent a replacement contract is available, direct the Trustee to execute a replacement contract comparable to the Swap Agreement, providing interest rate protection which is equal to the then-existing protection provided by the Swap Agreement, provided, however, that the cost of any such replacement contract providing the same interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment.

IN WITNESS WHEREOF, the Depositor, the Sponsor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA ASSET ACCEPTANCE CORPORATION, as Depositor

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	President

NOMURA CREDIT & CAPITAL, INC., as Sponsor

By:	/s/ Jeane Leschak
Name:	Jeane Leschak
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator

By:	/s/ Amy Doyle
Name:	Amy Doyle
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elena Zheng
Name:	Elena Zheng
Title:	Assistant Vice President

GMAC MORTGAGE CORPORATION, as a Servicer

By:	/s/ Wesley B. Howland
Name:	Wesley B. Howland
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Servicer

By:	/s/ Gretchen E. Leff
Name:	Gretchen E. Leff
Title:	Assistant Vice President

With respect to Sections 3.33 and 3.34 PORTFOLIO SURVEILLANCE ANALYTICS, LLC

By:	/s/ Kevin J. Cooke
Name:	Kevin J. Cooke
Title:	Managing Partner

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ___ day of July 2006, before me, a notary public in and for said State, appeared _____________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Asset Acceptance Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ____ day of July 2006 before me, a notary public in and for said State, appeared_______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of July 2006 before me, a notary public in and for said State, appeared_______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of GMAC Mortgage Corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY	)

On this ____ day of July 2006, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Portfolio Surveillance Analytics, LLC, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of July 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of HSBC Bank USA, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of July 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of July 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS I-A-[1][2][3][4][5][6] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __	Initial Pass-Through Rate: [Variable][____%]

Class I-A-[1][2][3][4][5][6] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of the Class I-A-[1][2][3][4][5][6] Certificates as of the Cut-off Date: $ __________________

Trustee: HSBC Bank USA, National Association

First Distribution Date: August 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $ __________________

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: July 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class I-A-[1][2][3][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group I Certificates (as defined in the Agreement).

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during [FOR CLASS I-A-1 CERTIFICATES][the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or with respect to the first Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such Distribution Date occurs] [FOR CLASS I-A-[2][3][4][5][6]][the calendar month immediately preceding the calendar month in which such Distribution Date occurs] on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to [FOR CLASS I-A-1 CERTIFICATES][the lesser of (i) One-Month LIBOR plus [______]% per annum and (ii) the Net WAC Rate Cap for such Distribution Date] [FOR CLASS I-A-[2][3][4]] CERTIFICATES][ the Initial Pass-Through Rate set forth on the face hereof for the First Distribution Date and, for each Distribution Date thereafter, the lesser of (i) [______]% per annum and (ii) the Net WAC Rate Cap for such Distribution Date] [FOR CLASS I-A-[5][6] CERTIFICATES][ the Initial Pass-Through Rate set forth on the face hereof for the First Distribution Date, and for each Distribution Date thereafter, the lesser of (i)(a) with respect to any Distribution Date which occurs on or prior to the Optional Termination Date with respect to the Group I Mortgage Loans, [_____]% per annum and (b) with respect to each Distribution Date which occurs thereafter, [_____]% per annum and (ii) the Net WAC Rate Cap for such Distribution Date]. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in July 2036 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans and other assets included in the Trust Fund relating to the Group I Mortgage Loans [FOR CLASS I-A-1 ONLY: (including the Cap Agreement)], all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the holders of the Group I Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-A-[1][2][3][4][5][6] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS [II][III][IV] -A-[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [__]	Pass-Through Rate: _____%

Class [II][III][IV]-A-[1][2]

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of the Class [II][III][IV]-A-[1][2] Certificates as of the Cut-off Date: $ __________________

Trustee: HSBC Bank USA, National Association

First Distribution Date: August 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $ __________________

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: August 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class [II][III][IV]-A-[1][2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group II-IV Certificates (as defined in the Agreement).

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the calendar month prior to the calendar month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to [for Class II-A Certificates: the weighted average of the net mortgage rates of the Group II Mortgage Loans] [for Class III-A-[1][2] Certificates: the weighted average of the net mortgage rates of the Group III Mortgage Loans] [for Class IV-A Certificates: the weighted average of the net mortgage rates of the Group IV Mortgage Loans]. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date in August 2036 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the Group II-IV Mortgage Loans and other assets included in the Trust Fund relating to the Group II-IV Mortgage Loans, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group II-IV Certificates (other than the obligations to make payments to the holders of the Group II-IV Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II-IV Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group II-IV Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group II-IV Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group II-IV Mortgage Loans and other assets of the Trust Fund relating to the Group II-IV Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group II-IV Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group II-IV Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group II-IV Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [II][III][IV]-A-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-3

FORM OF CLASS V-A-[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON [CLASS V-A-2 CERTIFICATES ONLY] [AND REALIZED LOSSES ALLOCABLE HERETO]. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [__]	Pass-Through Rate: Floating

Class V-A-[1][2]

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of the Class V-A-[1][2] Certificates as of the Cut-off Date: $ ______________

Trustee: HSBC Bank USA, National Association

First Distribution Date: August 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $ ______________

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: August 25, 2036	CUSIP: [______________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class V-A-[1][2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group V Certificates (as defined in the Agreement).

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period commencing on the immediately preceding Distribution Date (as hereinafter defined) (or with respect to the First Distribution Date, the Closing Date) and ending on the day immediately preceding the related Distribution Date on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, [___]% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, [__]%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in August 2036 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon [for Class V-A-2 Certificates only: and Realized Losses on the Group V Mortgage Loans allocable to the Class V-A-2 Certificates] .

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the Group V Mortgage Loans and other assets included in the Trust Fund relating to the Group V Mortgage Loans (including the Interest Rate Swap Agreement), all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group V Certificates (other than the obligations to make payments to the holders of the Group V Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group V Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group V Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group V Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group V Mortgage Loans and other assets of the Trust Fund related to the Group V Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Group V Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group V Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group V Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class V-A-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS I-M-[1][2][3] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I SENIOR CERTIFICATES [[,/AND] THE CLASS I-M-1 CERTIFICATES][AND THE CLASS I-M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __	Pass-Through Rate: ___%

Class I-M-[1][2][3] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of this Class I-M-[1][2][3] Certificate as of the Cut-off Date: $_______________

Trustee: HSBC Bank USA, National Association

First Distribution Date: August 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: July 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class I-M-[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group I Certificates (as defined in the Agreement).

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the calendar month prior to the calendar month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the Initial Pass-Through Rate set forth on the face hereof for the First Distribution Date and, for each Distribution Date thereafter, the lesser of (i)(a) with respect to each Distribution Date which occurs on or prior to the Optional Termination Date with respect to the Group I Mortgage Loans, [____]% per annum and (b) with respect to each Distribution Date which occurs thereafter, [____]% per annum and (ii) the Net WAC Rate Cap for such Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in July 2036 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans and other assets included in the Trust Fund relating to the Group I Mortgage Loans, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the holders of the Group I Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-M-[1][2][3] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
Account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
Assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS V-M-[1][2][3][4][5] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP V SENIOR CERTIFICATES [[AND ]THE CLASS V-M-1 CERTIFICATES] [[,/AND ]THE CLASS V-M-2 CERTIFICATES] [[AND ]THE CLASS V-M-3 CERTIFICATES] [[,]THE CLASS V-M-4 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [__]	Pass-Through Rate: Floating

Class V-M-[1][2][3][4][5] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of the Class V-M-[1][2][3][4][5] Certificates as of the Cut-off Date: $______________

Trustee: HSBC Bank USA, National Association

First Distribution Date: August 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $______________

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: August 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class V-M-[1][2][3][4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group V Certificates (as defined in the Agreement).

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A. as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period commencing on the immediately preceding Distribution Date (as hereinafter defined) (or with respect to the First Distribution Date, the Closing Date) and ending on the day immediately preceding the related Distribution Date on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date with respect to the Group V Mortgage Loans, [___]% or (B) after the first possible Optional Termination Date with respect to the Group V Mortgage Loans, [__]%, (ii) the Net Funds Cap, (iii) the Cap Rate and (iv) the Maximum Interest Rate. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in August 2036 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the Group V Mortgage Loans and other assets included in the Trust Fund relating to the Group V Certificates, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group V Certificates (other than the obligations to holders of the Group V Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group V Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group V Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group V Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group V Mortgage Loans and other assets of the Trust Fund relating to the Group V Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Group V Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group V Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group V Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class V-M-[1][2][3][4][5] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-6

FORM OF CLASS C-B-[1][2][3][4][5][6] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP II-IV SENIOR CERTIFICATES [,/AND THE CLASS C-B-1 CERTIFICATES] [,/AND THE CLASS C-B-2 CERTIFICATES] [,/AND THE CLASS C-B-3 CERTIFICATES] [,/AND THE CLASS C-B-4 CERTIFICATES] [AND THE CLASS C-B-5 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT REFERRED TO HEREIN.

[CLASS C-B-[4][5][6] ONLY: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

Certificate No. [__]	Pass-Through Rate: ____%

Class C-B-[1][2][3][4][5][6]

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of the Class C-B-[1][2][3][4][5][6] Certificates as of the Cut-off Date: $ ______________

Trustee: HSBC Bank USA, National Association

First Distribution Date: August 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $ ______________

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: August 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class C-B-[1][2][3][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one the Classes of Group II-IV Certificates (as defined in the Agreement).

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the calendar month immediately preceding the calendar month in which the related Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the weighted average (weighted in each case on the basis of the result of subtracting from each loan group the current aggregate Certificate Principal Balance of the related Group II-IV Senior Certificates) of the net mortgage rates of the Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in August 2036 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the Group II-IV Mortgage Loans and other assets included in the Trust Fund relating to the Group II-IV Mortgage Loans, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

[Class C-B-[4][5][6]: No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group II-IV Certificates (other than the obligations to make payments to the holders of the Group II-IV Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II-IV Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group II-IV Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group II-IV Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group II-IV Mortgage Loans and other assets of the Trust Fund relating to the Group II-IV Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group II-IV Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group II-IV Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group II-IV Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class C-B-[1][2][3][4][5][6] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-7

FORM OF CLASS I-P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. ___	Percentage Interest: 100%

Class I-P

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of the Class I-P Certificates as of the Cut-off Date: $100

First Distribution Date: August 25, 2006	Initial Certificate Principal Balance of the Certificate as of the Cut-off Date: $100

Trustee: HSBC Bank USA, National Association
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: July 25, 2036
CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class I-P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group I Certificates (as defined in the Agreement).

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A. as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in July 2036.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to Prepayment Charges received with respect to the Group I Mortgage Loans and amounts on deposit in the Class I-P Certificate Account as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the holders of the Group I Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-8

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. [__]	Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100
Trustee: HSBC Bank USA, National Association

First Distribution Date: August 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: August 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group II-IV Certificates (as defined in the Agreement).

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to Prepayment Charges received in respect the Group II-IV Mortgage Loans and amounts on deposit in the Class P Certificate Account as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group II-IV Certificates (other than the obligations to make payments to the holders of the Group II-IV Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II-IV Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group II-IV Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group II-IV Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group II-IV Mortgage Loans and other assets of the Trust Fund relating to the Group II-IV Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group II-IV Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group II-IV Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group II-IV Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-9

FORM OF CLASS V-P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. [__]	Percentage Interest: 100%

Class V-P

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Aggregate Initial Certificate Principal Balance of the Class V-P Certificates as of the Cut-off Date: $100

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2006

Assumed Final Distribution Date: August 25, 2036	CUSIP: [________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class V-P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group V Certificates (as defined in the Agreement).

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”), generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A. as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to Prepayment Charges collected in respect of the Group V Mortgage Loans and amounts on deposit in the Class V-P Certificate Account as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group V Certificates created thereby (other than the obligations to make payments to the holders of the Group V Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group V Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group V Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group V Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group V Mortgage Loans and other assets of the Trust Fund with respect to the Group V Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Group V Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group V Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group V Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class V-P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-10

FORM OF CLASS [I-][V-]R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.__

Class [I-][V-]R	Percentage Interest: ____

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006

First Distribution Date: August 25, 2006

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: [July][August] 25, 2036
CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class [I-][V-]R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of [Group I][Group II-IV][Group V] Certificates (as defined in the Agreement).

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in [July][August] 2036.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the [Group I][Group II-IV][Group V] Mortgage Loans and other assets included in the Trust Fund relating to the [Group I][Group II-IV][Group V] Mortgage Loans, all as more specifically set forth in the Agreement.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the [Group I][Group II-IV][Group V] Certificates (other than the obligations to make payments to the holders of the [Group I][Group II-IV][Group V] Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last [Group I][Group II-IV][Group V] Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Group I][Group II-IV][Group V] Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the [Group I][Group II-IV][Group V] Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the [Group I][Group II-IV][Group V] Mortgage Loans and other assets of the Trust Fund relating to the [Group I][Group II-IV][Group V] Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the [Group I][Group II-IV][Group V] Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the [Group I][Group II-IV][Group V] Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the [Group I][Group II-IV][Group V] Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [I-][V-]R Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-11

FORM OF CLASS I-X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP I SENIOR CERTIFICATES AND THE GROUP I SUBORDINATE CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. __	Percentage Interest: ____

Class I-X	Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Initial Certificate Notional Balance of this Certificate as of the Cut-off Date:

Trustee: HSBC Bank USA, National Association
First Distribution Date: August 25, 2006

Master Servicer and Securities Administrator: Wells Fargo Bank, NA.
Assumed Final Distribution Date: July 25, 2036	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class I-X Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group I Certificates (as defined in the Agreement).

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to the Pass-Through Rate as set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month of the latest scheduled maturity date of any Group I Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans and other assets included in the Trust Fund relating to the Group I Mortgage Loans (including the Cap Agreement), all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the holders of the Group I Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-12

FORM OF CLASS V-X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE GROUP V SENIOR CERTIFICATES AND MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. [__]	Percentage Interest: [___]%

Class V-X	Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2006	Initial Certificate Notional Balance of this Certificate as of the Cut-off Date: $

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
First Distribution Date: August 25, 2006

Assumed Final Distribution Date: August 25, 2036	CUSIP: [_____________]

MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2006-AF2

evidencing a fractional undivided interest in the distributions allocable to the Class V-X Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates. This Certificate is one of the Classes of Group V Certificates (as defined in the Agreement).

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”), generally consisting of conventional first lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A. as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to the Class V-X Pass-Through Rate as set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in August 2036.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificates is limited in right of payment to certain collections and recoveries respecting the Group V Mortgage Loans and other assets included in the Trust Fund relating to the Group V Mortgage Loans (including the Swap Agreement), all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement with respect to the Group V Certificates (other than the obligations to make payments to the holders of the Group V Certificates) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group V Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group V Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group V Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group V Mortgage Loans and other assets of the Trust Fund with respect to the Group V Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Group V Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group V Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group V Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2006	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class V-X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)	the loan number;

(b)	the Mortgage Rate in effect as of the Cut-off Date;

(c)	the Servicing Fee Rate;

(d)	the Net Mortgage Rate in effect as of the Cut-off Date;

(e)	the maturity date;

(f)	the original principal balance;

(g)	the Cut-off Date Principal Balance;

(h)	the original term;

(i)	the remaining term;

(j)	the property type;

(k)	with respect to each MOM Loan, the related MIN;

(l)	the Custodian;

(m)	a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(n)	with respect to each Group II-IV Mortgage Loan and each Group V Mortgage Loan, the first Adjustment Date;

(o)	with respect to each Group II-V Mortgage Loan and each Group V Mortgage Loan, the Gross Margin;

(p)	with respect to each Group II-V Mortgage Loan and each Group V Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(q)	with respect to each Group II-V Mortgage Loan and each Group V Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(r)	with respect to each Group II-V Mortgage Loan and each Group V Mortgage Loan, the Periodic Rate Cap;

(s)	with respect to each Group II-V Mortgage Loan and each Group V Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; and

(s)	with respect to each Group II-V Mortgage Loan and each Group V Mortgage Loan, the Index.

EXHIBIT C

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (this “Agreement”), dated July 28, 2006, between Nomura Credit & Capital, Inc., a Delaware corporation (the “Seller”) and Nomura Asset Acceptance Corporation, a Delaware corporation (the “Purchaser”).

Preliminary Statement

The Seller intends to sell the Mortgage Loans (as hereinafter identified), the Cap Contract and the Interest Rate Swap Agreement to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates (the “Certificates”). The Certificates will consist of thirty-four (34) classes of certificates. The Certificates will be issued pursuant to a pooling and servicing agreement for Series 2006-AF2, dated as of July 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser as depositor, GMAC Mortgage Corporation as a servicer (“GMAC”), Wells Fargo Bank, N.A. (“Wells Fargo”) as a servicer, Wells Fargo as master servicer and securities administrator, the Seller as sponsor and HSBC Bank USA, National Association as trustee (the “Trustee”). The Purchaser will sell the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-M-1, Class I-M-2, Class I-M-3 Certificates to Nomura Securities International, Inc. (“NSI”) and Greenwich Capital Markets, Inc. (“Greenwich”), pursuant to the Amended and Restated Underwriting Agreement, dated July 1, 2006, between the Purchaser and the Underwriters (as defined below), and the Terms Agreement, dated July 28, 2006, among NSI, Greenwich and the Purchaser, and the Class II-A, Class III-A-1, Class III-A-2, Class IV-A, Class C-B-1, Class C-B-2, Class C-B-3, Class V-A-1, Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates to NSI and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”, together, with NSI and Greenwich, the “Underwriters”), pursuant to the Amended and Restated Underwriting Agreement, dated July 1, 2006, between the Purchaser and the Underwriters, and the Terms Agreement, dated July 28, 2006, among NSI, Merrill Lynch and the Purchaser. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. Pursuant to the custodial agreement, dated as of July 1, 2006 (the “Custodial Agreement”), among the Trustee, GMAC as a servicer, Wells Fargo as a servicer, Wachovia Mortgage Corporation (“Wachovia”, together with GMAC and Wells Fargo as servicer, the “Servicers”) as a servicer and Wells Fargo as custodian (the “Custodian”), the Trustee desires to have the Custodian take possession of the Mortgages and Mortgage Notes, along with certain other documents specified in the Custodial Agreement, as the custodian of the Trustee, in accordance with the terms and conditions thereof.

The parties hereto agree as follows:

SECTION 1.   Agreement to Purchase. The Seller hereby sells, and the Purchaser hereby purchases, on July 28, 2006 (the “Closing Date”), certain conventional, one-to four family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”), having an aggregate principal balance as of the close of business on July 1, 2006 (the “Cut-off Date”) of approximately $764,107,101 (the “Closing Balance”), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received, including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans.

SECTION 2.   Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that describes such Mortgage Loans and sets forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement.

SECTION 3.   Consideration.

(a)   In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 10, (i) pay to or upon the order of the Seller in immediately available funds an amount (the “Purchase Price”) equal to (i) $____________* and (ii) a 100% interest in the Class I-X, Class I-P, Class I-R, Class C-B-4, Class C-B-5, Class C-B-6, Class P, Class R, Class V-X, Class V-P and Class V-R certificates (collectively the “Private Certificates”) which shall be registered in the name of the Underwriter.

(b)   The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

(c)   Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

SECTION 4.   Transfer of the Mortgage Loans.

(a)   Possession of Mortgage Files. The Seller does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b)       Delivery of Mortgage Loan Documents. Pursuant to various conveyance documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File as defined in section 2.01 of the Pooling and Servicing Agreement, provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Seller to such effect), the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 2 the Seller may deliver lost note affidavits and indemnities of the Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Seller to such effect. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date, or, in lieu of such assignments, shall provide an Opinion of Counsel pursuant to Section 6 hereof to the effect that the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan. Upon the request of the Purchaser, the Seller will assist the Purchaser in effecting the assignment referred to above.

(c)        In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within thirty (30) days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Servicers to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)   Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven (7) days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

(e)       Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

SECTION 5.   Examination of Mortgage Files.

(a)   On or before the Mortgage File Delivery Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller and/or the Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, the Underwriters and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, the Underwriters and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, the Underwriters and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, the Underwriters and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)   Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Custodian on behalf of the Trustee, for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller a certification in the form attached as Exhibit 1 to the Custodial Agreement.

(c)   Pursuant to the Pooling and Servicing Agreement, the Trustee or the Custodian, on behalf of the Trustee, will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Seller a final certification substantially in the form of Exhibit C-2 to the Custodial Agreement. If the Custodian is unable to deliver a final certification with respect to the items listed in Exhibit 2 due to any document that is missing, has not been executed or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), pursuant to Section 6 of the Custodial Agreement, the Custodian will notify the Trustee of such Material Defect and the Trustee shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Trustee of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within ninety (90) days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two (2) years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Seller within thirty (30) days of its receipt of the original recorded document.

At the time of any substitution, the Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign to the Seller and cause the Custodian, on behalf of the Trustee, to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Custodian, on behalf of the Trustee, relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Deleted Mortgage Loan.

SECTION 6.        Recordation of Assignments of Mortgage.

(a)    The Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Seller need not cause to be recorded any assignment for which (a) the related Mortgaged Property is located in (a) any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Seller and its successors and assigns; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than twenty-five percent (25%) of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement or (v) with respect to any assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

(b)   While each such Mortgage or assignment is being recorded, if necessary, the Seller shall leave or cause to be left with the Custodian, on behalf of the Trustee, a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Seller.

SECTION 7.        Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i)         The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller’s business as presently conducted or on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii)        The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

(iii)       The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the organizational documents of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

(iv)       No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

(v)        This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

(vi)       The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

(vii)      The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(viii)     Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

(ix)       There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

(x)        The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with.

(xi)       The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans (except that an entity that previously financed the Seller’s ownership of the Mortgage Loans may be entitled to a fee to release its security interest in the Mortgage Loans, which fee shall have been paid and which security interest shall have been released on or prior to the Closing Date).

(xii)      There is no litigation currently pending or, to the best of the Seller’s knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

(xiii)      The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act.

SECTION 8.        Representations and Warranties of the Seller Relating to the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date:

(i)         Information provided to the Rating Agencies, including the loan level detail, is true and correct according to the Rating Agency requirements;

(ii)        No fraud has taken place on the part of the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan;

(iii)       No Monthly Payment required to be made under any Mortgage Loan has been, or will be, contractually delinquent by one month or more on, or at any time preceding, the date such Mortgage Loan was purchased by the Seller;

(iv)       Neither the Seller nor the related originator of the Mortgage Loan has advanced any Monthly Payment required under the terms of the Mortgage Note;

(v)        There are no delinquent taxes, assessment liens or insurance premiums affecting the related Mortgaged Property;

(vi)      The terms of the Mortgage Note and the Mortgage have not been materially impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement (approved by the title insurer to the extent required by the policy) and which assumption agreement has been delivered to the Trustee;

(vii)     The Mortgaged Property is insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (i) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and the Seller has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii)    Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects;

(ix)       The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x)       The Mortgage was recorded or was submitted for recording in accordance with all applicable laws and is a valid, existing and enforceable perfected first lien on the Mortgaged Property including all improvements on the Mortgaged Property, subject only to (a) the lien of the current real property taxes and (b) covenants, conditions and restrictions, rights of way and easements;

(xi)      The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, insured under the related title policy, and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by a bankruptcy, insolvency or reorganization;

(xii)     The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has the full right to convey, transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and immediately upon the sale, assignment and endorsement of the Mortgage Loans from the Seller to the Purchaser, the Purchaser shall have good and indefeasible title to and be the sole legal owner of the Mortgage Loans subject only to any encumbrance, equity, lien, pledge, charge, claim or security interest arising out of the Purchaser’s actions;

(xiii)    Each Mortgage Loan is covered by a valid and binding American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, which title insurance policy is generally acceptable to Fannie Mae and Freddie Mac. No claims have been filed under such lender's title insurance policy, and the Seller has not done, by act or omission, anything that would impair the coverage of the lender's title insurance policy;

(xiv)    There is no material default, breach, violation event or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and the Seller has not, nor has its predecessors, waived any material default, breach, violation or event of acceleration;

(xv)      There are no mechanics' or similar liens or claims which have been filed for work, labor or material provided to the related Mortgaged Property prior to the origination of the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except as may be disclosed in the related title policy;

(xvi)     Each Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest (subject to adjustment in the case of the adjustable rate Mortgage Loans), with interest calculated on a 30/360 basis and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date over an original term from commencement of amortization to not more than thirty (30) years. No Mortgage Loan is a balloon loan. No Mortgage Loan permits negative amortization;

(xvii)    The servicing practices used in connection with the servicing of the Mortgage Loans have been in all respects reasonable and customary in the mortgage servicing industry of like mortgage loan servicers, servicing mortgage loans similar to the Mortgage Loans in the same jurisdiction as the Mortgaged Property;

(xviii)   At the time of origination of the Mortgage Loan there was no proceeding pending for the total or partial condemnation of the Mortgaged Property and, as of the date such Mortgage Loan was purchased by the Purchaser, to the best of the Purchaser’s knowledge there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xix)     The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

(xx)      The Mortgage Note is not and has not been secured by any collateral except the lien of the related Mortgage referred to in subsection (x) above;

(xxi)     In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxii)    The Mortgage Loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any such right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xxiii)   The Mortgaged Property is free of material damage and in good repair, excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Mortgage Loan Schedule;

(xxiv)  All of the improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the Mortgaged Property's boundary lines and no improvements on adjoining properties encroach upon the Mortgaged Property, excepting therefrom: (i) any encroachment insured against in the lender's title insurance policy identified in clause (xiii) above, (ii) any encroachment generally acceptable to mortgage loan originators doing business in the same jurisdiction as the Mortgaged Property, and (iii) any encroachment which does not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(xxv)    All parties to the Mortgage Note had the legal capacity to execute the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly executed by such parties;

(xxvi)   To the best of the Seller’s knowledge, at the time of origination of the Mortgage Loan, no appraised improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the Mortgaged Property, have been made or obtained from the appropriate authorities;

(xxvii)   No Mortgagor has notified the Seller of any relief requested or allowed under the Servicemember’s Civil Relief Act;

(xxviii) All parties which have held an interest in the Mortgage Loan are (or during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the state wherein the Mortgaged Property is located, (2) organized under the laws of such state, (3) qualified to do business in such state, (4) a federal savings and loan association or national bank, (5) not doing business in such state, or (6) exempt from the applicable licensing requirements of such state;

(xxix)   The Mortgage File contains an appraisal of the related Mortgaged Property which was made prior to the approval of the Mortgage Loan by a qualified appraiser, duly appointed by the related originator and was made in accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the Uniform Standards of Professional Appraisal Practice;

(xxx)    Except as may otherwise be limited by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(xxxi)   The Mortgage Loan does not contain any provision which would constitute a “buydown” provision and pursuant to which Monthly Payments are paid or partially paid with funds deposited in a separate account established by the related originator, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. The Mortgage Loan is not a “graduated payment mortgage loan” and the Mortgage loan does not have a shared appreciation or other contingent interest feature;

(xxxii)   To the best of the Seller's knowledge there is no action or proceeding directly involving the Mortgaged Property presently pending in which compliance with any environmental law, rule or regulation is at issue and the Seller has received no notice of any condition at the Mortgaged Property which is reasonably likely to give rise to an action or proceeding in which compliance with any environmental law, rule or regulation is at issue;

(xxxiii) Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G-2(a);

(xxxiv) Each Mortgage Loan is directly secured by a first lien on, and consists of a single parcel of, real property with a detached one-to-four family residence erected thereon, a townhouse or an individual condominium unit in a condominium project, or an individual unit in a planned unit development (“PUD”). No residence or dwelling is a leasehold, mobile home or a manufactured dwelling unless it is an Acceptable Manufactured Dwelling. An “Acceptable Manufactured Dwelling” is a manufactured dwelling, which is permanently affixed to a foundation and treated as “real estate” under applicable law. No Mortgaged Property is used for commercial purposes. Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

(xxxv)  The Mortgage Interest Rate payable by the Mortgagor with respect to the Adjustable Rate Mortgage Loans is subject to adjustment at the time and in the amounts as are set forth in the related Mortgage Note;

(xxxvi) The first scheduled Monthly Payment under the terms of each Mortgage Note was received by the servicer servicing such Mortgage Loan by the 30th day following the related due date;

(xxxvii) To the best of the Seller’s knowledge, the servicer for each Mortgage Loan has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner;

(xxxviii) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered”, “high risk home” or “predatory” loan under any other state, federal or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xxxix)  No Mortgage Loan was selected from the mortgage loans in the Seller’s portfolio in a manner so as to affect adversely the interests of the Purchaser;

(xl)       Each Mortgage File contains a full appraisal on form 1004 or 2055 with an interior inspection (or the equivalent form for two-to four-family and investor properties), or on a similar alternate form which includes substantially similar information to that required such forms, as applicable;

(xli)       Each Mortgage Loan is and will be a mortgage loan arising out of the originator’s practice in accordance with the originator’s underwriting guidelines;

(xlii)     As of the Closing Date, the Seller has no knowledge of any fact that should lead it to expect that the Mortgage Loan will not be paid in full when due;

(xliii)    No loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Version 5.6 Glossary Revised, Appendix E;

(xliv)    No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(xlv)     The prepayment penalties included in the transaction are enforceable and were originated in compliance with all applicable federal, state and local laws;

(xlvi)   The information set forth in the applicable part of the Mortgage Loan Schedule relating to the existence of a Prepayment Charge is complete, true and correct in all material respects at the date or dates on which such information is furnished respecting with such information is furnished, and each prepayment penalty is permissible and enforceable in accordance with its terms upon the mortgagor's full and voluntary principal prepayment under applicable law, except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof; and

(xlvii)   Each mortgage loan and prepayment penalty associated with the mortgage loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws.

SECTION 9.        Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

(a)   The representations and warranties contained in Section 8 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan. Notwithstanding anything to the contrary contained herein, any breach of a representation or warranty contained in clauses (xxxiii), (xxxviii) and/or (xliii) of Section 8 above, shall be automatically deemed to affect materially and adversely the interests of the Purchaser or the Purchaser’s assignee, transferee or designee.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on an exception report attached to the initial certification prepared by the Custodian, on behalf of the Trustee), or of a breach of any of the representations and warranties contained in Section 8 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller. Within 365 days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation, or within 120 days of any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within 365 days of its discovery or receipt of notice of any such missing or materially defective documentation or within 120 days of any such breach of a representation and warranty, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Replacement Mortgage Loans. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 9(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

(b)   If the representation made by the Seller in Section 7(xiii) is breached, the Seller shall not have the right or obligation to cure, substitute or repurchase the affected Mortgage Loan but shall remit to the Servicer servicing such Mortgage Loan for deposit in the Collection Account, prior to the next succeeding Servicer Remittance Date, the amount of the Prepayment Charge indicated on the applicable part of the Mortgage Loan Schedule to be due from the Mortgagor in the circumstances less any amount collected and remitted to such Servicer for deposit into the Collection Account.

(c)   It is understood and agreed that the obligations of the Seller set forth in this Section 9 to cure or repurchase a defective Mortgage Loan (and to make payments pursuant to Section 9(b)) constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Section 8.

SECTION 10.     Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood llp at 10:00 a.m. New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a)       All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)      The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c)       The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

(d)       All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement.

SECTION 11.      Closing Documents. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a)       An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriters may rely with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

(b)       An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriters;

(c)        Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement; and

(d)       Such further information, certificates, opinions and documents as the Purchaser or the Underwriters may reasonably request.

SECTION 12.     Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, the fees and expenses of the Seller’s accountants and attorneys, the costs and expenses incurred in connection with producing the Servicer’s loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 11(b) and 11(c), the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and prospectus supplement, and any private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee and its counsel, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. The Seller shall pay all costs and expenses related to recording the Assignments of Mortgage. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 13.     Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 3 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 10 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 13 shall be deemed to have been released.

SECTION 14.     Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, fax: (212) 667-1024, Attention: Legal Department (NAAC 2006-AF2), or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to the Seller at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, fax: (212) 667-9680, Attention: Brett Marvin, or to such other address as the Seller may designate in writing to the Purchaser.

SECTION 15.     Severability of Provisions. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 16.     Agreement of Parties. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 17.     Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

SECTION 18.   GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 19.     Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

[Signature page to follow]

* Please contact Nomura Credit & Capital, Inc. for pricing information.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

NOMURA CREDIT & CAPITAL, INC.

By:
Name:	Timothy P.F. Crowley
Title:	Vice President

NOMURA ASSET ACCEPTANCE CORPORATION

By:
Name:	John P. Graham
Title:	President

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

(a)        the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed in blank, via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

(b)        the original Assignment of Mortgage executed in blank;

(c)        the original of any guarantee executed in connection with the Mortgage Note, if any;

(d)        the original Mortgage (including all riders thereto) with evidence of recording thereon and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon, and in the case of each MOM Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS®, with evidence of recording indicated thereon; or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage, the escrow agent, the seller or the Servicer servicing such Mortgage Loan stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(e)         the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(f)         the originals of any intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage, the escrow agent, the seller or the Servicer servicing such Mortgage Loan stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Servicer; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)        if the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

(h)        the original lender’s title insurance policy in the form of an ALTA mortgage title insurance policy or, if the original lender’s title insurance policy has not been issued, the irrevocable commitment to issue the same; and

(i)         the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

EXHIBIT 2
FORM OF LOST NOTE AFFIDAVIT

Loan #: ____________
Borrower: __________

LOST NOTE AFFIDAVIT

I, as _____________________ of ____________________, a _______________ am authorized to make this Affidavit on behalf of Nomura Credit & Capital, Inc. (the “Seller”). In connection with the administration of the Mortgage Loans held by ______________________, a _______________ [corporation] as Seller on behalf of ____________________ (the “Purchaser”), _______________________ (the “Deponent”), being duly sworn, deposes and says that:

1. The Seller’s address is:  ______________________
               ______________________
               ______________________
2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by __________________, a _________________ pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of July 28, 2006;

4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the “Original”) has been lost;

6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7. The Seller was the Seller of the Original at the time of the loss; and

8. Deponent agrees that, if said Original should ever come into Seller’s possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. Nomura Credit & Capital, Inc., represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this _ day of _______, 200_.

By:
Name:
Title:

On this __ day of ______, 200_, before me appeared ______________________ to me personally known, who being duly sworn did say that he is the _______________________ of ____________________, a ______________________ and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said entity.

Signature:

[Seal]

EXHIBIT D

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF	)
	)	ss.:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2. That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass Through Certificates, Series 2006-AF2, Class [I-][V-]R Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Nomura Asset Acceptance Corporation (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust,” as defined in Section 7701 (a)(31) of the Code.

4. That the Investor’s taxpayer identification number is ______________________.

5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT E

FORM OF TRANSFEROR CERTIFICATE

______________, 2006

Nomura Asset Acceptance Corporation
2 World Financial Center, Building B
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Asset Acceptance Corporation,
Alternative Loan Trust, Series 2006-AF2

Re:	Nomura Asset Acceptance Corporation Mortgage Pass-Through Certificates, Series 2006-AF2, Class__

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2006-AF2, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2006, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT F

FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

___________,2006

Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Asset Acceptance Corporation,
Alternative Loan Trust, Series 2006-AF2

Re:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-AF2

Ladies and Gentlemen:

_______________ (the “Purchaser”) intends to purchase from ____________ (the “Seller”) $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2006-AF2, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2006, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer and securities administrator. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

1.
The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2.
The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3.
The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4.
The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser’s decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser.

5.
The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Purchaser)

By:
Name:
Title:

EXHIBIT G

FORM OF RULE 144A INVESTMENT LETTER

[Date]
Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York 10281

Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Asset Acceptance Corporation,
Alternative Loan Trust, Series 2006-AF2

Re:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-AF2 (the “Certificates”), including the Class [ ] Certificates (the “Private Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Private Certificates, we confirm that:

(i)
we understand that the Private Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Private Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Private Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Private Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor and we agree to obtain a representation from any transferee that such transferee is an institutional “accredited investor” so long as we are required to obtain a representation letter regarding compliance with the Act;

(iv)	we are acquiring Private Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Private Certificates;

(v)
we agree the Private Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Private Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Private Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Private Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Private Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if HSBC Bank USA, National Association (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Private Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing the opinion of counsel specified in Section 6.02(b) of the Agreement.

(ix)
we understand that each of the Class ___ Certificates bears, and will continue to bear, legends substantially to the following effect: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling and Servicing Agreement’), between Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as sponsor, GMAC Mortgage Corporation, as a servicer, Wells Fargo Bank, N.A., as a servicer, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer and securities administrator (the “Securities Administrator”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ___________________________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

EXHIBIT H
FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Attn:    Corporate Trust Services - Nomura Asset Acceptance Corporation, Alternative Loan  Trust, Series 2006-AF2, Mortgage Pass-Through Certificates -SEC REPORT  PROCESSING

RE:   **Additional Form [10-K][10-D][8-K] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of July 1, 2006, among the Purchaser as depositor, Nomura Credit & Capital, Inc. as sponsor, GMAC Mortgage Corporation as a servicer, Wells Fargo Bank, N.A. as a servicer, HSBC Bank USA, National Association, as trustee and Wells Fargo Bank, National Association as master servicer and securities administrator, the Undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-K][10-D][8-K].

Description of Additional Form [10-K][10-D][8-K]Disclosure:

List of Any Attachments hereto to be included in the Additional Form [10-K][10-D][8-K] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY]

as [role]

By: __________________
Name:
Title:

EXHIBIT I

DTC Letter of Representations
[provided upon request]

EXHIBIT J

Schedule of Mortgage Loans with Lost Notes

NONE

EXHIBIT K

APPENDIX E - Standard & Poor’s Anti-Predatory Lending Categorization

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.
Standard & Poor’s High Cost Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.
Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	High Cost Home Loan

Standard & Poor’s High Cost Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia as amended (Mar. 7, 2003 - current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan

Standard & Poor’s High Cost Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 - July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

Revised 4/18/06

EXHIBIT L

SERVICING CRITERIA

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
Schedule 1122 (Pooling and Servicing Agreement)

Assessments of Compliance and Attestation Reports Servicing Criteria1

Reg. AB Item 1122(d) Servicing Criteria	Depositor	Sponsor	Servicer	Trustee	Custodian	Paying Agent	Master Servicer	Securities Administrator
(1) General Servicing Considerations
(i) monitoring performance or other triggers and events of default			X				X	X
(ii) monitoring performance of vendors of activities outsourced			X
(iii) maintenance of back-up servicer for pool assets
(iv) fidelity bond and E&O policies in effect			X				X
(2) Cash Collection and Administration
(i) timing of deposits to custodial account			X			X	X	X
(ii) wire transfers to investors by authorized personnel			X			X		X
(iii) advances or guarantees made, reviewed and approved as required			X				X
(iv) accounts maintained as required			X			X	X	X
(v) accounts at federally insured depository institutions			X			X	X	X
(vi) unissued checks safeguarded			X			X		X
(vii) monthly reconciliations of accounts			X			X	X	X
(3) Investor Remittances and Reporting
(i) investor reports			X			X	X	X
(ii) remittances			X			X		X
(iii) proper posting of distributions			X			X		X
(iv) reconciliation of remittances and payment statements						X	X	X
(4) Pool Asset Administration
(i) maintenance of pool collateral			X		X
(ii) safeguarding of pool assets/documents			X		X
(iii) additions, removals and substitutions of pool assets	X	X	X
(iv) posting and allocation of pool asset payments to pool assets			X
(v) reconciliation of servicer records			X
(vi) modifications or other changes to terms of pool assets			X
(vii) loss mitigation and recovery actions			X
(viii)records regarding collection efforts			X
(ix) adjustments to variable interest rates on pool assets			X
(x) matters relating to funds held in trust for obligors			X
(xi) payments made on behalf of obligors (such as for taxes or insurance)			X
(xii) late payment penalties with respect to payments made on behalf of obligors			X
(xiii)records with respect to payments made on behalf of obligors			X
(xiv) recognition and recording of delinquencies, charge-offs and uncollectible accounts			X				X	X
(xv) maintenance of external credit enhancement or other support	X	X						X (If required pursuant to Agreement)

* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

EXHIBIT M

BACK-UP CERTIFICATION
Re: __________ (the “Trust”)

Mortgage Pass-Through Certificates, Series 2006-AF2

I, [identify the certifying individual], certify to Nomura Asset Acceptance Corporation (the “Depositor”), HSBC Bank USA, National Association (the “Trustee”) and Wells Fargo Bank, N.A. (the “Master Servicer”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement (the “Agreement”), dated as of July 1, 2006, among Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., GMAC Mortgage Corporation, Wells Fargo Bank, N.A., as a servicer, Wells Fargo Bank, N.A. as master servicer and securities administrator, and HSBC Bank USA, National Association.

Date:

[Signature]

[Title]

EXHIBIT N
FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 5.17. An asterisk indicates that the Responsible Party is responsible for aggregating the information it receives from other Responsible Parties.

Under Item 1 of Form 10-D: a) items marked “5.10 statement” are required to be included in the periodic Distribution Date statement under Section 5.10, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 5.10 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Securities Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Securities Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Securities Administrator Trustee Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Securities Administrator/Depositor/ Servicer/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Securities Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT O
CAP AGREEMENT

Nomura Global Financial Products Inc. 2 World Financial Center Building B, 22nd Floor New York, New York 10281-1198

Telephone:
Confirmations	(212) 667-9522	Direct Fax	(212) 667-1047

Date:	Friday, The 28th of July 2006
To:
HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2

From:	Nomura Global Financial Products Inc.
Attention:	Cap Documentation

Re : Cap Transaction (Class I-A-1 Certificates)
Execution Copy

Dear Sir or Madam:

The purpose of this facsimile message/letter agreement is to confirm the terms and conditions of the Transaction entered into between Nomura Global Financial Products Inc. (“NGFP”) and HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee (the “Trustee”) on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2 (the “Counterparty”) on the Trade Date specified below (the “Cap Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. This Cap Transaction relates to the Class I-A-1 Certificates issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2006, among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage Corporation, as Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee (the “Pooling and Servicing Agreement”). Terms capitalized but not defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of the 28th of July 2006 as amended and supplemented from time to time (the “Agreement”), between NGFP and Counterparty. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Cap Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the Calculation Amount set forth in the Schedule I (Amortization Schedule) below

Trade Date:	The 28th of July 2006

Effective Date:	The 28th of July 2006

Termination Date:	The 25th of August 2008, subject to adjustment in accordance with the Modified Following Business Day Convention

Business Days:	New York, unless indicated otherwise

FIXED AMOUNTS:
Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	No later than the 28th of July 2006, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amount:	USD 12,000.00

FLOATING AMOUNTS:
Floating Rate Payer:	NGFP

Cap Rate:	With respect to each Calculation Period, the Cap Rate set forth for such period on Schedule I (Amortization Schedule) below

Floating Rate Payer Payment Dates:
The 25th of each month, commencing on the 25th of August 2006 to and including the 25th of July 2008, all subject to adjustment in accordance with the Modified Following Business Day Convention and the Termination Date (provided that for the avoidance of doubt each of the dates referred to in this clause shall be subject to the defined term “Early Payment”).

Floating Rate Payer Period End Dates:
The 25th of each month, commencing on the 25th of August 2006 to and including the 25th of July 2008, all subject to adjustment in accordance with the Modified Following Business Day Convention and the Termination Date

Early Payment:	Two Business Days

Floating Rate for initial Calculation Period:	5.40 per cent per annum, exclusive of Spread

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	To be determined in accordance with the following formula: The greater of (i) (Floating Rate Option - Cap Rate) x Notional Amount x Floating Rate Payer Day Count Fraction, and (ii) zero

Designated Maturity:	1 month, except for the initial Calculation Period, which shall be the Linear Interpolation of 2 weeks and 1 month

Floating Rate Payer Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Not Applicable

Calculation Agent:	NGFP

2. Additional Provisions:

Monthly Information:
No later than each Reset Date, NGFP shall deliver to Counterparty, a written confirmation containing the results of the calculations performed on each Reset Date and the amount which is to be paid to Counterparty on the next Floating Rate Payer Payment Date at the following address:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Corporate Trust - Elena Zheng
Fax: (212) 525-1300

With a copy to:
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager, NAAC 2006-AF2
Fax: (410) 715-2380

3. Account Details

Payments to NGFP (USD):

Our Account Details:
Agent Bank:              Bank of America, New York
Swift Code:                BOFAUS3N
Account No:              6550-3-61610
Beneficiary:                Nomura Global Financial Products Inc. (NGFPUS33)

Payments to Counterparty (USD):

Your Account Details:
Agent Bank:  Wells Fargo Bank, National Association
ABA #:                       121000248
For Credit To:            SAS Clearing
Account No:              3970771416
FCC to:                       NAAC 06-AF2, Account # 50937204 Net WAC Reserve Fund Account
Beneficiary:               HSBC Bank USA, National Association

4. Offices:

(a)	The Office of Counterparty for the Cap Transaction is New York, New York.
(b)	The Office of NGFP for the Cap Transaction is New York, New York.

5. Credit Support Documents:                                As set out in the applicable ISDA Master Agreement

6. Each party hereto represents that entering into this Transaction is authorised and does not violate any laws of its jurisdiction or organisation or residence or the terms of any agreement to which it is a party. Each party hereto represents that (i) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party has provided or provides it with market information or its views, (ii) it understands the risks of this Transaction and any; legal, regulatory, tax accounting and economic consequences resulting therefrom; and (iii) it has determined based upon its own judgement and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into this Transaction is appropriate for such party in light of its financial capabilities and objectives. NGFP represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.

7. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”), not in its individual capacity or personally, but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement (b) the representations, undertakings and agreements herein made on the part of the Counterparty are made and intended not as personal representations, undertakings and agreements by HSBC but are made and intended for the purpose of binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on HSBC, in its individual capacity or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall HSBC be personally liable for the payment of any indebtedness or expenses of the Counterparty (including, but not limited to the Fixed Rate Payment) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement.

The obligations of NGFP under this Agreement are subject to the Guarantee of NSC as set forth in Exhibits to the Agreement.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing a copy of this Confirmation and returning it to us by email or facsimile transmission on NDPIConfirmations@us.nomura.com or (212) 667-1047, respectively to Nomura Global Financial Products Inc., Attention: Documentation, together with your account details.

Yours faithfully,

Nomura Global Financial Products Inc.

By: _____________________________________
Name:
Title:

Confirmed and accepted as of the date first written:

HSBC Bank USA, National Association, not in its individual capacity, but solely as
Trustee on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust,
Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2

By: _____________________________________
Name:
Title:

Schedule I (Amortization Schedule)

Between Nomura Global Financial Products Inc. (“NGFP”) and HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2 (“Counterparty”), pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2006, among the Trustee, GMAC Mortgage Corporation, Wells Fargo Bank, National Association, Nomura Credit & Capital, Inc., and Nomura Asset Acceptance Corporation.

Calculation Period	Cap Rate %	USD Calculation Amount
Commencing on the Effective Date	7.708	158,846,000.00
Commencing on the 25th of August 2006	6.952	153,184,000.00
Commencing on the 25th of September 2006	7.188	147,386,000.00
Commencing on the 25th of October 2006	6.953	141,195,000.00
Commencing on the 25th of November 2006	7.188	134,632,000.00
Commencing on the 25th of December 2006	6.953	127,713,000.00
Commencing on the 25th of January 2007	6.953	120,455,000.00
Commencing on the 25th of February 2007	7.709	112,881,000.00
Commencing on the 25th of March 2007	6.953	105,021,000.00
Commencing on the 25th of April 2007	7.189	97,306,000.00
Commencing on the 25th of May 2007	6.954	89,771,000.00
Commencing on the 25th of June 2007	7.189	82,410,000.00
Commencing on the 25th of July 2007	6.954	75,221,000.00
Commencing on the 25th of August 2007	6.954	68,198,000.00
Commencing on the 25th of September 2007	7.189	61,338,000.00
Commencing on the 25th of October 2007	6.954	54,637,000.00
Commencing on the 25th of November 2007	7.189	48,090,000.00
Commencing on the 25th of December 2007	6.954	41,696,000.00
Commencing on the 25th of January 2008	6.954	35,448,000.00
Commencing on the 25th of February 2008	7.441	29,345,000.00
Commencing on the 25th of March 2008	6.954	23,383,000.00
Commencing on the 25th of April 2008	7.190	17,557,000.00
Commencing on the 25th of May 2008	6.955	11,866,000.00
Commencing on the 25th of June 2008	7.190	6,305,000.00
Commencing on the 25th of July 2008	6.955	1,059,000.00

For the avoidance of doubt, the dates in the above Amortization Schedule are subject to adjustment in accordance with the Modified Following Business Day Convention.

ISDA®
International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of ……July 28, 2006 ………….

NOMURA GLOBAL FINANCIAL PRODUCTS INC.
HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON BEHALF OF THE NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2006-AF2, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AF2

and

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—
1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b)          Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)          Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

NOMURA GLOBAL FINANCIAL PRODUCTS INC. By: _____________________________________ Name: Title:
HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON BEHALF OF THE NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2006-AF2, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AF2

By: _________________________________
Name:
Title:

By: _____________________________________ Name: Title:

ISDA®
International Swaps and Derivatives Association, Inc.

SCHEDULE
to the
Master Agreement

dated as of July 28, 2006,

between Nomura Global Financial Products Inc. ("NGFP") and HSBC Bank USA, National Association, not individually, but solely as Trustee on behalf of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2 ("Counterparty")

Part 1. Termination Provisions

(a) "Specified Entity" means in relation to NGFP for the purpose of:

Section 5(a)(v), None,
Section 5(a)(vi), None,
Section 5(a)(vii), None,
Section 5(b)(iv), None,

and in relation to Counterparty for the purpose of:

Section 5(a)(v), None,
Section 5(a)(vi), None,
Section 5(a)(vii), None,
Section 5(b)(iv), None.

(b) "Specified Transaction" with respect to NGFP and Counterparty, “Specified Transaction” will not be applicable.

(c)  The “Breach of Agreement” provisions of Section 5(a)(ii) of the Agreement will be inapplicable to NGFP and Counterparty.

(d)  The “Credit Support Default” provisions of Section 5(a)(iii) of the Agreement will be inapplicable to NGFP and Counterparty.

(e)  The “Misrepresentation” provisions of Section 5(a)(iv) of the Agreement will be inapplicable to NGFP and Counterparty.

(f)   The “Default Under Specified Transaction” provisions of Section 5(a)(v) of the Agreement will be inapplicable to NGFP and Counterparty.

(g)  The “Bankruptcy” provision of Section 5(a)(vii)(2) of the Agreement will be inapplicable to Counterparty.

(h)  The "Cross Default" provisions of Section 5(a)(vi) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(i)   The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(j)   The "Automatic Early Termination" provisions of Section 6(a) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(k)   Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)   Market Quotation will apply.
(ii)  The Second Method will apply.

(l)  "Termination Currency" means U.S. Dollars.

(m)  Additional Termination Event will not apply, except as provided herein.

Part 2. Tax Representations

(a)  Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, NGFP and Counterparty will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by the other party under this Agreement. In making this representation, the party may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)  Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, NGFP and Counterparty make the representations specified below, if any:

(i) NGFP represents that it is a corporation organized under the laws of the state of Delaware, and
(ii) Counterparty represents that the beneficial owner of the payments made to it under this Agreement is either (i) a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an "Exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations, or (ii) a "non-U.S. branch of a foreign person" as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the "Regulations") for United States federal income tax purposes, and it is a "foreign person" as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.
.

Part 3. Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d)Representation

(a)   Tax forms

Counterparty	IRS Form W-9 (or any successors thereto); each completed in a manner reasonably satisfactory to NGFP.
(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by NGFP; and (iii) promptly upon learning that any Form W-9 (or any successor thereto) previously provided by Counterparty has become obsolete or incorrect.
N/A
NGFP	IRS Form W-9 (or any successors thereto); each completed in a manner reasonably satisfactory to Counterparty.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any Form previously provided by NGFP has become obsolete or incorrect.
N/A

(b)  Other documents

NGFP
A copy of the financial statements of NSC containing the consolidated financial statements certified by independent certified public accountants and prepared in accordance with accounting principles that are generally accepted in Japan.
		As soon as practicable after execution of this Agreement and thereafter on request.	No
NGFP

Evidence of (i) the authority of NGFP and its Credit Support Provider, as applicable, to enter into this Agreement and supplemental Confirmations and the Credit Support Document specified in Part 4, Section (f) of this
Schedule, as the case may be, and (ii) the authority and signature specimens of persons authorised to sign on behalf of NGFP and its
Credit Support Provider, as applicable, reasonably satisfactory to the other party.
		As soon as practicable after execution of this Agreement or execution of a Confirmation of a Transaction, as applicable	Yes
Counterparty

Evidence of (i) the authority of Counterparty to enter into this Agreement and supplemental Confirmations and (ii) the authority and signature specimens of persons authorised to sign on behalf of Counterparty reasonably satisfactory to the other party.
		Upon execution of this Agreement.	Yes
NGFP	A duly executed copy of the Credit Support Document specified in Part 4, Section (f) of this Schedule to be delivered by NGFP.	As soon as practicable after execution of this Agreement.	No

Part 4. Miscellaneous

(a)   Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to NGFP:

Address:   2 World Financial Center, Bldg B, 21st Floor
New York, New York 10281-1198
Attention:  General Counsel
Telex No: 222371  Answerback: NOMRA UR
Phone No: (212) 667-2357 Facsimile No: (212) 667-1047

Address for notices or communications to Counterparty:

Address:   HSBC Bank USA, National Association
   452 Fifth Avenue
   New York, NY 10018
Attention: NAAC 2006 AF2, Corporate Trust - Elena Zheng
Phone No: (212) 525-1501
Facsimile No: (212) 525-1300

With a copy to:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager, NAAC 2006-AF2
Fax: (410) 715-2380
Phone No: (410) 884-2000

(b)  Process Agent. For the purpose of Section 13(c) of this Agreement,

NGFP appoints as its Process Agent: None.

Counterparty appoints as its Process Agent: None.

(c)  Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:

NGFP is not a Multibranch Party; and

Counterparty is not a Multibranch Party.

(e)  Calculation Agent. The Calculation Agent shall be NGFP.

(f)   Credit Support Document. Details of any Credit Support Document:

(i) in the case of NGFP, a Guarantee executed by Nomura Securities Co., Ltd. (“NSC”) substantially in the form attached hereto as Exhibit A (the “Guarantee”), and,

(ii) in the case of Counterparty, None.

(g)  Credit Support Provider. "Credit Support Provider" shall mean, in respect of NGFP, NSC and, in respect of Counterparty, None.

(h)  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine, other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)   Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply, unless otherwise stated in any Confirmation for a Transaction.

(j)   "Affiliate", with respect to NGFP, shall have the meaning specified in Section 14 of this Agreement, and with respect to Counterparty shall mean: None.

Part 5. Other Provisions

1. Set-Off

Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

2. Consent to Recording

Each party (a) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential Transaction between the parties and (b) agrees to obtain any necessary consent of, and give notice of such recording to, its personnel.

3. Additional Representations and Agreements

Each party represents to the other party (which representations shall be deemed repeated by each party on each date on which a Transaction is entered into and shall be representations for all purposes of this Agreement including, without limitation, Sections 3, 4, and 5(a)(iv) hereof):

(i)  No Agency. It is entering into this Agreement and each Transaction as principal and not as agent of any person nor in any other capacity, fiduciary or otherwise;

(ii)     (a)    Non-Reliance. In the case of NGFP, it is acting for its own account and in the case of the Counterparty, it is acting as Trustee on behalf of the Trust. In the case of NGFP, it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and in the case of the Counterparty, it has entered into this Transaction pursuant to the terms of the Pooling and Servicing Agreement and at the direction of the Issuer. Its not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction,

(b)   Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction, and

(c)   Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction;

(iii) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended;

(iv) FDICIA. In the case of NGFP, it intends that this Agreement be treated as, and warrants that the Agreement is, a "netting contract" for purposes of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (the "Act").

4. Waiver of Jury Trial

Each party hereby irrevocably waives its right to jury trial with respect to any obligation arising under, or in connection with, this Agreement.

5. Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction in respect of any Transaction shall, as to such Transaction, be ineffective to the extent of such prohibition or unenforceability but without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction or in respect of any other Transaction, unless such severance shall substantially impair the benefits of the remaining portions of this Agreement to, or changes the reciprocal obligations of, either of the parties. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

6. Fully-paid Party Protected

Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless NGFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) NGFP shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to NGFP as the Affected Party or Section 5(b)(iii) of the Agreement with respect to NGFP as the Burdened Party. For purposes of each Transaction to which this Agreement relates, Counterparty’s only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

7. Proceedings

NGFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, any applicable preference period) following indefeasible payment in full of the Certificates (as defined in that Pooling and Servicing Agreement, dated as of July 1, 2006, among Nomura Asset Acceptance Corporation, a Delaware corporation, as depositor, Nomura Credit & Capital, Inc., a Delaware corporation, as Sponsor, GMAC Mortgage Corporation, a Pennsylvania corporation, as Servicer, Wells Fargo Bank, National Association, a national banking association, as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”)).

9. Limitation of Liability

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”), not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement (b) the representations, undertakings and agreements herein made on the part of the Trust created pursuant to the Pooling and Servicing Agreement are made and intended not as personal representations, undertakings and agreements by HSBC but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on HSBC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall HSBC be personally liable for the payment of any indebtedness or expenses of the Trust (including, but not limited to the Fixed Rate Payment) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

10. Additional Termination Events

(i) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 11 below) NGFP has not, within 10 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 11(iii) below, then an Additional Termination Event shall have occurred with respect to NGFP and NGFP shall be the sole Affected Party with respect to such Additional Termination Event.

(ii) An Additional Termination Event shall occur upon unrescindable notice by the Master Servicer that it will purchase all Mortgage Loans in accordance with Section 10.01 of the Pooling and Servicing Agreement. With respect to such Additional Termination Event, Counterparty shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction; provided, however, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, only Counterparty may designate an Early Termination Date in respect of this Additional Termination Event.

11. Compliance with Regulation AB

(i) NGFP agrees and acknowledges that Nomura Asset Acceptance Corporation (“NAAC”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding NGFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between NGFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, NAAC requests from NGFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by NAAC, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, NGFP, at its own expense, shall (a) (1)(a) either (i) provide to the Depositor the current Swap Financial Disclosure in Microsoft Word® or Microsoft Excel® format or (ii) provide written consent to the Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of the Depositor, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to NGFP or any entity that consolidates NGFP within five days of the release of any such updated Swap Financial Disclosure;, (b) secure another entity to replace NGFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (or which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (c) obtain a guaranty of NGFP’s obligations under this Agreement from an affiliate of NGFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv) NGFP agrees that, in the event that NGFP provides Swap Financial Disclosure to NAAC in accordance with Part 11(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to NAAC in accordance with Part 11(iii)(c), it will indemnify and hold harmless NAAC, its respective directors or officers and any person controlling NAAC, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) NAAC shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of NAAC’s rights explicitly specified herein.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

NOMURA GLOBAL FINANCIAL PRODUCTS INC. By:______________________________________ Name: Title:
HSBC BANK USA, NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE ON BEHALF OF THE NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2006-AF2, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AF2

By: _________________________________
Name:
Title:

By: _____________________________________ Name: Title:

NON-NEGOTIABLE

[Letterhead of]
NOMURA SECURITIES CO., LTD.
GUARANTEE

WHEREAS Nomura Global Financial Products Inc. (“NGFP) a Delaware corporation is a party to an ISDA Master Agreement dated as of [_______________________], as modified, supplemented and amended in writing from time to time, including by all Confirmations evidencing Transactions entered into thereunder (collectively, the "Agreement"), with [__________________________] (the "Counterparty"); and

WHEREAS, Nomura Securities Co., Ltd. (“Nomura”) guarantees NGFP in the terms set out in this document,

WHEREAS, NGFP and the Counterparty have entered or plan to enter into one or more Transactions under the Agreement, each evidenced by a Confirmation; and

WHEREAS, NGFP may incur monetary, delivery and other obligations to the Counterparty under the Agreement;

NOW, THEREFORE, in order to induce the Counterparty to enter into, and in consideration of the Counterparty having entered into, the Agreement, Nomura undertakes as follows:

1.         GUARANTEE

(A) Guarantee: Nomura hereby unconditionally and irrevocably guarantees the due and punctual payment or delivery of all monetary and delivery obligations of NGFP owing to the Counterparty under the Agreement (collectively, the "Obligations") promptly upon written demand made by the Counterparty to Nomura.

(B) Indemnity: Nomura agrees as a primary obligation to indemnify the Counterparty from time to time on demand from and against any loss incurred by the Counterparty as a result of the Obligations being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to the Counterparty, and the amount of such loss shall be the amount which the Counterparty would have otherwise been entitled to recover from NGFP. Nomura further agrees that any sums of money that are due under this Guarantee and which may not be recoverable from Nomura as a result of legal limitation on or disability or incapacity of Nomura or any other fact or circumstance, whether or not known to Nomura, shall be recoverable from Nomura on an indemnity basis, and Nomura shall for purposes of this Guarantee be deemed to be a principal debtor.

(C) Guarantor's Obligations: Nomura waives diligence, presentment, demand of payment from and protest to NGFP with respect to the Obligations and also waives notice of dishonor. The obligations of Nomura under this Guarantee shall not be discharged or impaired or otherwise affected by (i) the failure or delay of the Counterparty to assert any claim or demand or to enforce any right or remedy against NGFP, or any other indulgence or concession granted by the Counterparty to NGFP or (ii) any other act, event or omission that, but for this provision, would or might operate to discharge, impair or otherwise affect any of the obligations of Nomura herein contained or any of the rights, powers or remedies conferred upon the Counterparty by law.

(D) Guarantor as Principal Debtor: Nomura further agrees that this Guarantee constitutes a guarantee of payment when due and not of collection. Nomura waives any right to require that any resort be had by the Counterparty to any security held by or on behalf of the Counterparty for payment of the Obligations, or the Counterparty make demand, proceed or take any other steps against NGFP or any other person before claiming under the Guarantee, or, in the event that NGFP becomes subject to any bankruptcy, winding-up, administration, reorganization or similar proceeding, that the Counterparty file any claim relating to the Obligations.

(E) Waiver of Defenses: The obligations of Nomura under this Guarantee shall not be subject to any defense of set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any Obligations, or any other defense that constitutes a legal or equitable discharge or defense of a guarantor or surety in its capacity as such; provided that nothing herein shall limit the ability of Nomura to assert any right of set-off, deduction or counterclaim that NGFP or any Affiliate of NGFP is expressly entitled to assert under the Agreement.

(F) Guarantor's Obligations Continuing: The Guarantee is to be a continuing guarantee and accordingly shall remain in operation until such time as Counterparty receives from Nomura written notice of termination of this Guarantee and until all Obligations owing in respect of all Transactions entered into prior to such termination have been paid or satisfied. Nomura further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations or interest thereon is avoided, reduced, rescinded or must otherwise be restored or returned by the Counterparty upon the bankruptcy, insolvency, dissolution or reorganization of NGFP, and the Counterparty shall be entitled to recover the amount of any such payment from Nomura subsequently as if such settlement or discharge had not occurred.

(G) Guarantor's Right of Subrogation: Nomura shall be subrogated to all rights of the Counterparty against NGFP in respect of any amounts paid by or deliveries made by Nomura under this Guarantee; provided that Nomura shall not be entitled to receive any payments or deliveries arising out of, or based upon, such right of subrogation or any right of indemnity or other right until the payment of all moneys payable or delivery of all deliverables under this Guarantee have been made. If upon the bankruptcy, winding-up, administration, reorganization or similar proceeding of NGFP, any payment or distribution of assets of NGFP of any kind or character, whether in cash, property or securities, shall be received by Nomura before payment in full of all moneys payable or delivery of all deliverables under this Guarantee shall have been made to the Counterparty, Nomura will promptly following receipt thereof pay or deliver such payment or distribution to the Counterparty for application to any Obligations owing to the Counterparty, whether matured or un-matured.

2.         NOTICES AND COMMUNICATION

Each notice or communication under this Guarantee shall be made and be effective as provided in Section 12 of the Agreement as though references in that Section to the Agreement were to this Guarantee and references to the Counterparty or NGFP were to the Counterparty or Nomura, respectively, provided that the address and telex number for Nomura shall be:

General Manager
Controller’s Department,
Nomura Securities Co., Ltd.
9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo, 103-8011 Japan

Telex: J22392   Answerback: NOMURASH

3.         SUCCESSORS AND ASSIGNS

(A) This Guarantee shall be binding on Nomura and its successors and permitted assigns and shall benefit the Counterparty and the Counterparty’s successors and permitted assigns. Any reference to Nomura and Counterparty shall be construed accordingly.

(B) Nomura may not transfer all or part of its obligations under this Guarantee without the prior written consent of the Counterparty.

4.         GROSS UP

All sums payable by Nomura hereunder shall be made in freely transferable, cleared and immediately available funds without any set-off, deduction or withholding unless such set-off, deduction or withholding is required by an applicable law, judicial or administrative decision, or practice of any relevant governmental authority, or by any combination thereof. If Nomura is so required to set-off, deduct or withhold then Nomura shall pay to the Counterparty, in addition to the payment to which the Counterparty is otherwise entitled hereunder, such additional amount as is necessary to ensure that the net amount actually received by the Counterparty (free and clear of any such set-off, deduction or withholding) will equal the full amount which the Counterparty would have received had no such set-off, deduction or withholding been required; provided, however, that Nomura will not be required to pay any additional amounts (i) in connection with any deduction or withholding in respect of which had NGFP made the payment in respect of which such deduction or withholding is or would have been required to have been made, NGFP would not have been required pursuant to Section 2(d)(i)(4) of the Agreement to pay additional amounts to the Counterparty, or (ii) to the extent that such additional amount would not be required to be paid but for the failure by the Counterparty to furnish any form, document or certificate that may be required or reasonably requested by Nomura in order to allow Nomura to make a payment under this Guarantee, or to allow Nomura to make a payment under or in respect of the Agreement or any Transaction on behalf of NGFP, without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form, document or certificate would not materially prejudice the legal or commercial position of the Counterparty).

5. REPRESENTATIONS

Nomura represents to the Counterparty that (i) Nomura has the corporate power to execute, deliver and perform this Guarantee, (ii) Nomura has taken all necessary action to authorize the execution, delivery and performance of this Guarantee, (iii) the execution, delivery and performance of this Guarantee by Nomura will not violate any provision of law applicable to Nomura, its articles of incorporation or any agreement to which Nomura is a party, (iv) no authorizations of, exemptions by and filings with any governmental or other authority are required to be obtained or made by Nomura with respect to this Guarantee and Nomura will use all reasonable efforts to obtain or make (and to maintain in full force and effect) any that may become necessary after the date of this Guarantee, and (v) this Guarantee constitutes the legal, valid and binding obligation of Nomura, enforceable against Nomura in accordance with its terms.

6. EXPENSES

Nomura will, on five business days’ notice in writing from the Counterparty, indemnify and hold harmless the Counterparty for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by the Counterparty by reason of the enforcement and protection of its rights under this Guarantee, including, but not limited to, cost of collection, provided, however, that Nomura shall not be liable for any expenses of the Counterparty if no payment is due under this Guarantee.

7. GOVERNING LAW

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law doctrine.

8. JURISDICTION

With respect to any suit, action or proceedings relating to this Guarantee ("Proceedings"), each of Nomura and the Counterparty, by its acceptance hereof, irrevocably:

(i)        submits to the jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.

(ii)   waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party; and

(iii)   waives its right to jury trial with respect to any obligation arising under, or in connection with, this Guarantee.

Nothing in this Guarantee precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

9. AGENT FOR SERVICE OF PROCESS

Nomura irrevocably appoints Nomura Securities International, Inc., Attention: General Counsel, 2 World Financial Center, Building B, 18th Floor, New York, New York 10281-1198, to receive, for it and on its behalf, service of process in any Proceedings. If for any reason Nomura Securities International Inc., is unable to act as such, Nomura will promptly notify the Counterparty and within 30 days appoint a substitute process agent acceptable to the Counterparty. Nomura irrevocably consents to service of process given in the manner provided for notices in Section 2 hereof. Nothing in this Guarantee will affect the right of the Counterparty to serve process in any other manner permitted by law.

10. GENERAL

(A) Section 8 (Contractual Currency) and Sections 9(a)-(d) and (f)-(g) (Miscellaneous) of the Agreement shall apply to this Guarantee and Nomura as though references in those Sections of the Agreement to the “Agreement” were to this Guarantee.

(B)  Italicized terms used but not defined herein have the respective meanings given to such terms in the Agreement. As used in this Guarantee, the term “business day” means a day on which commercial banks and foreign exchange markets settle payments both in Tokyo and in the financial center for the settlement currency.

IN WITNESS WHEREOF, Nomura has executed this Guarantee as of [____________________________].

NOMURA SECURITIES CO., LTD.

By: _______________________________
Name:
Title:

EXHIBIT P
INTEREST RATE SWAP AGREEMENT

SWISS RE FINANCIAL PRODUCTS CORPORATION
55 East 52nd Street
New York, New York 10055
Fax: (212) 317-5335/Phone: (212) 317-5161/5433

28 July 2006

HSBC Bank USA, National Association, not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation,
Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2

Our Reference Number: 1025368

Dear Sir/Madam

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "Party A" means Swiss Re Financial Products Corporation and "Counterparty" means HSBC Bank USA, National Association, not individually, but solely as Trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2.

1.            The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 ISDA Definitions.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 28 July 2006 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such Agreement.

Party A represents that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other, and Counterparty represents that it has been directed to enter into this Transaction.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:
For each Calculation Period, the lesser of (i) the aggregate Certificate Principal Balance of the Group V Senior Certificates and the Group V Mezzanine Certificates immediately preceding the related Distribution Date and (ii) the Notional Amount for such Calculation Period as set forth in Schedule A attached hereto.

Trade Date:	July 20, 2006

Effective Date:	July 31, 2006

Termination Date:
August 25, 2011; subject to adjustment in accordance with the Following Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer
Period End Dates:	The 25th day of each month, commencing on August 25, 2006, with No Adjustment.

Fixed Rate Payer
Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one Business Day preceding each Fixed Rate Payer Period End Date.

Fixed Rate	5.545 per cent

Fixed Rate
Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Payment Dates:	The 25th day of each month, commencing on August 25, 2006, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one Business Day preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Floating Rate
Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Calculation Agent:                                                                          Party A

Business Days:                                                                                New York

Account Details:

Payments to Party A:                              JPMorgan Chase Bank
SWIFT: CHASUS33
Account of: Swiss Re Financial Products
Account No.: 066-911184

Payments to Counterparty:                    Wells Fargo Bank, N.A.
ABA# 121-000-248
Acct# 3970771416
Acct. Name: SAS Clearing
FFC: NAAC 2006-AF2, Supplemental Interest Trust Account, Account # 50937201

SCHEDULE A to the Confirmation dated as of July 28, 2006
Re: Reference Number 1025368

Between Swiss Re Financial Products Corporation and HSBC Bank USA, National Association, not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2.

Amortization Schedule, Floating Rate Payer Period End Dates shall be subject to adjustment in accordance with the Following Business Day Convention and Fixed Rate Payer Period End Dates will use No Adjustment.

From and including:	To but excluding:	Notional Amount (USD):
Effective Date	8/25/2006	198,311,000
8/25/2006	9/25/2006	192,106,430
9/25/2006	10/25/2006	184,474,633
10/25/2006	11/25/2006	178,996,296
11/25/2006	12/25/2006	173,678,765
12/25/2006	1/25/2007	168,517,322
1/25/2007	2/25/2007	163,507,388
2/25/2007	3/25/2007	158,644,518
3/25/2007	4/25/2007	153,924,398
4/25/2007	5/25/2007	149,342,838
5/25/2007	6/25/2007	144,895,774
6/25/2007	7/25/2007	140,579,260
7/25/2007	8/25/2007	136,389,465
8/25/2007	9/25/2007	132,322,671
9/25/2007	10/25/2007	128,375,269
10/25/2007	11/25/2007	124,543,757
11/25/2007	12/25/2007	120,824,733
12/25/2007	1/25/2008	117,214,897
1/25/2008	2/25/2008	113,364,626
2/25/2008	3/25/2008	108,845,783
3/25/2008	4/25/2008	99,771,494
4/25/2008	5/25/2008	61,374,026
5/25/2008	6/25/2008	59,508,945
6/25/2008	7/25/2008	57,637,639
7/25/2008	8/25/2008	55,506,022
8/25/2008	9/25/2008	53,813,326
9/25/2008	10/25/2008	52,170,372
10/25/2008	11/25/2008	50,575,700
11/25/2008	12/25/2008	48,818,187
12/25/2008	1/25/2009	47,322,009
1/25/2009	2/25/2009	45,869,802
2/25/2009	3/25/2009	44,140,793
3/25/2009	4/25/2009	40,905,763
4/25/2009	5/25/2009	39,642,160
5/25/2009	6/25/2009	37,200,549
6/25/2009	7/25/2009	36,046,204
7/25/2009	8/25/2009	34,925,784
8/25/2009	9/25/2009	34,925,784
9/25/2009	10/25/2009	34,110,813
10/25/2009	11/25/2009	33,092,591
11/25/2009	12/25/2009	32,098,198
12/25/2009	1/25/2010	31,133,034
1/25/2010	2/25/2010	30,196,239
2/25/2010	3/25/2010	29,286,981
3/25/2010	4/25/2010	28,404,450
4/25/2010	5/25/2010	27,547,862
5/25/2010	6/25/2010	26,716,456
6/25/2010	7/25/2010	25,909,490
7/25/2010	8/25/2010	25,126,248
8/25/2010	9/25/2010	24,366,032
9/25/2010	10/25/2010	23,628,167
10/25/2010	11/25/2010	22,911,995
11/25/2010	12/25/2010	22,216,880
12/25/2010	1/25/2011	21,542,203
1/25/2011	2/25/2011	20,846,685
2/25/2011	3/25/2011	20,212,333
3/25/2011	4/25/2011	14,864,897
4/25/2011	5/25/2011	2,939,887
5/25/2011	6/25/2011	2,493,649
6/25/2011	7/25/2011	2,199,900
7/25/2011	Termination Date	2,114,904

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Swiss Re Financial Products Corporation
Accepted and confirmed as of the date first written:

HSBC Bank USA, National Association, not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2

By:	By:
Name:	Name:
Title:	Title:

(Multicurrency—Cross Border)
ISDA®
International Swap and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of July 28, 2006

SWISS RE FINANCIAL PRODUCTS CORPORATION	and
HSBC Bank USA, National Association, not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2

…………………………………………………...………		…………………………………………………...………
("Party A")		("Party B")

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)      Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)      Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap and Derivatives Association, Inc.

(b)     Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i)      Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)      Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or  conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)      Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)      Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)     Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)      Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)      Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)      Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)    Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a)    Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)  Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)      Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a)   Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)   Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)   Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)   Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)   Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)    No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a)   Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient's answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of  the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or reenactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party's head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined;

and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in  this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a) (iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

SWISS RE FINANCIAL PRODUCTS CORPORATION
HSBC Bank USA, National Association, not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2

By:		By:
Name:		Name:
Title: Date:	July 28, 2006	Title: Date:	July 28, 2006

ISDA®
International Swaps and Derivatives Association, Inc.

SCHEDULE
to the
Master Agreement

dated as of July 28, 2006,

between SWISS RE FINANCIAL PRODUCTS CORPORATION ("SRFP") and HSBC Bank USA, National Association, not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2 ("Counterparty")

Part 1. Termination Provisions

(a) "Specified Entity" means in relation to SRFP for the purpose of:

Section 5(a)(v),	None,
Section 5(a)(vi),	None,
Section 5(a)(vii),	None,
Section 5(b)(iv),	None,

and in relation to Counterparty for the purpose of:

Section 5(a)(v),	None,
Section 5(a)(vi),	None,
Section 5(a)(vii),	None,
Section 5(b)(iv),	None.

(b)  “Specified Transaction” will not be applicable to SRFP and Counterparty.

(c)  The “Breach of Agreement” provisions of Section 5(a)(ii) of the Agreement will be inapplicable to SRFP and Counterparty.

(d)      The “Credit Support Default” provisions of Section 5(a)(iii) of the Agreement will be inapplicable to SRFP and Counterparty.

(e)   The “Misrepresentation” provisions of Section 5(a)(iv) of the Agreement will be inapplicable to SRFP and Counterparty.

(f)   The “Default Under Specified Transaction” provisions of Section 5(a)(v) of the Agreement will be inapplicable to SRFP and Counterparty.

(g)       The “Bankruptcy” provision of Section 5(a)(vii)(2) of the Agreement will be inapplicable to Counterparty.

(h)      The “Merger Without Assumption” provision of Section 5(a)(viii) will be inapplicable to Counterparty.

(i)        The "Cross Default" provisions of Section 5(a)(vi) of this Agreement will be inapplicable to SRFP and Counterparty.

(j)        The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of this Agreement will be inapplicable to SRFP and Counterparty.

(k)       The "Automatic Early Termination" provisions of Section 6(a) of this Agreement will be inapplicable to SRFP and Counterparty.

(l)        Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)  Market Quotation will apply.
(ii)  The Second Method will apply.

(m)     "Termination Currency" means U.S. Dollars.

(n)      Additional Termination Event will apply. An Additional Termination Event will occur upon the occurrence of any of the following events:

(i)
If a Rating Agency Trigger Event (as defined herein) has occurred and SRFP has not complied with Part 5, paragraph (10), an Additional Termination Event shall have occurred with respect to SRFP and SRFP shall be the sole Affected Party with respect to such Additional Termination Event;

(ii)
The Trust Fund is terminated pursuant to the Pooling and Servicing Agreement (other than in accordance with clause (iii) below) and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event provided, however, that notwithstanding Section 6(b)(iv) of the Agreement, only Counterparty shall have the right to designate an Early Termination Date in respect of this Additional Termination Event;

(iii)
If, at any time, the Master Servicer purchases the Mortgage Loans and related REO Properties pursuant to Section 10.01 of the Pooling and Servicing Agreement (defined below) (an “Optional Termination”), an Additional Termination Event shall have occurred with respect to Counterparty and each of SRFP and Counterparty shall be an Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of the Agreement, only Counterparty shall have the right to designate an Early Termination Date in respect of this Additional Termination Event. If such an Additional Termination Event occurs then the definition of Notional Amount in the Confirmation shall be deleted in its entirety and replaced with the following:   “With respect to each Calculation Period the Notional Amount as set forth in Appendix A attached hereto multiplied by a factor. The factor will be set at the time of the Optional Termination to be the quotient of (i) the Notional Amount immediately prior to the Optional Termination divided by (ii) the Notional Amount set forth in Appendix A for the period immediately prior to the Optional Termination.”;

(iv) The Pooling and Servicing Agreement is amended or modified in a manner which would have a material adverse effect on SFRP without the prior written consent of SRFP (such consent not to be unreasonably withheld), where such consent is required under the terms of the Pooling and Servicing Agreement (defined below). Counterparty shall be the sole Affected Party with respect to such Additional Termination Event; or

(v)
If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(15) below) SRFP has not, within 10 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5(15) below, then an Additional Termination Event shall have occurred with respect to SRFP and SRFP shall be the sole Affected Party with respect to such Additional Termination Event.

Part 2. Tax Representations

(a) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, SRFP and Counterparty will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, SRFP and Counterparty make the representations specified below, if any:

(i) SRFP represents that it is a corporation organized under the laws of the State of Delaware, and

(ii) Counterparty represents that it is the trustee and a national banking association organized under the laws of the United States.

Part 3. Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

(a) Tax forms

Counterparty	IRS Form W-9 (or any successors thereto); each completed in a manner reasonably satisfactory to SRFP.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by SRFP; and (iii) promptly upon learning that any Form W-9 (or any successor thereto) previously provided by Counterparty has become obsolete or incorrect.
N/A
SRFP	IRS Form W-9 (or any successors thereto); each completed in a manner reasonably satisfactory to Counterparty.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any Form W-9 (or any successor thereto) previously provided by SRFP has become obsolete or incorrect.
N/A

(b) Other documents

SRFP

A copy of the financial statements of the Credit Support Provider containing the consolidated financial statements certified by independent certified public accountants and prepared in accordance with accounting principles that are generally accepted in the United States of America.
		As soon as practicable after execution of this Agreement and thereafter on request.	No
SRFP

Evidence of (i) the authority of SRFP and its Credit Support Provider, as applicable, to enter into this Agreement and supplemental Confirmations and the Credit Support Document specified in Part 4, Section (f) of this Schedule, as the case may be, and (ii) the authority and signature specimens of persons authorised to sign on behalf of SRFP and its Credit Support Provider, as applicable, reasonably satisfactory to the other party.
		As soon as practicable after execution of this Agreement or execution of a Confirmation of a Transaction, as applicable.	Yes
Counterparty

Evidence of (i) the authority of Counterparty to enter into this Agreement and supplemental Confirmations and (ii) the authority and signature specimens of persons authorised to sign on behalf of Counterparty reasonably satisfactory to the other party.
		Upon execution of this Agreement.	Yes
SRFP	A duly executed copy of the Credit Support Document specified in Part 4, Section (f) of this Schedule to be delivered by SRFP.	As soon as practicable after execution of this Agreement.	No
SRFP	An opinion of SRFP’s counsel addressed to Counterparty in form and substance reasonably acceptable to Counterparty.	Closing Date.	No
Counterparty	An opinion of Counterparty’s counsel addressed to SRFP in form and substance reasonably acceptable to SRFP.	Closing Date.	No
Counterparty	The Pooling and Servicing Agreement	Closing Date.	Yes

Part 4. Miscellaneous

(a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to SRFP:

(1)	Address for notices or communications to SRFP (other than by facsimile) :

Address:	55 East 52nd Street	Attention:	(1) Head of Operations;
	New York, New York		(2) Legal Department
10055

(2)	For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):

Facsimile No.:	(212) 317-5335
Attention	Operations

With copy to:

Facsimile No.:	(212) 317-5475
Attention:	Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form: (212) 317-5161

Address for notices or communications to Counterparty:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: NAAC 2006 AF2, Corporate Trust - Susie Moy
Phone No: (212) 525-1501
Facsimile No: (212) 525-1300

With copy to:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: NAAC 2006-AF2
Fax: (410) 715-2380

(b) Process Agent. For the purpose of Section 13(c) of this Agreement,

SRFP appoints as its Process Agent: None.

Counterparty appoints as its Process Agent: None.

(c) Offices. With respect to SRFP, the provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

SRFP is not a Multibranch Party; and

Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent shall be SRFP.

(f) Credit Support Document. Details of any Credit Support Document:

(i)	in the case of SRFP, Guaranty of Swiss Re dated as of the date hereof, in the form annexed hereto as Exhibit A.

(ii)	in the case of Counterparty, the Pooling and Servicing Agreement.

(g) Credit Support Provider. "Credit Support Provider" shall mean, in respect of SRFP, Swiss Re, and, in respect of Counterparty, None.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine, other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply, unless otherwise stated in any Confirmation for a Transaction.

(j) "Affiliate", with respect to SRFP, shall have the meaning specified in Section 14 of this Agreement, and with respect to Counterparty shall mean: None.

(k) Jurisdiction. Section 13(b) of this Agreement is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

Part 5. Other Provisions

1.	Definitions

This Agreement, including each Confirmation and each Swap Transaction, is subject to the 2000 ISDA Definitions, as amended, supplemented, updated, and superseded from time to time (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will be governed in all respects by the Definitions (except that references to "Swap Transactions" shall be deemed to be references to "Transactions"). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail (and, in the event of any inconsistency between any Confirmation and the Definitions, the Confirmation will control). Any reference in a Confirmation to any Definitions which are amended or supplemented in this Schedule shall be deemed to be a reference to such Definitions as so amended or supplemented, unless the Confirmation states, by specific reference to any such amendment or supplement, that such amendment or supplement will not apply in respect of the Transaction to which such Confirmation relates. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2006, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as seller (in such capacity, the “Sponsor”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), GMAC Mortgage Corporation, as servicer (the “Servicer”) and HSBC Bank, USA, National Association, not in its individual capacity, but solely as trustee (the “Trustee”).

2.	Set-Off

Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

3.	Consent to Recording

Each party (a) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential Transaction between the parties and (b) agrees to obtain any necessary consent of, and give notice of such recording to, its personnel.

4.	Additional Representations and Agreements

Each party represents to the other party (which representations shall be deemed repeated by each party on each date on which a Transaction is entered into and shall be representations for all purposes of this Agreement including, without limitation, Sections 3, 4, and 5(a)(iv) hereof):

(i)	No Agency. It is entering into this Agreement and each Transaction as principal and not as agent of any person nor in any other capacity, fiduciary or otherwise;

(ii) (a) Non-Reliance. In the case of SFRP, it is acting for its own account and in the case of the Counterparty, it is acting as trustee on behalf of the Supplemental Interest Trust. In the case of SFRP, it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary and in the case of the Counterparty, it has entered into this Transaction pursuant to the terms of the Pooling and Servicing Agreement and at the direction of the Issuer. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.,

(b)  Assessment and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder, and

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction;

(iii) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended;

(iv) Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

5.	Waiver of Jury Trial

Each party hereby irrevocably waives its right to jury trial with respect to any obligation arising under, or in connection with, this Agreement.

6.	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction in respect of any Transaction shall, as to such Transaction, be ineffective to the extent of such prohibition or unenforceability but without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction or in respect of any other Transaction, unless such severance shall substantially impair the benefits of the remaining portions of this Agreement to, or changes the reciprocal obligations of, either of the parties. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

7.	Non-Recourse; Priority of Payments

Notwithstanding any provision herein or in the Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Swap Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the proceeds thereof, any claims against or obligations of Counterparty under the Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The trustee shall not have liability for any failure or delay in making a payment hereunder to SRFP due to any failure or delay in receiving the amount in the Swap Account from the Supplemental Interest Trust.

SRFP hereby agrees that, notwithstanding any provision of this agreement to the contrary, Counterparty’s obligations to pay any amounts owing under this Agreement shall be subject to Section 5.04 of the Pooling and Servicing Agreement and SRFP’s right to receive payment of such amounts shall be subject to Section 5.04 of the Pooling and Servicing Agreement.

This provision shall survive the termination of this Agreement.

8.	Proceedings

SRFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Counterparty, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, before a period of one year and one day (or, if longer, any applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the termination of this Agreement.

9.	Transfer, Amendment and Assignment.

No transfer, amendment, waiver, supplement, assignment or other modification of this Agreement shall be permitted by either party unless each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”, each a “Rating Agency”) has been provided notice of the same and each of S&P, DBRS, Fitch and Moody’s confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Certificates.

10.	Downgrade

If a Rating Agency Trigger Event occurs, then, within 30 days after the occurrence of such Rating Agency Trigger Event (unless, within such 30 days SRFP shall obtain written acknowledgment from each Rating Agency then providing a rating for the Certificates that the then-current ratings of the Certificates will not be downgraded, withdrawn or put on watch for downgrade notwithstanding the Rating Agency Trigger Event), SRFP shall, at its own expense and subject to the Rating Agency Condition, either (i) cause another entity that meets or exceeds the Approved Rating Thresholds to replace SRFP as party to this Agreement on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of, another person with the Approved Rating Thresholds, to honor SRFP’s obligations under this Agreement or (iii) post collateral according to the terms of an ISDA 1994 New York Law Credit Support Annex.

If a Replacement Event occurs, then, within 10 days after the occurrence of such Replacement Event, SRFP shall, at its own expense and subject to the Rating Agency Condition, either (i) cause another entity that meets or exceeds the Approved Rating Thresholds to replace SRFP as party to this Agreement on terms substantially similar to this Agreement, or (ii) obtain a guaranty of, or a contingent agreement of, another person with the Approved Rating Thresholds, to honor SRFP’s obligations under this Agreement.

A “Rating Agency Trigger Event” shall occur if (i) for so long as the Certificates are rated by S&P, the short-term rating of SRFP or its Credit Support Provider is below, or is downgraded below, “A-1” by S&P, or (ii) for so long as the Certificates are rated by Moody’s, the short-term rating of SRFP or its Credit Support Provider is withdrawn or downgraded below “P-1” by Moody’s (or, if SRFP or its Credit Support Provider do not have a short-term rating by Moody’s, the long-term rating of such entity is withdrawn or downgraded below “Aa3” by Moody’s). The lowest ratings which will not result in a Rating Agency Trigger Event shall constitute the “Approved Ratings Thresholds.”

A “Replacement Event” shall occur if, for so long as the Certificates are rated by S&P, the long-term rating of SRFP or its Credit Support Provider is below, or is withdrawn or downgraded below, “BBB-” by S&P.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act has consulted with any of the Rating Agencies then providing a rating of the Certificates and received a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

11.	Limitation of Liability

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”), not in its individual capacity or personally, but solely as the trustee on behalf of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement (b) the representations, undertakings and agreements herein made on the part of the Counterparty are made and intended not as personal representations, undertakings and agreements by HSBC but are made and intended for the purpose of binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on HSBC, in its individual capacity or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties, (d) under no circumstances shall HSBC be personally liable for the payment of any indebtedness or expenses of the Counterparty (including, but not limited to the Fixed Rate Payment) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement, and (e) the parties hereto acknowledge and agree that the Securities Administrator may act for Counterparty hereunder.

12.	Regarding Party SRFP

Counterparty acknowledges and agrees that SRFP has had and will have no involvement in and, accordingly SRFP accepts no responsibility for: (i) the establishment, structure, or choice of assets of Counterparty; (ii) the selection of any person performing services for or acting on behalf of Counterparty; (iii) the selection of SRFP as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Trust Agreement, or any other agreements or documents used by Counterparty or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Counterparty, including the furnishing of any information to Counterparty which is not specifically required under this Agreement; or (vii) any other aspect of Counterparty’s existence.

13.	Failure to Pay or Deliver

The word “third” shall be replaced by the word “first” in the third line of Section 5(a)(i) of the Agreement.

14.	Deduction or Withholding for Tax

The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the Agreement shall not apply to Counterparty and Counterparty shall not be required to pay any additional amounts referred to therein.

15. Compliance with Regulation AB

(i) SRFP agrees and acknowledges that Nomura Asset Acceptance Corporation (“Nomura”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding SRFP or its group of affiliated entities, if applicable, depending on the aggregate “significant percentage” of this Agreement and any other derivative contracts between SRFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, Nomura requests from SRFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Nomura, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, SRFP, at its own expense, shall (1)(a) either (i) provide to Nomura the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to Nomura to incorporation by reference of such current Swap Financial Disclosure as is filed with the Securities and Exchange Commission in the Exchange Act Reports of Nomura, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of Nomura of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to Nomura any updated Swap Financial Disclosure with respect to SRFP or any entity that consolidates SRFP within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity to replace SRFP as party to this Agreement on terms substantially similar to this Agreement which entity (or a guarantor therefore) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (3) obtain a guaranty of the SRFP’s obligations under this Agreement from an affiliate of the SRFP, subject to the Rating Agency Condition, that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv) SRFP and the primary obligor under any Credit Support Document agree that, in the event that SRFP provides Swap Financial Disclosure to Nomura in accordance with Part 5(15)(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to Nomura in accordance with Part 5(15)(iii)(c), SRFP and such primary obligor will indemnify and hold harmless Nomura, its respective directors or officers and any person controlling Nomura, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact, when considered in conjunction with any other information regarding Party A or the derivative instrument being written by Party A in the free writing prospectus or the final prospectus supplement for Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

16. Third Party Beneficiary. Nomura shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Nomura’s rights explicitly specified herein.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

SWISS RE FINANCIAL PRODUCTS CORPORATION
HSBC Bank USA, National Association, not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2

By:	By:
Name:	Name:
Title:	Title:

Exhibit A

GUARANTY

To: HSBC Bank USA, National Association (the “Beneficiary”), not individually, but solely as trustee on behalf of the Supplemental Interest Trust with respect to Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2 (the “Rated Security”)

1. The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely and unconditionally guarantees the prompt payment as and when due of all obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation ("THE GUARANTEED SUBSIDIARY") under, in connection with or ancillary to an ISDA Master Agreement dated as of July 28, 2006 between the Beneficiary and the Guaranteed Subsidiary as amended or restated from time to time (the “Agreements”) which support the issuance of the Rated Security. In this Guarantee these obligations are referred to as the “Guaranteed Obligations”. This Guarantee is given solely for the benefit of, and is enforceable only by, the Beneficiary or any trustee as assignee of the Beneficiary to which this Guarantee has been validly assigned in accordance with applicable law and who is acting as trustee for the investors in the Rated Securities.

2. This Guarantee constitutes a Guarantee of payment and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may at the Beneficiary’s option be made in writing addressed to the Chief Financial Officer of the Guarantor. This Guarantee is not however dependent in any way on the manner of the demand for payment. Delay in making a claim will not affect the Guarantor’s obligations under this Guarantee unless the relevant legal limitation period has expired.

3. This Guarantee constitutes, and is intended by the Guarantor to constitute, an unlimited non-accessory undertaking („unbeschr’nkte, nicht akzessorische Verpflichtung“) within the meaning of Article 111 of the Swiss Code of Obligations (‚CO‘) and is not a mere surety („Bürgschaft“) within the meaning of Article 492 et seq of the CO.

4. Notwithstanding any reference to the obligations of THE GUARANTEED SUBSIDIARY, the Guarantor’s obligations under this Guarantee are its absolute and independent obligations as a primary obligor. Payment of a claim hereunder is required as soon as the Guaranteed Obligations are due and payable.

5. To the extent that any event or circumstance would give rise to any legal or equitable discharge, defence or other rights of the Guarantor under this Guarantee, but which event or circumstance would not give rise to any discharge, defence or other rights of THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby fully waives, subject to paragraph 7 below, such discharge, defence, or other rights and the Guarantor’s liability hereunder shall continue as if such event or circumstance had not arisen.

6. The Guarantor further agrees, subject to paragraph 7 below, that to the extent that any event or circumstance gives rise to any legal or equitable discharge, defence or other rights available to both the Guarantor under the Guarantee and THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby agrees to waive such discharge, defense or other rights against the Beneficiary, until such time as all the Guaranteed Obligations in relation to the same event or circumstance have been fully met as required to protect investors in the Rated Securities.

7. Notwithstanding any other provision of this Guarantee, the Guarantor will have the right, prior to making any payment under this Guarantee, to (a) assert such rights of offset as are set forth in the Agreements to the extent that such rights relate to amounts due and payable by the Beneficiary to THE GUARANTEED SUBSIDIARY and not to amounts which are subject to dispute; and (b) defend manifestly fraudulent claims under this Guarantee made by the Beneficiary.

8. This Guarantee will continue in full force and effect in relation to all Guaranteed Obligations until all the Guaranteed Obligations have been satisfied in full. For the avoidance of doubt, all Guaranteed Obligations entered into by THE GUARANTEED SUBSIDIARY during the term of this Guarantee shall be honoured in accordance with this Guarantee and shall be binding on the Guarantor and its successors and assigns. This Guarantee may be amended only as necessary to reflect changes to the Guaranteed Obligations which are validly agreed to by the Beneficiary (or the trustee as assignee of the Beneficiary) in accordance with the terms of the Rated Securities, including any requirement to obtain the consent of some or all of the investors in the Rated Securities.

9. If any payment by THE GUARANTEED SUBSIDIARY is avoided, recaptured or reduced as a result of insolvency or any similar event affecting creditors rights generally having occurred in respect of THE GUARANTEED SUBSIDIARY, the Guarantor‘s liability under this Guarantee shall continue as if the avoided, recaptured or reduced payment had not occurred.

10. Upon payment by the Guarantor to the Beneficiary of any amount due under this Guarantee, the Guarantor shall be entitled to require the assignment to it of the rights of the Beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the Beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably require to implement such assignment. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment and assignment unless and until all the Guaranteed Obligations to the Beneficiary shall have been paid in full.

11. This Guarantee is governed and will be construed in accordance with Swiss law. The exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its name as of the 28th day of July, 2006.

                        SWISS REINSURANCE COMPANY

EXHIBIT Q

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of July 28, 2006 (the “Closing Date”), among Nomura Credit & Capital, Inc., having an address at 2 World Financial Center, Building B, 21st Floor, New York, New York 10281 (the “Assignor”), Nomura Asset Acceptance Corporation, having an address at 2 World Financial Center, Building B, 21st Floor, New York, New York 10281 (the “Assignee”) and Wachovia Mortgage Corporation, having an address at 401 S. Tryon Street, 22nd Floor, Charlotte, North Carolina 28202 (the “Servicer” or the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans identified on the schedule annexed hereto as Attachment 1-A (the “Group II-IV Assigned Loans”) and Attachment 1-B (the “Group V Assigned Loans” and together with the Group II-IV Assigned Loans, the “Assigned Loans”), which are now serviced by the Servicer on behalf of the Assignor and its successors and assigns pursuant to the Seller’s Purchase, Warranties and Servicing Agreement, dated as of March 1, 2006, between the Assignor and the Servicer (the “Servicing Agreement”) and attached hereto as Attachment 2, shall be sold by the Assignor to the Assignee pursuant to the Mortgage Loan Purchase Agreement, dated as of July 1, 2006 (the “MLPA”), between the Assignor and the Assignee and subject to the terms of this AAR Agreement. The Assignee intends to transfer all right, title and interest in and to the Assigned Loans and the Servicing Agreement to HSBC Bank USA, National Association, as trustee (the “Trustee”) for the holders of Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2 Mortgage Pass-Through Certificates (the “Certificateholders”) pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling and Servicing Agreement”) among the Assignee, as depositor, the Trustee, GMAC Mortgage Corporation as a servicer and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

1.  Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under the Servicing Agreement as it relates to the Assigned Loans. Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under the Servicing Agreement, as it relates to any mortgage loans other than the Assigned Loans. The Assignor reserves the right to enforce the representations and warranties, indemnification and other remedies contained in Sections 3.01, 3.02, 3.03 and 3.04 of the Servicing Agreement against the Servicer for any events or circumstances occuring prior to the Closing Date.

Representations, Warranties and Covenants

2.  Assignor warrants and represents to Assignee and Servicer as of the Closing Date:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which, except as set forth herein, have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests and rights under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee under the MLPA, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests and rights under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)  Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to sell, transfer and assign the Assigned Loans;

(d)  Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or bylaws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Servicer, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(e)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby.

3.  Assignee warrants and represents to, and covenants with, Assignor and Servicer as of the Closing Date:

(a)  Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)  Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and the Servicer, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)  Assignee agrees to be bound by all of the terms, covenants and conditions of the Servicing Agreement, as modified by this AAR Agreement, with respect to the Assigned Loans.

4.  The Servicer warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the Closing Date and the provisions of which, except as set forth herein, have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  The Servicer is duly organized, validly existing and in good standing under the laws of the United States of America, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement, as modified by this AAR Agreement;

(c)  The Servicer has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Servicer’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject. The execution, delivery and performance by the Servicer of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Servicer. This AAR Agreement has been duly executed and delivered by the Servicer, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Servicer in connection with the execution, delivery or performance by the Servicer of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(e)  The Servicer shall service the Assigned Loans in accordance with the terms and provisions of the Servicing Agreement, as modified by this AAR Agreement. The Servicer shall establish a Custodial Account and an Escrow Account under the Servicing Agreement with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor, and shall remit collections received on the Assigned Loans to the appropriate account as required by the Servicing Agreement. The Custodial Account and the Escrow Account each shall be entitled “Wachovia Mortgage Corporation, as Servicer for HSBC Bank USA, National Association as Trustee, in trust for the registered holders of Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2” and each shall be established and maintained as an Eligible Account. Any funds held in a Custodial Account are and shall remain uninvested.

Recognition of Assignee.

5.  From and after the date hereof, Servicer shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement, as modified by this AAR Agreement, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Internal Revenue Code of 1986 (the “Code”) and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Servicer and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Servicer nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Master Servicer and Trustee.

6.  The Servicer hereby acknowledges that the Master Servicer, acting pursuant to the terms of the Pooling and Servicing Agreement, has the right to enforce all obligations of the Servicer, as they relate to the Assigned Loans, under the Servicing Agreement. Such right will include, without limitation, the right to indemnification, the right to terminate the Servicer under the Servicing Agreement upon the occurrence of an Event of Default thereunder and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer under the Servicing Agreement. In addition, any notice required to be given by the “Purchaser” pursuant to Section 8.01 of the Servicing Agreement shall be given by the Master Servicer or the Trustee. The Servicer further acknowledges that pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer is required to monitor the performance of the Servicer under the Servicing Agreement. The Master Servicer shall have the right to receive all remittances required to be made by the Servicer under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Servicing Agreement, the right to examine the books and records of the Servicer under the Servicing Agreement and the right to indemnification under the Servicing Agreement. In addition, if the Servicer shall fail to remit any payment pursuant to the Servicing Agreement, the Master Servicer shall notify the Trustee and the Servicer of such failure as set forth in Section 8.01 of the Servicing Agreement. The Servicer hereby agrees to make all remittances required under the Servicing Agreement to the Master Servicer for the benefit of the Certificateholders in accordance with the following wire instructions:

Wells Fargo Bank, N.A.
ABA: 121000248
Acct #: 3970771416
Acct Name: SAS Clearing
For Further Credit to: NAAC 2006-AF2 Account #50937200

7.  Pursuant to Section 10.01(b) of the Servicing Agreement, the Servicer hereby makes the representations and warranties set forth in Section 3.01 of the Servicing Agreement as of July 28, 2006.

8.  In the event that the Assignor substitutes any Deleted Mortgage Loans with any Qualified Substitute Mortgage Loans in the manner set forth in the Pooling and Servicing Agreement, the Assignor shall determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate purchase price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, (x) the scheduled principal balance thereof as of the date of substitution, together with one month’s interest on such scheduled principal balance at the applicable Mortgage Interest Rate (minus the Administration Fee Rate (as defined below)), plus (y) all outstanding Monthly Advances and Servicing Advances (including nonrecoverable Monthly Advances and nonrecoverable Servicing Advances) related thereto; provided, however, if the Servicer repurchases the Deleted Mortgage Loan, the amounts set forth in clause (y) shall not be included in the calculation of the Substitution Shortfall Amount. On the date of such substitution, the Assignor will deliver or cause to be delivered to the Servicer for deposit in the Custodial Account an amount equal to the Substitution Shortfall Amount, if any, and the Servicer shall acknowledge in writing (or electronic format) to the Trustee that it has received such Substitution Shortfall Amount from the Assignor. The Servicer shall remit such Substitution Shortfall Amount to the Securities Administrator on the next succeeding Servicer Remittance Date. As used in this Section, the “Administration Fee Rate” means the sum of the rates used to calculate the fees payable to the Servicer and the credit risk manager under the Pooling and Servicing Agreement.

Modification of the Servicing Agreement

9.  The Servicer and Assignor hereby amend the Servicing Agreement with respect to the Assigned Loans as follows:

(a)  The following definitions are added to Article I of the Servicing Agreement:

“Authorized Servicer Representative”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the Servicer on the closing date of any securitization transaction, as such list may from time to time be amended.

“Certificate”: Any one of the certificates of any class executed and authenticated by the Securities Administrator and issued in connection with the NAAC 2006-AF2 transaction.

“Commission”: The United States Securities and Exchange Commission.

“Depositor”: Nomura Asset Acceptance Corporation.”

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2006.

“Master Servicer”: Wells Fargo Bank, National Association or any successor thereto.”

“Nonrecoverable Advance”: With respect to any Mortgage Loan, any portion of a Monthly Advance or Servicing Advance previously made or proposed to be made by the Seller pursuant to this Agreement that, in the good faith judgment of the Seller, will not or, in the case of a proposed Monthly Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

“Prepayment Period”: With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

“Securities Administrator”: Wells Fargo Bank, National Association or any successor thereto.

“Sponsor”: Nomura Credit and Capital, Inc.

“Trust”: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2.

“Trustee”: HSBC Bank USA, National Association a national banking association, or its successor in interest, or any successor trustee.

(b)  The definition of “Business Day” in Article I of the Servicing Agreement is modified by replacing clause (ii) with the following:

“(ii) a day on which banking institutions in the State of New York, the State of Maryland, the State of Iowa, the State of California, the State of Minnesota, the State of North Carolina and the State in which any Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.”

(c)  The definition of “Eligible Account” in Article I of the Servicing Agreement is deleted in its entirety and replaced with the following:

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Securities Administrator.

(d)  The definition of “Eligible Institution” in Article I of the Servicing Agreement is deleted in its entirety.

(e)  The definition of “Eligible Investment” in Article I of the Servicing Agreement is deleted in its entirety and replaced with the following:

At any time, any one or more of the following obligations and securities:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency that rates such securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee or the Master Servicer in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)  units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate of either, having a rating by S&P of AAAm-G or AAAm, if rated by Moody’s, rated Aaa, Aa1 or Aa2, and if rated by Fitch, F1, F2 or F3;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

(f)  The definition of “Officer’s Certificate” in Article I of the Servicing Agreement is modified by adding “(i)” at the beginning thereof and the following after the word “Agreement”:

“, or (ii) if provided for in this Agreement, signed by an Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by this Agreement.”

(g)  The definition of “Opinion of Counsel” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Company, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of independent counsel.

(h)  The definition of “Rating Agency” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Rating Agencies”: Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee.”

(i)  The definition of “Remittance Date” is deleted in its entirety and replaced with the following:

“Remittance Date”: The 18th day of each month, or if such day is not a Business Day, the Business Day immediately preceding such 18th day of the month.

(j)  The definition of “Servicing Fee Rate” shall be deleted in its entirety and replaced with the following:

“Servicing Fee Rate”: 0.375% per annum.

(k)  The first sentence of the third paragraph of Section 4.01 of the Servicing Agreement is modified by inserting the phrase “, other than Servicing Advances,” immediately after the words “any future advances”.

(l)  Section 4.04(i) of the Servicing Agreement is amended by adding “in full and in part collected during the related Prepayment Period” after “including Principal Prepayments”.

(m)  Section 4.04 of the Servicing Agreement is modified by deleting the following from the parenthetical in the last paragraph of such Section: “except that (A) any investment in the Eligible Institution with which the Custodial Account is maintained may mature on the Remittance Date and (B)”.

(n)  Section 4.05 of the Servicing Agreement is modified by deleting the word “and” at the end of clause (viii), deleting the “.” at the end of clause (ix) and adding “;” and adding the following clauses: “(x) to reimburse itself for any Monthly Advance or Servicing Advance previously made by it which the Seller has determined to be a Nonrecoverable Advance, as evidenced by the delivery to the Master Servicer of a certificate signed by an officer of the Seller”.

(o)  Section 4.13 of the Servicing Agreement is modified by deleting from the last paragraph of such Section, the first two sentences of such paragraph.

(p)  Article IV of the Servicing Agreement is modified by adding the following as a new Section 4.15 “Compliance with REMIC Provisions”:

“Section 4.15 Compliance with REMIC Provisions. Notwithstanding anything in this Agreement to the contrary, the Seller shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Seller, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) or (ii) cause the Trust to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

The Seller will not take any action that could result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) and the Seller shall not take cause the Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

The Seller shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in the REMIC. The Seller shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(q)  Section 5.01 of the Servicing Agreement is modified by changing each reference to “Custodial Account” to “related “Custodial Account”.

(r)  Section 5.01 of the Servicing Agreement is modified by deleting “following the Business Day” from the first sentence before “on which such payment was due” and deleting from the second sentence “second” after “the day following the”.

(s)  Section 5.02 of the Servicing Agreement is modified by deleting the first paragraph of such Section (including subsections (i) through (vi)) and replacing it with the following:

“The Seller shall furnish to the Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Seller’s assigned loan number order to document Mortgage Loan payment activity, defaulted loan activity and realized losses on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth (5th) Business Day of the following month in a format mutually agreed upon by both the Purchaser and the Seller and in hard copy, which report shall contain the information set forth in Exhibit G (or such other information as is mutually agreed upon by the Seller and the Purchaser).”

(t)  Section 6.07 of the Servicing Agreement is modified by adding to the first sentence “(including documentation relating to expenses contributing to a realized loss)” after “The Seller shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation”.

(u)  Section 7.01 of the Servicing Agreement is deleted in its entirety and replaced with the following:

“The Seller agrees to indemnify the Purchaser and the Master Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, “Damages”) that the Purchaser or the Master Servicer may sustain in any way related to the failure of the Seller to observe and perform its duties, obligations, covenants, and agreements and to service the Mortgage Loans in compliance with the terms of this Agreement or as a result of the breach of a representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement. The Seller hereunder shall immediately notify the Purchaser and the Master Servicer if a claim is made by a third party with respect to this Agreement or a Mortgage Loan, assume (with the consent of the Purchaser or the Master Servicer, as applicable) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser or the Master Servicer in respect of such claim. The Seller shall follow any written instructions received from the Purchaser or the Master Servicer in connection with such claim. The Purchaser or the Master Servicer shall promptly reimburse the Seller for all amounts advanced by it pursuant to the two preceding sentences solely from amounts on deposit in the related Custodial Account (as described below), except when the claim relates to the failure of the Seller to service and administer the Mortgage Loans in compliance with the terms of this Agreement, the failure of the Seller to perform its duties and obligations pursuant to this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the negligence, bad faith or willful misconduct of the Seller. The provisions of this Section 7.01 shall survive termination of this Agreement and transfer of the related servicing rights.”

(v)  The following shall be added as a new Section 11.20 to the Servicing Agreement:

“Section 11.20. Third Party Beneficiary. For purposes of this Agreement, any master servicer and trustee shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any master servicer or trustee, respectively, herein as if it were a direct party to this Agreement.

(w)  The Servicing Agreement is modified by adding a new Exhibit G, which shall include the information set forth on Attachment 3 hereto or in such other format mutually agreed upon by the Company and the Master Servicer.

(x)  Section 2.07(a) of the Regulation AB Addendum is modified by adding “(including, but not limited to, any Master Servicer)” after “each Person”.

(y)  Exhibit B of the Regulation AB Addendum is modified by adding “X” next to the following:

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

Miscellaneous

10.  All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)  In the case of Assignor,

Nomura Credit & Capital, Inc.
2 World Financial Center, Building B, 18th Floor
New York, New York 10281
Attn: Legal Department

(b)  In the case of Assignee,

Nomura Asset Acceptance Corporation
2 World Financial Center
Building B, 18th Floor
New York, New York 10281
Attention: Legal Department

(c)  In the case of Master Servicer,

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - NAAC 2006-AF2
Telecopier: (410) 715-2380

(d)  In the case of Servicer,

Wachovia Mortgage Corporation
401 S. Tryon St., 22nd Floor
Charlotte, NC 28202
Attn: Kendal Leeson
Ph: (704) 383-9909
Fax: (704) 383-8442

11.  Each party will pay any commissions, fees and expenses, including attorney’s fees, it has incurred in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

12.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement.

16.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

18.  For purposes of this AAR Agreement, the Trustee and the Master Servicer shall be considered third party beneficiaries to this Agreement entitled to all the rights and benefits accruing to the Trustee and the Master Servicer, as applicable, herein as if it were a direct party to this AAR Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

NOMURA CREDIT & CAPITAL, INC. Assignor

By:
Name:
Title:

NOMURA ASSET ACCEPTANCE CORPORATION Assignee

By:
Name:
Title:

WACHOVIA MORTGAGE CORPORATION Servicer

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:
HSBC BANK USA, NATIONAL ASSOCIATION
Trustee for the holders of the Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2 Mortgage Pass-Through Certificates

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO: WELLS FARGO BANK, N.A. Master Servicer

By:
Name:
Title:

[TPW: NYLEGAL:543456.3] 17718-00127 07/25/2006 10:17 AM

ATTACHMENT 1-A
GROUP II-IV ASSIGNED LOAN SCHEDULE

ATTACHMENT 1-B
GROUP V ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

SELLER’S WARRANTIES AND SERVICING AGREEMENT

ATTACHMENT 3

EXHIBIT G

STANDARD FILE LAYOUT- SCHEDULED/SCHEDULED

Exhibit 1: Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

STANDARD FILE LAYOUT- DELINQUENCY REPORTING

Exhibit 1: Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

• Mortgagor
• Tenant
• Unknown
• Vacant

The Property Condition field should show the last reported condition of the property as follows:

• Damaged
• Excellent
• Fair
• Gone
• Good
• Poor
• Special Hazard
• Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 3: Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
(j)

(k)  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:
1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

(l)              Credits:

14-21.        Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.             The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________
Phone: ______________________                    Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale     Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes      No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
Cash for Keys__________________________		________________
HOA/Condo Fees_______________________		________________
______________________________________		________________
______________________________________		________________
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance Proceeds	________________	(18)
HUD Part A		________________	(18a)
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT X-1
Standard File Layout - Master Servicing
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT X-2

Exhibit: Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT X-3

Exhibit : Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.             The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.             The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.             Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.        Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

Credits:

14-21. Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.          The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________

Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: ________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes  No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest